UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

HOWARD HUGHES HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Annual Meeting of Stockholders
Proxy  Statement

2026

9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380
Letter from Our Executive Chairman
Dear Shareholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Howard Hughes Holdings Inc., to be held at 9:00 a.m., Eastern Time, on Wednesday, September 30, 2026, at 787 7th Ave., Auditorium, New York, NY 10019. Enclosed you will find a notice setting forth the items that we expect to address during the meeting and a copy of our Proxy Statement.
I strongly encourage you to attend this year’s meeting in person. In addition to discussing the business of the meeting, CIO Ryan Israel, CEO David O’Reilly, Vantage Executive Chairman Marc Grandisson, and I will have an open microphone session to address all of your questions about the company, our strategic direction, and our plans as well as other relevant topics. I believe you will find it both a useful and interesting meeting.
If you choose to attend the meeting, preregistration is required. Preregistration information will be available shortly on the Howard Hughes website at https://investor.howardhughes.com/. The meeting is open to all, but priority will be given to our stockholders. Only stockholders of record as of August 17, 2026 will be entitled to vote at the meeting.
It is important that your shares be voted at the meeting in accordance with your preference. Your vote is important to us. Even if you do not plan to attend the meeting in person, we hope that your votes will be represented at the meeting by completing, signing, dating and returning your proxy card or voting by using the Internet or telephone voting procedures.
Sincerely,

William A. Ackman
Executive Chairman
August 19, 2026

9950 Woodloch Forest Drive, Suite 1100 The Woodlands, Texas 77380
Notice of 2026 Annual Meeting of Stockholders

Wednesday, September 30, 2026	9:00 a.m., Eastern Time	787 7th Ave., Auditorium New York, NY 10019
ITEMS OF BUSINESS
1	Election to our Board of Directors of the eleven director nominees named in the attached Proxy Statement for a one-year term
2	An advisory (non-binding) vote to approve executive compensation (Say-on-Pay)
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026
4	Transaction of such other business as may properly come before our 2026 Annual Meeting of Stockholders
RECORD DATE

The record date for the determination of the stockholders entitled to vote at our 2026 Annual Meeting of Stockholders, or any adjournments or postponements thereof, was the close of business on August 17, 2026.

Your vote is important to us. Please exercise your stockholder right to vote.
By Order of the Board of Directors,
David O’Reilly
Chief Executive Officer
August 19, 2026

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to Be Held on September 30, 2026

Our Proxy Statement, Annual Report to Stockholders and other materials are available on our website and at www.proxyvote.com

Proxy Summary
This summary highlights certain information from our Proxy Statement for the 2026 Annual Meeting of Stockholders. You should read the entire Proxy Statement carefully before voting.
2026 ANNUAL MEETING INFORMATION
Wednesday, September 30, 2026	9:00 a.m. Eastern Time
Record Date August 17, 2026	787 7th Ave., Auditorium New York, NY 10019
Admission:	Photo identification is required to attend the Annual Meeting. In addition, all attendees must pre-register with the Company in order to attend the Annual Meeting.
For additional information about our Annual Meeting, see “Questions and Answers Regarding This Proxy Statement and The Annual Meeting.”
MATTERS TO BE VOTED ON AT OUR 2026 ANNUAL MEETING
Proposal		Board Recommendation	Page
1	Election of directors	FOR each director nominee	37
2	Advisory (non-binding) vote to approve executive compensation	FOR	43
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2026	FOR	44

Proxy Statement for the 2026 Annual Meeting of Stockholders / 1

Proxy Summary
DIRECTOR NOMINEES
						Committee Memberships
Name	Age	Director Since	Tenure	Independent	Principal Occupation	Audit	Compensation	Nominating & Corporate Governance	Technology	Insurance	Other SEC- Reporting Public Boards**
William A. Ackman	60	2025*	15		Chief Executive Officer and Portfolio Manager of Pershing Square Capital Management, L.P., Executive Chairman, HHH						None
David Eun	59	2023	3	✓	Former President, Chief Innovation Officer, Samsung Electronics						Versant Media Group, Inc.
Marc Grandisson	59	2026	<1		Former Chief Executive Officer of Arch Capital Group Ltd.; Executive Chair, Vantage						None
Ryan Israel	41	2025	1		Chief Investment Officer of Pershing Square Capital Management, L.P., Chief Investment Officer, HHH						None
Thom Lachman	63	2025	1	✓	Former Chief Executive Officer of Duracell						None
David O’Reilly	52	2020	5		Chief Executive Officer of Howard Hughes Holdings Inc.						Kite Realty Group Trust
Susan Panuccio	54	2025	1	✓	Chief Financial Officer of Howden Group						None
R. Scot Sellers	69	2010 (PD)	15	✓	Former Chief Executive Officer of Archstone						Maui Land & Pineapple Company, Inc.
Mary Ann Tighe	77	2011	14	✓	Chief Executive Officer of CBRE’s New York Tri-State Region						None
Jean-Baptiste Wautier	56	2025	1	✓	Co-founder and Chairman of Wautier Family Office, ex-CIO of BC Partners						None
Anthony Williams	75	2021	5	✓	Chief Executive Officer and Executive Director of the Federal City Council						None
Meetings in 2025: 12						5	5	3	4	–
Average (Years)	60		5.5
Chair	Member	Executive Chairman of the Board	(PD)	Presiding Director	Observer

*
Mr. Ackman previously served as Chairman of the Board from 2010 − 2024.

The Insurance Committee was established by the Board of Directors effective June 4, 2026, following the consummation of the Company’s acquisition of Vantage Group Holdings, Ltd. Accordingly, the Insurance Committee held no meetings during fiscal year 2025.
**
Excludes non-SEC reporting foreign public companies. Foreign or non-U.S. public board positions (including service on Pershing Square Holdings Ltd., listed on the London Stock Exchange) are detailed in the individual director biographies below.

2 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Proxy Summary
GOVERNANCE HIGHLIGHTS
The Board of Directors (the “Board”) and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in Howard Hughes Holdings Inc. (“HHH”, “Howard Hughes”, or the “Company”) and supports long-term value creation. The Company fosters a culture of good corporate governance, which includes the following:

✓
Presiding Director
✓
None of our director nominees serve on an excessive number of boards
✓
A majority of executive pay is tied to performance-based and long-term equity incentives
✓
The Board follows Corporate Governance Guidelines

✓
Each committee of the Board has a published charter that is reviewed annually
 A formal written charter for the newly formed
Insurance Committee is currently under development, and will be published and reviewed annually following its adoption.
✓
Each of the Board’s Audit, Compensation, Nominating and Corporate Governance, and Technology Committees is 100% comprised of independent directors
✓
The Board and each of its committees meet regularly and frequently without management present

See “Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership” for more information.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 3

Proxy Summary
EXECUTIVE COMPENSATION HIGHLIGHTS
The Compensation Committee of the Board seeks to align the Company’s executive compensation program with its business strategy to attract, retain and engage the talent we need to compete in our industry, and to align management with stockholders’ interests. The table below highlights key aspects of our executive compensation program and practices.

✓
A compensation recovery policy designed to prevent misconduct by executive officers and requiring recoupment in the event of accounting restatements
✓
No single-trigger change-in-control for severance pay and benefits
✓
Minimum three-year vesting period for the performance-based component of long-term equity awards
✓
A substantial portion of our long-term equity awards includes meaningful performance hurdles to achieve full vesting

✓
Directors and executive officers are subject to stock ownership guidelines
✓
No excise tax gross-ups in executive employment agreements or incentive plans
✓
A general prohibition against short sales, investing in publicly traded options, hedging, pledging and margin accounts, and limit orders, in each case, involving Company securities

4 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Proxy Statement for Annual Meeting of
Stockholders to Be Held on September 30, 2026
QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING
To what do these proxy materials relate?

These materials are being provided in connection with the solicitation of proxies by the Board for use at the Company’s 2026 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). Accordingly, the Company sent these proxy materials on or about August 19, 2026 to stockholders entitled to notice of, and to vote at, the meeting.
Stockholders will receive the proxy materials via email or have the ability to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found below in this Q&A. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Wednesday, September 30, 2026, at 787 7th Avenue, Auditorium, New York, NY 10019.

How can I get electronic access to the proxy materials?

The Company’s proxy materials are available on the Company’s website at www.howardhughes.com under the “Investors” tab. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet.
If you previously elected to access your proxy materials electronically, you will not receive printed proxy materials in the mail. Instead, you have received an email with a link to the proxy materials and voting instructions.
Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you, which should result in lower costs associated with the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is included in the proxy materials?

The proxy materials include:
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the Company’s Notice of the Annual Meeting;

•
this Proxy Statement for the Annual Meeting; and

•
the Company’s Annual Report to Stockholders.

If you requested printed versions of these materials by mail, the proxy materials will also include a proxy card (for stockholders of record) or a voting instruction form (for beneficial owners) for the Annual Meeting.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 5

Proxy Statement for Annual Meeting of Stockholders to Be Held on
September 30, 2026
Who is entitled to vote at the Annual Meeting?

Holders of Company common stock at the close of business on August 17, 2026 are entitled to receive notice of, and to vote their shares at, the Annual Meeting. As of August 17, 2026, there were 59,719,462 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
If your shares are registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered a “stockholder of record.” If your shares are held in an account with a broker, bank or other nominee, you are considered the “beneficial owner.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.
Pursuant to the Standstill Agreement, dated May 5, 2025, by and between the Company and Pershing Square Inc., a Nevada corporation (f/k/a Pershing Square Holdco, L.P., a Delaware limited partnership) (“PS Inc.”), for all matters being voted on at the Annual Meeting, the voting power of the shares held by PS Inc., Pershing Square Capital Management, L.P. (“PSCM”), and their respective affiliates will be limited to 40% of the total voting power of the outstanding shares of Company common stock (the “voting cap”), with the excess of any shares held by PS Inc., PSCM and their respective affiliates over the voting cap (the “excess shares”) to be voted by PS Inc., PSCM and their respective affiliates in proportion to the votes cast by stockholders unaffiliated with PS Inc., PSCM and their respective affiliates, or any transferee thereof. This voting cap will be uniformly applied across all matters, except with respect to voting to elect the three PS Board Designees (Messrs. Ackman, Grandisson and Israel), for which no voting cap applies. For additional information, see the section entitled “Related-Party Transactions and Certain Relationships – Pershing Square Agreements – Standstill Agreement” in this Proxy Statement.

How do I vote?

How to Vote
Your vote is important. Please vote as soon as possible by one of the methods shown below.
In person at the Annual Meeting
All stockholders of record may vote in person at the Annual Meeting. You can request a ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

By telephone
All stockholders of record may vote their shares by calling 1-800-690-6903 toll-free. Submit your vote by telephone until 11:59 p.m. Eastern Time on September 29, 2026. Have your proxy card available and follow the instructions provided by the recorded message to vote your shares. If you are a beneficial owner of shares, you may vote your shares by telephone by following the instructions sent to you by your broker, bank, or other record holder.

By Internet
All stockholders of record may vote their shares online at www.proxyvote.com. Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on September 29, 2026. Have your proxy card available and follow the instructions on the website to vote your shares. If you are a beneficial owner of shares, you may vote your shares online by following the instructions sent to you by your broker, bank, or other record holder.

6 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Proxy Statement for Annual Meeting of Stockholders to Be Held on September 30, 2026

By mail
If you are a stockholder of record, you vote by filling out the proxy card and returning it in the envelope provided, or if you received your proxy materials via email, you may request from us, by following the instructions in the email that you received, printed copies of the proxy materials, which will include a proxy card.
If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank, or other record holder.

Internet and telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on September 29, 2026. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other holder of record. You should follow the voting instructions in the materials provided to you by your broker, bank, or other holder of record. If you vote on the Internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the Internet or mail voting procedures. Your vote is important. Your timely response may save us the expense of attempting to contact you again.

What is householding and how does this affect me?

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, registered stockholders, who have the same address and last name and who receive paper copies of the proxy materials in the mail, will receive only one copy of our proxy materials. This consolidated method of delivery will continue unless one or more of these stockholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. If a stockholder of record residing at such address wishes to receive separate proxy materials in the future, he or she may contact Howard Hughes Holdings Inc., 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, Texas 77380, Attention: Investor Relations, or by calling (281) 929-7700.

What can I do if I change my mind after I submit my proxy?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:
•
delivering written notice revoking your proxy to the Corporate Secretary at the Company’s address set forth above;

•
timely delivering a new, later-dated proxy using one of the methods described above; or

•
voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What shares are included in my proxy?

If you are a stockholder of record, you will receive one proxy card for all your shares that are registered in your name with the Company’s transfer agent. If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other nominee will indicate the number of shares of Company common stock held by them on your behalf. If you received more than one proxy card or voting instruction form, then your shares are likely registered in more than one name with the Company’s transfer agent and/or held in more than one account with your broker, bank, or other nominee. Please complete, sign, date and return each proxy card and/or voting instructions to ensure that all your shares are voted.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 7

Proxy Statement for Annual Meeting of Stockholders to Be Held on
September 30, 2026
What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions. If a properly executed proxy gives no specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a beneficial owner of shares and do not provide your broker, bank, or other nominee with specific voting instructions, then under the rules of the New York Stock Exchange (the “NYSE”), they may only vote on matters for which they have discretionary power to vote. If your broker, bank, or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank, or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares.
Your broker, bank or other nominee is permitted to vote on your behalf, without instructions, on ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026. However, they will not be permitted to vote on your behalf on the election of directors; the advisory vote on executive compensation; and other matters to be considered at the Annual Meeting, unless you provide specific instructions by completing and returning a properly executed proxy or following the instructions provided to you to vote your shares. For your vote to be counted, you need to communicate your voting decisions to your broker, bank, or other nominee before the date of the Annual Meeting.

What constitutes a quorum?

A majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting.
Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who can attend the Annual Meeting?

The Annual Meeting is open to all. Please note that you must register in advance and present photo identification in order to attend the Annual Meeting. Please see “How do I register for the Annual Meeting?” below for directions on how to register for the meeting.

How do I register for the Annual Meeting?

To help ensure an orderly admission process to the Annual Meeting, all stockholders who wish to attend the Annual Meeting must register in advance. To register to attend the Annual Meeting, visit shareholdermeeting.howardhughes.com.

8 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Proxy Statement for Annual Meeting of Stockholders to Be Held on September 30, 2026

What will the stockholders vote on at the Annual Meeting, what are the voting requirements for each of the matters to be voted on at the Annual Meeting, and what are the Board’s voting recommendations?

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
1	Election of directors	Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to the nominee, excluding abstentions	No	No effect	✓ FOR each director nominee
2	Advisory (non-binding) vote to approve executive compensation (Say-on-Pay)	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions have the effect of a vote cast against the matter and broker non-votes have no effect	✓ FOR
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026	Affirmative vote of a majority of the votes cast	Yes	No effect	✓ FOR

Proxy Statement for the 2026 Annual Meeting of Stockholders / 9

Matters Related to Corporate Governance,
Board Structure, Director Compensation and
Stock Ownership
CORPORATE GOVERNANCE
The Board has adopted the following policies to serve as the governing framework of the Company:
■
corporate governance guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders;

■
a code of business conduct and ethics applicable to the Company’s directors;

■
a code of business conduct and ethics applicable to the Company’s officers and other employees; and

■
written charters for its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee (“N&CG”), Technology Committee, and Insurance Committee (a formal written charter for the Insurance Committee is currently under development).

The Company’s corporate governance guidelines, codes of business conduct and ethics and committee charters (other than the Insurance Committee charter, which is under development) are available on the Company’s website at www.howardhughes.com under the “Investors” tab. You may also obtain a copy of these policies upon written request sent to the Company’s Corporate Secretary at its principal executive office.
The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new SEC or NYSE corporate governance requirements.
The Board may, at its discretion, elect a Chairman of the Board from among the directors. If at any time the Chairman of the Board is a current or former executive officer of the Company, or for any reason is not an independent director, a Presiding Director will be selected by the independent directors from among the directors who are not current or former executive officers of the Company and are otherwise independent. The Board adopted this structure to promote decision-making and governance that is independent of the Company’s management and to better perform the Board’s monitoring and evaluation functions. The positions of Chairman of the Board, Presiding Director, and Chief Executive Officer are held by different individuals. The current Executive Chairman of the Board is William A. Ackman. R. Scot Sellers, who previously served as the independent Chairman of the Board, is the Presiding Director.
The Board has established a policy that its non-management directors meet in executive session, without members of management present, at least four times per year; provided, however, that any non-management director may request additional executive sessions of the non-management directors at any time. The Chairman of the Board or Presiding Director presides over each executive session. Board policy provides that if the Board includes non-management directors who are not independent, at least one executive session each year will include only independent directors.
The Company believes that the foregoing policies and practices, when combined with the Company’s other governance policies and procedures, provide an appropriate framework for oversight, discussion and evaluation of decisions and direction from the Board.

10 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Matters Related to Corporate Governance, Board Structure, Director
Compensation and Stock Ownership
Foundation in Sound Governance Practices
✓	Regular executive sessions of non-management and independent directors	✓	Majority voting with resignation policy for directors in uncontested elections
✓	Annual Board and committee evaluations, including an independent third-party evaluation once every three years	✓	A general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders, in each case, involving Company securities
✓	Directors may contact any employee of our Company directly, and the Board and its committees may engage independent advisors at their sole discretion	✓	Stockholders holding at least 15% of our outstanding shares of common stock can call a special meeting of stockholders
✓	Annual elections of directors (i.e., no staggered board)	✓	Director and executive stock ownership requirements
		✓	Executive Compensation Recoupment Policy
RISK MANAGEMENT
The Board views risk management as one of its primary responsibilities. A fundamental part of risk management is not only understanding the risks that the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board is responsible for overseeing the risk management of our Company, which is carried out by the full Board as well as at each of its committees.
BOARD RISK MANAGEMENT OVERSIGHT INCLUDES:
■
strategic and financial considerations

■
legal, regulatory and compliance risks

■
overall risk tolerance and risk governance

■
human capital management, health and safety, environmental, and social risks and issues

■
management’s processes for the identification, assessment and mitigation of significant enterprise risks, including incorporating risk considerations into the Company’s strategic and operational decision-making

■
other risks considered by the committees (including those listed below)

AUDIT COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
■
financial, legal and compliance risks

■
cybersecurity, data privacy, and technology risk management

COMPENSATION COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
■
considering the relationship between the Company’s overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices give rise to risks that would be reasonably likely to have a material adverse effect on the Company

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
■
managing risks related to Board and Committee composition

■
managing risks related to succession planning

■
oversight of risks related to corporate governance

TECHNOLOGY COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
■
innovation and emerging technology risks that impact the Company’s future strategy or current operations

■
artificial intelligence risks

■
digital strategy risks

Proxy Statement for the 2026 Annual Meeting of Stockholders / 11

Matters Related to Corporate Governance, Board Structure, Director
Compensation and Stock Ownership
INSURANCE COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
■
Oversight of the strategy, risk profile, capital allocation, and operating performance of the Company’s insurance and reinsurance businesses

■
Review of material underwriting, reinsurance, investment, and regulatory risks relating to the Company’s insurance subsidiaries

■
Oversight of integration risks arising from the acquisition of Vantage Group Holdings, Ltd.

■
Review of insurance regulatory compliance matters

DIRECTOR INDEPENDENCE
NYSE corporate governance guidelines require that at least a majority of the members of the Board meet the NYSE criteria for independence. The Board has determined that each of the following non-management directors is independent under the NYSE independence standards: Mr. Eun, Mr. Lachman, Ms. Panuccio, Mr. Sellers, Ms. Tighe, Mr. Wautier, and Mr. Williams. Mr. Steven Shepsman, who served as a director until September 2025, was also determined by the Board to be independent under the NYSE independence standards during his period of service. Mr. O’Reilly is not independent because he is the Chief Executive Officer of the Company. Messrs. Ackman, Grandisson and Israel are not independent due to the agreements between Pershing Square and the Company as summarized elsewhere in this Proxy Statement, as well as, in the cases of Messrs. Ackman and Israel, because they are executive officers of the Company.

DIRECTOR NOMINATIONS
Qualifications
Subject to the rights set forth in the Shareholder Agreement (summarized below), the N&CG seeks skilled, experienced, and knowledgeable candidates with relevant and diverse backgrounds. The N&CG considers a number of factors in its evaluation of director candidates, including their specific experience, qualifications, attributes, and skills in light of the Company’s business and structure. The N&CG is responsible for recommending the nomination of those incumbent directors it deems appropriate for reelection to the Board and, if applicable, recommending the reappointment to any committees of the Board on which such director serves. The N&CG is also responsible for evaluating potential successors to the Chairman of the Board and each Board committee.
While the N&CG has not established specific criteria relating to a candidate’s age, education, experience level or skills, qualified candidates are expected to have strong business expertise and, in particular, experiences and expertise with regard to one or more of the following: operations, real estate development and management, marketing, capital markets, financial expertise and reporting, risk management, insurance, and/or technology. The independence of the nominee, availability for service to the Company (including any potential conflicts of interest), age of the incumbent directors on the Board, and the Board’s anticipated needs with regard to director expertise. The N&CG strongly believes that diversity of background, skills, and experience is critical to the long-term success of the Company and recognizes the importance of maintaining a Board with a broad scope of backgrounds that will expand the views and experiences available to the Board in its deliberations. Accordingly, the N&CG is committed to considering diverse candidates with diverse backgrounds for the Board, in all director candidate searches. As such, the N&CG strives to identify and interview such individual candidates in its evaluation of director candidates. We believe that our N&CG has been successful in these efforts.
Pursuant to the Shareholder Agreement, dated May 5, 2025, by and between the Company, PS Inc. (f/k/a Pershing Square Holdco, L.P.) and Pershing Square, so long as PS Inc., Pershing Square and their respective affiliates beneficially own at least 17.5% of the outstanding shares of Company common stock on a fully diluted basis, PS Inc. may nominate for election a number of directors equal to 25% of the total number of members of the Board, rounded up. If such ownership is less than 17.5% but at least 10% of the outstanding shares, the number of Board members subject to this nomination right would be reduced to 10% of the total number of members of the Board, rounded up. For

12 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Matters Related to Corporate Governance, Board Structure, Director
Compensation and Stock Ownership
additional information, see the section entitled “Related-Party Transactions and Certain Relationships – Pershing Square Agreements – Shareholder
Agreement” in this Proxy Statement. Messrs. Ackman, Israel and Grandisson were nominated pursuant to these rights.

We believe our director nominees are highly qualified and have a wide range of diverse skills and relevant experiences and qualifications, as summarized in the following table:
	Operations	Real Estate Development and Management	Capital Markets	Marketing	Technology	Audit, Tax, Accounting, Financial Statements	Financial Expertise	Insurance
William Ackman	✓	✓	✓	✓	✓	✓	✓	✓
David Eun	✓			✓	✓	✓	✓
Marc Grandisson	✓		✓		✓	✓	✓	✓
Ryan Israel	✓	✓	✓		✓	✓	✓	✓
Thom Lachman	✓		✓	✓	✓	✓	✓
David O’Reilly	✓	✓	✓	✓	✓	✓	✓
Susan Panuccio	✓		✓	✓	✓	✓	✓	✓
Scot Sellers	✓	✓	✓	✓		✓	✓
Mary Ann Tighe	✓	✓		✓			✓
Jean-Baptiste Wautier	✓	✓	✓	✓	✓	✓	✓	✓
Anthony Williams	✓	✓	✓		✓	✓	✓
Stockholder Recommendations
The N&CG will consider recommendations of potential candidates from stockholders based on the same criteria as a candidate identified by the N&CG.
To recommend a candidate, a stockholder must provide notice to the Company. The notice must include the following:
■
monetary agreements, arrangements and understandings during the past three years as to each person being recommended, and all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested elections;

■
such person’s written consent to being named in a proxy statement for the Company’s next annual meeting of stockholders as a nominee and to serving as a director if elected;

■
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and, if applicable, the beneficial owner of the shares held by such stockholder; and

■
any other information required by the Company’s amended and restated bylaws.

For information regarding when notice must be received to be considered timely, see “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

Proxy Statement for the 2026 Annual Meeting of Stockholders / 13

Matters Related to Corporate Governance, Board Structure, Director
Compensation and Stock Ownership
STOCKHOLDER ENGAGEMENT
We believe that strong corporate governance should include year-round engagement with our stockholders. Through our investor outreach program, we solicit feedback on our executive compensation program, corporate governance and disclosure practices, and we respond to questions regarding our programs, policies and goals. We share the feedback we receive with our Board of Directors and applicable Board committees.

COMMUNICATIONS WITH THE BOARD
Any stockholder or other interested party may communicate with the Board, any Board committee, the non-management directors or any individual director. All written communications must identify the recipient and the author and be sent by certified mail to the Company’s principal executive offices at:
Howard Hughes Holdings Inc.
9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380
Attention: Corporate Secretary
The Corporate Secretary will act as agent for the directors in facilitating these communications.
CODES OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a code of business conduct and ethics applicable to the Company’s directors and a code of business conduct and ethics applicable to the Company’s officers and other employees, each of which can be found on the Company’s website at investor.howardhughes.com/documents. The purpose of these codes is to, among other things, affirm the Company’s commitment to the highest standards of business conduct and ethics, integrity and attendant compliance reporting in accordance with all applicable laws. The codes set forth a common set of values and standards to which all the Company’s directors, officers and employees are expected to adhere. The Company will post information regarding any amendment to, or waiver from, its codes of business conduct and ethics on its website under the “Investors” tab as required by applicable law.

14 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

The Board, Its Committees and Its
Compensation
THE BOARD
Eight of our current directors that are nominated for re-election at the Annual Meeting are non-management directors. Under the Company’s amended and restated bylaws, the Board may select one of its members to be Chairman of the Board. William Ackman is currently the Executive Chairman of the Board. R. Scot Sellers is currently the Presiding Director of the Board.
We believe the diversity of skills and experience on our Board is a key driver of the Company’s success and that the strength of our Board is a competitive advantage.
Our Board is knowledgeable, experienced, and diverse. Approximately 18% of our Board members self-identify as female and 36% self-identify as an ethnic minority:
Under the Company’s corporate governance guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and the committees on which they serve. The Board held a total of 12 meetings in 2025. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2025 and attended our 2025 annual meeting of stockholders.
Our individual Board members have varied expertise and bring extensive professional experience both within and outside the Company’s industry. We believe this provides our Board with a vast collective skill set that is advantageous to the Board’s oversight of our Company, and that these varied perspectives expand the Board’s ability to provide relevant guidance to our leadership team and overall business.

BOARD COMMITTEES
Our Board has five standing committees: Audit; Compensation; Nominating and Corporate Governance; Technology; and Insurance. The specific membership of each committee allows us to take advantage of our directors’ diverse skill sets, which enables deep focus on committee matters.
Each of our committees1:

1
The Insurance Committee was established by the Board effective June 4, 2026, following the consummation of the Company’s acquisition of Vantage Group Holdings, Ltd., and is operating pursuant to delegated authority pending Board approval of a formal written charter. The Insurance Committee’s written charter is currently under development and will be subject to annual review and self-evaluation following adoption.

•
Operates pursuant to a written charter (available on our website at www.howardhughes.com under the “Investors” tab);

•
Reviews its charter annually; and

•
Evaluates its performance annually.

The Company’s reputation is of critical importance. In fulfilling their duties and responsibilities, each of our standing committees and our Board considers the potential effect of any matter on our reputation.
In June 2025, the Board of Directors appointed Ryan Israel as an observer to the Compensation Committee. While Mr. Israel does not serve as a member of the Compensation Committee and does not have voting

Proxy Statement for the 2026 Annual Meeting of Stockholders / 15

The Board, Its Committees and Its Compensation
authority, he is invited to attend meetings and participate in discussions in a non-voting capacity. The Board believes observer roles enhance director engagement and provide valuable opportunities for broader Board insight into committee matters, while preserving the independence requirements applicable to committee membership under NYSE rules.
In June 2025, the Board of Directors approved the dissolution of the Risk Committee of the Board, following a review of the Company’s governance structure and oversight responsibilities. The Board determined that the responsibilities previously assigned to the Risk Committee, including oversight of management’s processes for identifying, assessing and mitigating significant enterprise risks and other significant operational and strategic risks, are more appropriately allocated among the other standing committees of the Board. As a result, the Board reallocated such responsibilities primarily to the Audit Committee, which assumed oversight of cybersecurity, data privacy, and technology risks, and to the full Board, which oversees strategic and enterprise-level risks as part of its regular responsibilities.
The Board believes this change promotes more integrated and efficient oversight of risk management activities and is consistent with evolving governance practices.
In June 2026, following the consummation of the Company’s acquisition of Vantage Group Holdings, Ltd., the Board established a new standing committee of the Board, designated as the Insurance Committee, effective June 4, 2026. The Insurance Committee was formed to provide focused Board-level oversight of the Company’s insurance-related activities, including the business, operations, strategy, and integration of Vantage and any future insurance-related subsidiaries and businesses. The formation of the Insurance Committee was recommended by the Nominating and Corporate Governance Committee at its June 3, 2026 meeting. The Board appointed William A. Ackman, Ryan Israel, and Marc Grandisson as the initial members of the Insurance Committee, with Mr. Grandisson serving as Chair. The Board believes the Insurance Committee’s focused oversight of the Company’s insurance platform is an important element of the Company’s governance structure as it executes its strategy as a diversified holding company. A formal written charter for the Insurance Committee is currently under development and will be submitted to the Board for approval.

16 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

The Board, Its Committees and Its Compensation
AUDIT	Meetings in 2025: 5
All Independent	Key Responsibilities
•Susan Panuccio • David Eun • Jean-Baptiste Wautier
•
Pre-approving auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm

•
Reviewing and discussing with management and the independent registered public accounting firm financial statement and disclosure matters

•
Reviewing the findings and recommendations of the Company’s independent registered public accounting firm and management’s response to the recommendations of that firm

•
Reviewing and discussing with management and the independent registered public accounting firm the Company’s significant financial and accounting risk exposure

•
Overseeing the internal audit function

•
Overseeing compliance with applicable legal and regulatory requirements as it relates to financial reporting

•
Establishing “whistleblower” procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters

•
Overseeing cybersecurity, data privacy, and information technology risks

•
Providing regular reports to the Board regarding the above responsibilities

Key Skills and Experiences Represented

•
Audit, tax, accounting

•
Financial Expertise

•
Preparation or oversight of financial statements

•
Compliance

•
Risk management

•
Technology and operations

•
Cybersecurity

•
Current and prior public company board service

COMPENSATION	Meetings in 2025: 5
Key Responsibilities
•R. Scot Sellers • Mary Ann Tighe • Anthony Williams
•
Evaluating the performance of and determining the compensation for the Company’s senior executive officers

•
Reviewing, approving and recommending to the Board the Company’s annual and long-term incentive plans and programs

•
Reviewing and approving employment and other contracts relating to compensation of the Company’s executive officers

•
Reviewing director compensation policies, objectives and programs and approving the form and amount of director compensation

•
Reviewing with management and approving the Compensation Discussion and Analysis to be included in the Company’s proxy statement

•
Providing regular reports to the Board regarding the above responsibilities

Key Skills and Experiences Represented

•
Setting executive compensation

•
Evaluating executive and Company-wide compensation programs

•
Human capital management and financial expertise

•
Real estate, capital markets, operating, marketing and technology

Proxy Statement for the 2026 Annual Meeting of Stockholders / 17

The Board, Its Committees and Its Compensation
NOMINATING AND CORPORATE GOVERNANCE	Meetings in 2025: 3
All Independent	Key Responsibilities
•Anthony Williams • Thom Lachman • Mary Ann Tighe
•
Overseeing the Company’s process for reviewing stockholder proposals submitted under Rule 14a-8 of the Exchange Act

•
Reviewing and recommending to the Board proposed amendments to the Company’s charter or bylaws

•
Developing and recommending corporate governance guidelines applicable to the Board and the Company’s employees

•
Developing criteria and qualifications for directors to be used in identifying, reviewing and selecting director candidates

•
Identifying and recommending knowledgeable, skilled, and diverse director candidates, including the annual slate of director nominees

•
Reviewing relationships between directors, the Company and members of management and recommending to the Board whether directors are independent

•
Evaluating potential successors to the Chairman of the Board and each Board committee

•
Recommending committee composition and assignments

•
Evaluating the performance of the Board, its committees, and directors

•
Providing regular reports to the Board regarding the above responsibilities.

Key Skills and Experiences Represented
• Corporate and social governance • Real estate, capital markets, operations, marketing and technology
TECHNOLOGY	Meetings in 2025: 4
All Independent	Key Responsibilities
•David Eun • Thom Lachman • Jean-Baptiste Wautier
•
Reviewing and recommending technology strategies and understanding management’s infrastructure to ensure alignment with the Company’s business strategy and objectives

•
Reviewing and recommending artificial intelligence strategies and understanding management’s infrastructure to ensure alignment with the Company’s business strategy and objectives

•
Providing strategic advice regarding emerging risks that impact the Company’s future strategy or current operations

•
Advising on strategic investments in technology and providing guidance on fostering a culture of innovation within the Company, including with respect to artificial intelligence and other emerging technologies

•
Making recommendations to the full Board for approval of technology investments when necessary

•
Providing regular reports to the Board regarding the above responsibilities

Key Skills and Experiences Represented

•
Information technology

•
Artificial Intelligence

•
Operations and strategy

•
Evaluating risks related to technology, insurance and artificial intelligence

•
Real estate, capital markets, marketing and technology

18 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

The Board, Its Committees and Its Compensation
Insurance	Meetings in 2025: N/A
Key Responsibilities
•Marc Grandisson • William Ackman • Ryan Israel
•
Overseeing, reviewing, and discussing with management the strategy, integration, business plan, operating performance, capital allocation, risk profile, and material regulatory and compliance matters of the Company’s insurance business and insurance-related subsidiaries and businesses

•
Reviewing with management material strategic initiatives, capital actions, transactions, partnerships, reinsurance arrangements, financings, and other significant matters relating principally to the Company’s insurance business before such matters are presented to the full Board, when appropriate

•
Reviewing with management the insurance business organizational structure, senior management bench strength, succession considerations, and governance framework, and making recommendations to the full Board as the Insurance Committee deems appropriate

•
Retaining, at the Company’s expense, such legal, financial, actuarial, regulatory, or other advisors as the Insurance Committee deems necessary or appropriate to carry out its responsibilities

•
Providing regular reports to the Board regarding the above responsibilities

Key Skills and Experiences Represented

•
Insurance and reinsurance industry expertise

•
Capital markets and capital allocation

•
Specialty underwriting and risk management

•
Investment management

•
Actuarial and financial expertise

•
Operations and strategy

•
Current and prior public company board service

Commitment of Our Board – 2025	2025 Meetings
Board	12
Audit	5
Compensation	5
Nominating and Corporate Governance	3
Technology	4
Risk	1
Insurance	(N/A – established June 4, 2026)

Proxy Statement for the 2026 Annual Meeting of Stockholders / 19

The Board, Its Committees and Its Compensation
BOARD AND COMMITTEE EVALUATIONS
We recognize the critical role that the Board and committee evaluations play in ensuring the effective functioning of our Board. It is important to take stock of Board, committee, and director performance, and to solicit and act upon feedback from each member of our Board. To this end, our N&CG is responsible for evaluating the performance of our Board annually, and each of our Board’s committees also conducts an annual self-evaluation.
Evaluations – A Multi-Step Process
The N&CG periodically reviews the format of the Board and committee evaluation process to ensure that actionable feedback is solicited on the operation of the Board and director performance. In addition, the N&CG believes it is important for an independent third party to periodically complete annual Board and committee evaluations.

• Questionnaire
The evaluation questionnaire provides director feedback on an unattributed basis, with a focus on:
•
Organization of the Board;

•
Board composition and the Company’s strategic imperatives;

•
Board and committee performance;

•
Roles and duties of the Board members;

•
Board involvement and engagement; and

•
Overall Board and individual director effectiveness

• One-on-One Discussions
Every third year (most recently in 2023), the N&CG engages an independent third party to conduct one-on-one discussions with each director to solicit additional feedback and provide independent feedback

• N&CG Review and Analysis	Anonymized written results provided to the N&CG, which reviews and discusses the results at an in-person meeting.
• Board Review and Analysis	Summary of Board and committee evaluation results presented to the full Board for discussion at an in-person meeting
• Feedback Incorporated	Policies and practices updated as appropriate as a result of director feedback

20 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

The Board, Its Committees and Its Compensation
2025 DIRECTOR COMPENSATION
ANNUAL COMPENSATION
The table below summarizes the Company’s non-employee director compensation program.
Total
Board Service:
Annual Retainer ($145,000 Restricted Stock Award and $75,000 Cash)	$220,000
Annual Board Chair Retainer	$150,000
Annual Presiding Director Retainer	$50,000
Committee Service:
Annual Audit Committee Chair Retainer	$30,000
Annual Audit Committee Member Retainer	$15,000
Annual Compensation Committee Chair Retainer	$20,000
Annual Compensation Committee Member Retainer	$10,000
Annual N&CG Committee Chair Retainer	$15,000
Annual N&CG Committee Member Retainer	$10,000
Annual Risk Committee Chair Retainer	$15,000(1)
Annual Risk Committee Member Retainer	$10,000(1)
Annual Technology Committee Chair Retainer	$15,000
Annual Technology Committee Member Retainer	$10,000
Annual Insurance Committee Chair Retainer	$15,000
Annual Insurance Committee Member Retainer	$10,000
Special Committee Chair Retainer	$100,000(2)
Special Committee Member Retainer	$75,000(2)

(1)
The Risk Committee was dissolved in June 2025.

(2)
The $100,000 Special Committee Chair retainer and $75,000 Special Committee member retainer were each paid in cash to the directors that served on the independent special committee in connection with the May 2025 purchase of common stock by Pershing Square and related agreements with Pershing Square. Mr. Sellers served as chair of the Special Committee; current directors Mr. Williams and Mr. Eun and former directors Dana Hamilton, Beth Kaplan and Steven Shepsman served as members of such committee.

Under the Company’s director compensation program, the annual retainer for Board service is payable $145,000 in restricted stock and $75,000 in cash. A director may elect to receive up to all his or her cash retainer in restricted stock. The restricted stock vests on the earlier of the next annual meeting of stockholders or June 1 in the following calendar year (but not less than 50 weeks).
The Board Chair retainer is $150,000, of which $100,000 is paid in the form of restricted stock, with the remaining $50,000 payable in cash or restricted stock at the Chair’s option. Our current Executive Chairman, Mr. Ackman, has waived all compensation relating to his service as a director. The $50,000 Presiding Director retainer (if applicable) is paid in cash or restricted stock at the Presiding Director’s option.
Ms. Panuccio and Mr. Lachman joined the Board upon their election at the 2025 Annual Meeting of Stockholders, which was held on September 30, 2025. Upon their election, each received a $145,000 restricted stock award and receives quarterly cash payments for their service on the Board and applicable committees at the same rate as the other directors.
The Company also reimburses directors for all expenses incurred in attending Board and Board committee meetings, and up to $10,000 per year in education and training expenses. A director who is, or becomes, an employee of the Company does not receive additional compensation for serving as a director.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 21

The Board, Its Committees and Its Compensation
DIRECTOR COMPENSATION TABLE
The table below sets forth the compensation earned by each of the Company’s non-employee directors during 2025.
Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(2)	Total ($)
William Ackman(3)	–	–	–
Adam Flatto(4)	52,500	–	52,500
David Eun(12)	177,500	145,000	322,500
Ben Hakim(5)	–	–	–
Ryan Israel(6)	–	–	–
Dana Hamilton(7)	85,000	–	85,000
Beth Kaplan(13)	200,516	–	200,516
Thom Lachman	61,250	145,000	206,250
Allen Model(8)	30,000	–	30,000
Susan Panuccio	63,750	145,000	208,750
R. Scot Sellers(9)(10)(11)	240,000	145,000	385,000
Steven Shepsman(14)	209,266	–	209,266
Mary Ann Tighe(17)	95,000	145,000	240,000
Anthony Williams(15)	180,000	145,000	325,000
Jean-Baptiste Wautier(16)	50,000	145,000	195,000

(1)
David O’Reilly, a director and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and received no additional compensation for his service as a director. The compensation earned by Mr. O’Reilly as an employee of the Company during 2025 is shown below under “Executive Compensation – Summary Compensation Table.”

(2)
Represents the aggregate grant date fair value of restricted stock granted to the Company’s non-employee directors (exclusive of annual cash retainer amounts elected to be received in the form of restricted stock as described below). The dollar amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), Compensation – Stock Compensation, and exclude the effect of estimated forfeitures. As of December 31, 2025, the number of shares of restricted stock held by each of the non-management directors was as follows: Mr. Eun (2,094), Mr. Lachman (2,464), Ms. Panuccio (2,464), Mr. Sellers (3,898), Ms. Tighe (3,176), Mr. Wautier (2,094), and Mr. Williams (2,094). As noted above, the numbers in this column do not include annual cash retainers that certain directors elected to take in restricted stock.

(3)
Mr. Ackman has waived all compensation relating to his service as a director and Executive Chairman of the Company and was not awarded any equity compensation.

(4)
Mr. Flatto received fees for serving as Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee for the first and second quarters of 2025. Mr. Flatto left the Board in May 2025.

(5)
Mr. Hakim waived all compensation relating to his service as a director of the Company and was not awarded any equity compensation. Mr. Hakim left the Board in May 2026.

(6)
Mr. Israel joined the Board in May 2025. Mr. Israel has waived all compensation relating to his service as a director and Chief Investment Officer of the Company and has not been awarded any equity compensation.

(7)
Ms. Hamilton received fees for serving on the Board, Technology Committee, and Risk Committee in the first and second quarters of 2025. Ms. Hamilton left the Board in May 2025.

(8)
Mr. Model left the Board in May 2025. Mr. Model received fees for his service as Chair of the Risk Committee for the first and second quarters of 2025 prior to the dissolution of such committee.

(9)
Mr. Sellers received fees for his service as Presiding Director in the third and fourth quarter of 2025. Mr. Sellers elected to receive his $50,000 annual cash retainer for service as Presiding Director in the form of a restricted stock award.

(10)
Mr. Sellers elected to receive $75,000 of his annual cash retainer in the form of a restricted stock award.

(11)
Mr. Sellers received fees for his service as a member of the Compensation Committee for the first and second quarters of 2025 and as Chair of the Compensation Committee for the third and fourth quarters of 2025.

(12)
Mr. Eun joined the Audit Committee in June 2025. Mr. Eun received fees for his service as a member of the Risk Committee for the first and second quarters of 2025 prior to the dissolution of such committee.

22 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

The Board, Its Committees and Its Compensation
(13)
Ms. Kaplan left the Board in September 2025. Ms. Kaplan was paid an amount in cash equal to approximately $43,016 in lieu of her annual equity award upon her departure from the Board, which amount was prorated based on Ms. Kaplan’s time served as director during the 2025-2026 service year.

(14)
Mr. Shepsman left the Board in September 2025. Mr. Shepsman received fees for his service as Chair of the Audit Committee for the first three quarters of 2025 and as a member of the Risk Committee for the first and second quarters of 2025. Mr. Shepsman was paid an amount in cash equal to approximately $43,016 in lieu of his annual equity award upon his departure from the Board, which amount was prorated based on Mr. Shepsman’s time served as director during the 2025 – 2026 service year.

(15)
Mr. Williams served as Chair of the Nominating and Corporate Governance Committee for the second half of 2025.

(16)
Mr. Wautier joined the Board in May 2025.

(17)
Ms. Tighe elected to receive $75,000 of her annual cash retainer in the form of a restricted stock award.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 23

The Board, Its Committees and Its Compensation
STOCK OWNERSHIP GUIDELINES (NON-MANAGEMENT DIRECTORS)
The stock ownership guidelines for non-management directors were adopted to align their interests with those of the Company’s stockholders and strengthen the Company’s commitment to sound corporate governance. The guidelines provide that (a) each non-management director who was a member of the Board prior to May 14, 2013, is required to own shares of Company common stock with a value equal to five times the original annual retainer ($112,000) for Board service within five years of the date of appointment, and (b) each non-management director appointed on or after May 14, 2013, is required to own shares of
Company common stock with a value equal to five times the annual retainer for Board service in effect on May 14, 2013 ($165,000) within five years of the date of appointment. In determining whether a director has met the minimum stock ownership guidelines, shares of common stock of the Company and restricted stock of the Company will be, in each case, valued based upon the closing price of the Company’s common stock on the applicable determination date. As of August 17, 2026, each director was compliant with the stock ownership guidelines and/or within the initial grace period.

24 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Security Ownership of Directors, Executive
Officers and Certain Beneficial Holders
The tables below provide information regarding the beneficial ownership of the Company’s common stock as of August 17, 2026 (unless otherwise noted below), by:
•
each director and director nominee of the Company;

•
each of the named executive officers set forth in the Summary Compensation Table below;

•
all directors and executive officers as a group; and

•
each beneficial owner of more than 5% of the Company’s common stock.

The table below lists the number and percentage of shares beneficially owned based on 59,719,462 shares of common stock outstanding as of August 17, 2026. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, the Company believes each stockholder named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

DIRECTORS AND EXECUTIVE OFFICERS
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
William Ackman(1)	27,852,064	46.6%
David Eun(2)	9,720	*
Marc Grandisson(2)(3)	71,943	*
Ryan Israel(4)	970	*
Thom Lachman(2)(5)	5,754	*
Jean-Baptiste Wautier(2)	4,263	*
R. Scot Sellers(2)	71,555	*
Susan Panuccio(2)(5)	5,754	*
Mary Ann Tighe(2)	37,371	*
Anthony Williams(2)	10,271	*
David O’Reilly(6)	227,439	*
Andrew Davis(7)	31,530	*
Carlos Olea(8)	67,055	*
Joseph Valane(9)	28,523	*
Doug Johnstone(10)	26,839	*
Greg Hendrick	—	*
All directors and executive officers as a group (17 persons)	28,460,906	47.7%

*
Less than 1%.

(1)
Mr. Ackman, who is a director of the Company, may be deemed to be the beneficial owner of the 27,852,064 shares by virtue of his positions as (i) Chief Executive Officer of PSCM, which serves as investment advisor to the Pershing Square Affiliated Funds (as defined below) and is the parent company of Pershing Square HHH Holdings, LLC, a Nevada limited liability company (“PS HHH Holdings”), and (ii) Chief Executive Officer and Chairman of the Board of Pershing Square Inc., a Nevada corporation (“PS Inc.”), the parent company of PSCM. Of the 27,852,064 shares, 9,000,000 shares are held directly by PS HHH Holdings, which is wholly owned by PSCM, and the remaining 18,852,064 shares are beneficially owned through the Pershing Square Affiliated Funds. PSCM’s principal business is to serve as investment advisor to certain affiliated funds,

Proxy Statement for the 2026 Annual Meeting of Stockholders / 25

Security Ownership of Directors, Executive Officers and Certain Beneficial Holders
including Pershing Square, L.P., a Delaware limited partnership (“PSLP”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), PS Redemption, L.P., a Delaware limited partnership (“RedemptionCo”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PSLP, PS International and RedemptionCo, the “Pershing Square Affiliated Funds”). Mr. Ackman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(2)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Eun (3,290), Mr. Grandisson (3,290), Mr. Lachman (5,754), Ms. Panuccio (5,754), Mr. Sellers (4,038), Ms. Tighe (3,290), Mr. Williams (2,169), and Mr. Wautier (2,169). These shares of restricted stock are expected to vest on the earlier of the 2027 annual meeting of stockholders or June 1, 2027.

(3)
Includes 68,653 shares of restricted stock granted to Mr. Grandisson in July 2026. These shares will vest in equal installments with 20% vesting on each of the first five anniversaries of the date of grant. Mr. Grandisson also holds warrants to purchase 1,131,273 shares of common stock through MGFT Investments LLC. These warrants are not exercisable until April 20, 2030, and are therefore not included in the beneficial ownership count as of the Record Date pursuant to SEC Rule 13d-3.

(4)
Mr. Israel is Chief Investment Officer at Pershing Square, the investment advisor to the Pershing Square Affiliated Funds and the parent company of PS HHH Holdings. Mr. Israel disclaims beneficial ownership of the 27,852,064 shares held by the Pershing Square Affiliated Funds except to the extent of his pecuniary interest therein.

(5)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Lachman (2,464) and Ms. Panuccio (2,464). These shares of restricted stock are expected to vest on the earlier of the Company’s 2026 annual meeting of stockholders or October 24, 2026 (but not less than 50 weeks).

(6)
Includes: (a) 16,942 shares of performance-based restricted stock granted to Mr. O’Reilly in March 2023 for which he has sole voting power, but no dispositive power; (b) 6,503 shares of time-based restricted stock granted and 19,010 shares of performance-based restricted stock to Mr. O’Reilly in February 2024 for which he has sole voting power, but no dispositive power; (c) 19,859 shares of time-based restricted stock granted and 29,640 shares of performance-based restricted stock to Mr. O’Reilly in February 2025 for which he has sole voting power, but no dispositive power; (d) 13,492 shares of time-based restricted stock and 53,966 shares of performance-based restricted stock granted to Mr. O’Reilly in February 2026 for which he has sole voting power, but no dispositive power; and (e) 19,358 shares underlying options expiring on November 30, 2030.

(7)
Includes: (a) 3,011 shares of performance-based restricted stock granted to Mr. Davis in March 2023 for which he has sole voting power, but no dispositive power; (b) 2,751 shares of performance-based restricted stock granted to Mr. Davis in January 2024 for which he has sole voting power, but no dispositive power; (c) 3,310 shares of time-based restricted stock and 4,940 shares of performance-based restricted stock granted to Mr. Davis in February 2025 for which he has sole voting power, but no dispositive power; and (d) 2,498 shares of time-based restricted stock and 9,994 shares of performance-based restricted stock granted to Mr. Davis in February 2026 for which he has sole voting power, but no dispositive power.

(8)
Includes: (a) 7,153 shares of performance-based restricted stock granted to Mr. Olea in March 2023 for which he has sole voting power, but no dispositive power; (b) 2,388 shares of time-based restricted stock and 6,979 shares of performance-based restricted stock granted to Mr. Olea in February 2024 for which he has sole voting power, but no dispositive power; (c) 5,958 shares of time-based restricted stock and 8,892 shares of performance-based restricted stock granted to Mr. Olea in February 2025 for which he has sole voting power, but no dispositive power; and (d) 4,047 shares of time-based restricted stock and 16,190 shares of performance-based restricted stock granted to Mr. Olea in February 2026 for which he has sole voting power, but no dispositive power.

(9)
Includes: (a) 5,332 shares of time-based restricted stock granted to Mr. Valane in April 2024 for which he has sole voting power, but no dispositive power; (b) 3,310 shares of time-based restricted stock and 4,940 shares of performance-based restricted stock granted to Mr. Valane in February 2025 for which he has sole voting power, but no dispositive power; and (c) 2,249 shares of time-based restricted stock and 8,994 shares of performance-based restricted stock granted to Mr. Valane in February 2026 for which he has sole voting power, but no dispositive power.

(10)
Includes: (a) 2,314 shares of performance-based restricted stock granted to Mr. Johnstone in March 2023 for which he has sole voting power, but no dispositive power; (b) 1,118 shares of time-based restricted stock and 3,268 shares of performance-based restricted stock granted to Mr. Johnstone in January 2024 for which he has sole voting power, but no dispositive power; (c) 2,648 shares of time-based restricted stock and 3,952 shares of performance-based restricted stock granted to Mr. Johnstone in February 2025 for which he has sole voting power, but no dispositive power; and (d) 3,904 shares of time-based restricted stock and 3,904 shares of performance-based restricted stock granted to Mr. Johnstone in February 2026 for which he has sole voting power, but no dispositive power.

26 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Security Ownership of Directors, Executive Officers and Certain Beneficial Holders
FIVE PERCENT HOLDERS
The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, other than directors and officers of the Company, known by the Company to beneficially own 5% or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by each entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and 59,719,462 shares of common stock outstanding on August 17, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Pershing Square Capital Management, L.P.(1) 787 Eleventh Avenue, 9th Floor New York, New York 10019	27,852,064	46.6%

(1)
According to a Schedule 13D/A filed by (i) PSCM, (ii) PS HHH Holdings, (iii) PS Inc., (iv) Pershing Square Partner Group, LLC; (v) Pershing Square Management, LLC; and William Ackman (collectively, the “Pershing Reporting Persons”) with the SEC on June 8, 2026. Of the 27,852,064 shares, 9,000,000 shares are held directly by PS HHH Holdings, which is wholly owned by PSCM, and the remaining 18,852,064 shares are beneficially owned through the Pershing Square Affiliated Funds. The Pershing Reporting Persons share voting and investment power with respect to these shares.

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Section 16(a) Beneficial Ownership Reporting
Compliance
Compliance with Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
Delinquent Section 16(a) Reports
Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were in compliance with Section 16(a), except for (a) one Form 3 filed late by each of Susan Panuccio (Director) and Thom Lachman (Director) following delays in obtaining their respective Edgar codes during the federal government shutdown in October 2025 and (b) one Form 4 reporting one transaction that was filed late by Anthony Williams (Director).

Compensation Committee Interlocks and
Insider Participation

Messrs. Flatto, Hakim, Sellers, Williams and Ms. Tighe served on the Compensation Committee in 2025. Mr. Hakim served as a member of the Compensation Committee from May 2024 until May 2025. Mr. Williams joined the Compensation Committee in June 2025. None of the members of the Compensation Committee is or has been an officer or an employee of the
Company. In addition, during 2025, none of the Company’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or the Company’s Compensation Committee.

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Related-Party Transactions and Certain
Relationships
RELATED-PARTY TRANSACTIONS POLICY
The Company has adopted a written policy relating to the approval of related-party transactions. Under this policy, the Audit Committee reviews certain financial transactions, arrangements and relationships between the Company and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related-party transaction:
•
any director, director nominee or executive officer of the Company;

•
any beneficial owner of more than 5% of the Company’s outstanding stock; and

•
any immediate family member of any of the foregoing.

Audit Committee review is required for any financial transaction, arrangement or relationship that:
•
involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000; or

•
would cast doubt on the independence of a director.

•
would present the appearance of a conflict of interest between the Company and the related party; or

•
is otherwise prohibited by law, rule or regulation.

The Audit Committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with the Company. Any member of the Audit Committee who is a related party with respect to a transaction under review is not permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee reports its action with respect to any related-party transaction to the Board.

RELATED PARTY TRANSACTION DISCLOSURE
Pershing Square Matters
2010 Registration Rights Agreement
In November 2010, the Company entered into a registration rights agreement with Pershing Square with respect to Company common stock held by Pershing Square. The 2010 registration rights agreement with Pershing Square requires the Company to maintain a shelf registration statement covering the shares held by Pershing Square. Additionally, Pershing Square may require the Company to:
•
register shares of Company common stock held by them having an estimated aggregate fair market value of at least $25.0 million;

•
undertake up to three underwritten offerings, but no more than one underwritten offering during any 12-month period; and

•
include shares of Company common stock held by them in any registration statement whenever the Company proposes to register shares of its common stock.

The Company has agreed to pay all expenses, other than underwriting discounts and commissions, in connection with the registration rights agreement, including legal and accounting fees incurred by the Company, printing costs and the fees of one law firm for the selling stockholder. Additionally, the Company has

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Related-Party Transactions and Certain Relationships
agreed to indemnify these stockholders against certain liabilities, including liabilities under the federal securities laws.
Pershing Square 2020 Purchase of Common Stock; DGCL §203 Waiver
On March 27, 2020, the Company offered 2,000,000 shares of common stock to the public at $50.00 per share and granted the underwriters an option to purchase up to an additional 300,000 shares of common stock at the same price. The underwriters partially exercised their option and purchased an additional 270,900 shares. Concurrently, the Company entered into a purchase agreement with PSCM, acting as investment advisor to funds that it manages, including Pershing Square Holdings, Ltd., Pershing Square International, Ltd., and Pershing Square, L.P. (collectively, the “Pershing Square Funds”), pursuant to which the Pershing Square Funds agreed to purchase, at the same price as the public offering price and at the same time as the closing of the offering, an aggregate of 10,000,000 shares of the Company’s common stock (the “2020 Pershing Square Stock Purchase Agreement”). Prior to execution and in accordance with the Company’s Related-Party Transaction Policy, the Audit Committee reviewed and approved the 2020 Pershing Square Stock Purchase Agreement.
In addition, we are a Delaware corporation, and Section 203 of the Delaware General Corporation Law (“DGCL”) applies to the Company. In general, Section 203 prevents an interested stockholder from engaging in certain business combinations with us for three years following the date that person becomes an interested stockholder subject to certain exceptions. The statute generally defines interested stockholder as any person that is the owner of 15% or more of the outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of outstanding voting stock at any time within the three-year period immediately before the date of determination.
In connection with the 2020 purchase of the Company’s common stock, the Board amended the Company’s Corporate Governance Guidelines to reflect that it would grant a waiver of the applicability of Section 203 of the DGCL to any stockholder acquiring up to 40% of the Company’s outstanding voting stock upon the request of such stockholder, subject to the Board’s fiduciary duties and applicable law.
In connection with the 2020 Pershing Square Stock Purchase Agreement, the Board (excluding Mr. Ackman
(then Chairman of the Company and CEO of PSCM) and Allen Model (then director of the Company and Pershing Square advisory board member)) unanimously approved the foregoing transactions and a waiver of the applicability of the provisions of Section 203 of the DGCL to the Pershing Square Funds and Mr. Ackman.
SEG Spinoff and Pershing Square Standby Purchase Agreement
In connection with the spinoff of Seaport Entertainment Group Inc. (“SEG”) and a subsequent rights offering, whereby SEG distributed to holders of its common stock transferable subscription rights to purchase, on a pro rata basis up to an aggregate of 7,000,000 shares of SEG common stock at a cash subscription price of $25 per whole share (the “SEG Rights Offering”), PSCM entered into a standby purchase agreement (the “Standby Purchase Agreement”) with HHH and SEG on July 18, 2024, pursuant to which funds advised by PSCM agreed to exercise (i) their pro rata subscription rights with respect to the SEG Rights Offering and (ii) their over-subscription right with respect to any and all shares that were otherwise not purchased in the SEG Rights Offering upon the expiration thereof at the SEG Rights Offering price of up to $175 million in the aggregate. The spinoff of SEG and the Standby Purchase Agreement were each approved by a special committee of the Board consisting solely of independent directors with no conflicts of interest with respect to PSCM.
Pershing Square 2025 Purchase of Common Stock
On May 5, 2025, the Company entered into a Share Purchase Agreement (the “2025 Pershing Square Stock Purchase Agreement”), by and between the Company and PS Inc.
Pursuant to the 2025 Pershing Square Stock Purchase Agreement, the Company sold to PS Inc. (f/ka Pershing Square Holdco, L.P.) 9,000,000 shares of the Company’s common stock at a purchase price of $100 per share, for an aggregate purchase price of $900,000,000 (the “Purchased Shares”). The sale of the Purchased Shares closed on May 5, 2025 (the “Closing Date”). The 2025 Pershing Square Stock Purchase Agreement includes customary representations, warranties and covenants by the Company and PS Inc. The Company also agreed to

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Related-Party Transactions and Certain Relationships
reimburse reasonable and documented expenses of PS Inc. and its affiliates in connection with the negotiation and execution of the Transaction Documents (defined below) in an amount not to exceed $25 million. The Company expects to use the proceeds from the sale of the Purchased Shares to acquire or make investments in operating companies as part of the Company’s new strategy of becoming a diversified holding company.
In connection with the 2025 Pershing Square Stock Purchase Agreement, the Company also entered into the following agreements:
Services Agreement
Pursuant to the terms of the Services Agreement, dated May 5, 2025, between the Company and PSCM, PSCM will support the Company’s new diversified holding company strategy by providing services to the Company, such as (i) investment advisory services, (ii) making recommendations with respect to hedging, balance sheet optimization and capital allocation, (iii) executing transactions, (iv) assisting the Company with business and corporate development functions, (v) making voting recommendations for the Company’s investments, (vi) assisting with and advising on fundraising, (vii) monitoring operations of the Company and its investments, subject to the day-to-day authority and responsibility of management of the Company, (viii) providing recommendations for persons to serve as designees or deputies of the Chief Investment Officer, (ix) engaging and supervising third-party service providers, (x) making dividend payment recommendations, and (xi) providing other services as may be agreed upon.
The Company pays PSCM a quarterly base fee of $3,750,000 and a quarterly variable fee equal to 0.375% of the excess value of the quarter-end stock price of the Company’s common stock minus the reference price of $66.1453, multiplied by existing share count of 59,393,938 shares, which share count will not increase with the issuance of new shares of common stock. The base fee and the reference share price are subject to annual adjustment based on the Core PCE Price Index. The base fee and the variable fee will each be paid to PSCM quarterly.
The Services Agreement has an initial ten (10) year term and will have successive renewal terms of ten (10) years unless either party terminates or elects not to renew the Services Agreement in accordance with the terms of the Services Agreement.
With the approval of 2/3 of the disinterested directors, the Company can terminate the Services Agreement with 120 days’ prior written notice (or 30 days’ prior written notice for specific causes) for the following: (i) material default by PSCM that causes material harm and is not cured within a 60-day cure period; (ii) fraud, misrepresentation or embezzlement by PSCM; (iii) PSCM acts in a manner constituting bad faith, willful misconduct or gross negligence or engages in criminal conduct in the performance of its duties; (iv) PSCM faces bankruptcy or insolvency; (v) upon a change of control and payment of a make-whole fee (described below); and (vi) with unanimous approval of the disinterested directors, if PS Inc. and its affiliates no longer beneficially own all of the Purchased Shares during the first 10 years of the Closing Date (or 75% of the Purchased Shares thereafter). The Company may also elect to not renew the Services Agreement if the non-renewal is approved by a unanimous vote of the disinterested directors and subsequently approved by a seventy percent (70%) vote of the outstanding shares of common stock, excluding any shares held by PSCM or its affiliates.
In the event that the Services Agreement is terminated pursuant to a change of control of the Company, the Company will pay PSCM a make-whole fee intended to approximate the present value of the total fees (base and variable) that PSCM would have received had it continued to provide services for the remainder of the then-current term.
Shareholder Agreement
The Company also entered into a Shareholder Agreement, dated May 5, 2025, by and among the Company, PS Inc. (f/k/a Pershing Square Holdco, L.P.), and PSCM (the “Shareholder Agreement”), pursuant to which PS Inc., PSCM and the Company agreed to subscription rights and certain governance provisions, including director nomination rights and consent rights.
Director Nomination Rights: Pursuant to the terms of the Shareholder Agreement, at any meeting of stockholders where directors are to be elected:
•
so long as PS Inc., PSCM and their respective affiliates, including investment funds managed by one or more affiliates (collectively, the “Purchaser Group”), beneficially own at least 17.5% of the outstanding shares of Common Stock on a fully diluted basis, PS Inc. may nominate for election a number of directors equal to 25% of the total number of members of the Board as constituted after giving effect to such election, rounded up (e.g., three

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Related-Party Transactions and Certain Relationships
directors in the case of an eleven member Board) (such director, a “PS Board Designee”).
•
so long as the Purchaser Group beneficially owns less than 17.5% but at least 10% of the outstanding shares of Common Stock on a fully diluted basis, PS Inc. may nominate for election a number of PS Board Designees equal to 10% of the total number of members of the Board as constituted after giving effect to such election, rounded up (e.g., two directors in the case of an eleven member Board).

If the Purchaser Group owns less than 10% of the outstanding shares of Common Stock on a fully diluted basis, PS Inc. will no longer have the right to nominate any PS Board Designees. William A. Ackman, Ben Hakim and Ryan Israel served as the initial PS Board Designees. In May 2026, Marc Grandisson replaced Ben Hakim as a PS Board Designee.
Executive Chairman: So long as the Purchaser Group beneficially owns at least 17.5% of the outstanding shares of Common Stock on a fully diluted basis, Mr. Ackman, Chief Executive Officer of PSCM, will serve as the Executive Chairman of the Board so long as he is one of the PS Board Designees and is willing to serve. Any Board committee (except for special committees established for potential conflict of interest situations) will include proportional representation of the PS Board Designees, subject to applicable law and stock exchange rules.
Consent Rights: Effective from and after the time that PS Inc. files a Form S-1 for an initial public offering, without the prior written consent of PS Inc., the Company will not:
•
acquire or dispose any shares, assets, business or operations that, taken as a whole, would exceed the conditions of significance contained in the definition of “significant subsidiary” at the 30% level under the total asset test set forth in Rule 3-05 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”);

•
incur any third-party indebtedness if, immediately following such incurrence, the Company’s Indebtedness to Consolidated Tangible Net Worth Ratio (as defined in the Company’s existing indentures) would exceed 2.5;

•
materially change the business of the Company and its subsidiaries, taken as a whole, in a manner that would constitute a significant departure from the Company’s intended strategy of acquiring controlling interests in private and public operating companies and becoming a diversified holding company;
•
provided that the Services Agreement remains in effect, cause or permit the appointment, removal or replacement of the Chief Investment Officer; or

•
provided that the Services Agreement remains in effect, amend, modify or alter the scope of the authority, duties or responsibilities of the Executive Chairman or the Chief Investment Officer.

The foregoing consent rights will be suspended in certain circumstances, including if PS Inc. completes an initial public offering but subsequently ceases to be a publicly traded company and is not an “investment company,” as defined in the Investment Company Act of 1940, as amended. The consent rights terminate when the Purchaser Group no longer beneficially owns, in the aggregate, at least 17.5% of the outstanding shares of Common Stock on a fully diluted basis.
Subscription Rights: If the Company issues or sells any shares of common stock to third parties (other than shares issued pursuant to options or other stock incentives issued to an employee, director or consultant of the Company or its subsidiaries), the members of the Purchaser Group have the right to acquire shares of common stock for the same price and on the same terms as such shares are offered to such third parties.
Standstill Agreement
The Company entered into a Standstill Agreement, dated May 5, 2025, by and between the Company and PS Inc. (f/k/a Pershing Square Holdco, L.P.) (the “Standstill Agreement”), pursuant to which PS Inc. and the Company agreed to certain matters, including Board and committee size and composition, ownership limits, voting caps, transfer restrictions and related party transactions.
Governance Matters: Pursuant to the Standstill Agreement, so long as PS Inc. and its affiliates collectively beneficially own more than 10% of the outstanding shares of common stock on a fully diluted basis, none of PS Inc. or its affiliates will take any action that is inconsistent with its support for certain specified corporate governance principles, including:
•
a majority of the Board shall be “independent” under applicable stock exchange standards;

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Related-Party Transactions and Certain Relationships
•
the Board shall have a nominating committee, a majority of which shall be independent and not affiliated with or nominated by PS Inc. or any of its affiliates;

•
the size of the Board will be fixed at eleven members and cannot be changed without approval of 75% of the Board; and

•
any change of control transaction involving stockholders holding more than 10% of the outstanding shares of common stock requires approval of (i) a majority of the Disinterested Directors (as defined in the Standstill Agreement), and (ii) a majority of the voting power of the unaffiliated stockholders.

Ownership Cap: PS Inc., PSCM and their respective affiliates agree not to acquire beneficial or economic ownership of more than 47% of the outstanding shares of common stock.
Voting Cap: For all matters being voted on at a stockholder meeting or in a consent solicitation that the Board recommends that stockholders approve, the voting power of the shares held by PS Inc., PSCM and their respective affiliates will be limited to 40% of the total voting power of the outstanding shares of Common Stock (the “voting cap”), with the excess of any shares held by PS Inc., PSCM and their respective affiliates over the voting cap (the “excess shares”) to be voted by PS Inc. in proportion to the votes cast by stockholders unaffiliated with PS Inc. This voting cap will be uniformly applied across all matters, except with respect to voting to elect the PS Board Designees, for which no voting cap applies.
For all matters being voted on at a stockholder meeting or in a consent solicitation that the Board has recommended that stockholders not approve, PS Inc., PSCM and their respective affiliates may vote all of their shares “against” such matter, or they may vote their shares up to the voting cap “for” such matter, with the excess shares to be voted by PS Inc., Pershing Square and their respective affiliates in proportion to the votes cast by stockholders unaffiliated with PS Inc., PSCM and their respective affiliates, or any transferee thereof.
Transfer Restrictions: Without the approval of a majority of the Disinterested Directors, PS Inc., PSCM and their respective affiliates may not sell or otherwise transfer any shares of Common Stock that they hold if, immediately after giving effect to such sale or transfer, the person that acquires such Common Stock (other than an underwriter) would, together with its affiliates, beneficially own more than 10% of the then-outstanding shares of Common Stock.
Related Party Transactions: Without the approval of a majority of the Disinterested Directors, PS Inc., PSCM and their respective affiliates may not engage in (i) any transaction or series of related transactions, directly or indirectly, between the Company or any subsidiary of the Company, on the one hand, and any of PS Inc., PSCM or their respective affiliates, on the other hand, or (ii) with respect to the purchase or sale of Common Stock by any of PS Inc., PSCM or their respective affiliates, any waiver of any limitation or restriction with respect to such purchase or sale in the Transaction Documents (defined below), except for (i) transactions expressly contemplated in the Transaction Documents, (ii) customary compensation arrangements for Board designees and (iii) transactions in the ordinary course of the Company’s business that do not involve payments by the Company in excess of $10,000,000.
Termination: The Standstill Agreement can be terminated (i) by mutual agreement between the Company and PS Inc. but only if 2/3 of the Disinterested Directors approve such termination; (ii) without any further action by the parties, if PS Inc. beneficially owns less than 10% of the outstanding shares of Common Stock on a fully diluted basis; (iii) without any further action by the parties, following a change of control of the Company not involving PS Inc., PSCM or any of their respective affiliates; (iv) without any further action by the parties, upon a sale of substantially all of the Company’s assets or the acquisition by any person or group of voting securities of the Company entitling such person or group to exercise 90% or more of the total voting power of the outstanding stock entitled to vote generally on the election of directors; and (v) upon notice by PS Inc. to the Company in the event the Services Agreement has expired or otherwise terminated.
2025 Registration Rights Agreement
The Company entered into a Registration Rights Agreement, dated May 5, 2025, by and among the Company, PS Inc. (f/k/a Pershing Square Holdco, L.P.), and certain other affiliates of PSCM (the “2025 Registration Rights Agreement”), pursuant to which PS Inc. and such affiliates are entitled to registration rights.
Pursuant to the 2025 Registration Rights Agreement, the Company agreed to use its reasonable best efforts to register for resale all or a part of the shares of Common Stock owned by PS Inc. having an estimated aggregate fair market value of at least $25 million. The 2025 Registration Rights Agreement contains customary indemnification provisions.

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Related-Party Transactions and Certain Relationships
Vantage Acquisition – Equity Commitment Letter and Series A Preferred Stock Issuance
On December 17, 2025, in connection with the Company’s proposed acquisition of Vantage Group Holdings, Ltd. (“Vantage”), the Company entered into an Equity Commitment Letter (the “ECL”) with Pershing Square Holdings, Ltd. (“PSH”), pursuant to which PSH committed to purchase, prior to and contingent upon the closing of the Vantage acquisition, up to $1.0 billion of shares of the Company’s newly designated Non-Voting Exchangeable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).
The Company completed the acquisition of 100% of the outstanding equity interests of Vantage on June 4, 2026 (the “Vantage Closing Date”). In connection with the closing of the Vantage acquisition, the Company issued 140,000 shares of Series A Preferred Stock to PSH (through 14 separate non-U.S. holding entities, one for each of the 14 Tranches of the Series A Preferred Stock), at an original issue price of $7,142.857 per share, for an aggregate purchase price of $1.0 billion. The proceeds from the issuance of the Series A Preferred Stock were used to fund a portion of the cash consideration for the Vantage acquisition and to contribute additional equity capital to Vantage for working capital and general corporate purposes following the closing. The terms and conditions of the Series A Preferred Stock are set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 4, 2026.
In connection with the closing of the Vantage acquisition, on June 4, 2026, the Company entered into a Subscription Agreement (the “SA”) with PSH on terms substantially similar to the terms set forth in the ECL. Pursuant to the SA, the Company issued and sold the Series A Preferred Stock to PSH for an aggregate purchase price of $1.0 billion. Pursuant to the SA, PSH has a right of first refusal with respect to any proposed secondary sale of any equity securities of Howard Hughes Insurance Holdings, LLC (including any instruments convertible into such equity) to any third party. The right of first refusal permits PSH to purchase any of those equity securities from the Company or Howard Hughes Insurance Holdings, LLC on the terms and conditions offered to the other third party. In the event the exercise of the right of first refusal would cause PSH to exceed 49% of the total shares of Buyer Units (as defined below) outstanding at any time, the underlying proposed sale shall require the consent of a majority-in-interest of the holders of Preferred Stock.
The material terms of the Series A Preferred Stock include:
•
Dividends: Dividends, if any, may be declared at the sole discretion of a majority of the Disinterested Directors of the Board. If declared, dividends track, on an as-exchanged basis, dividends or distributions received by the Company from its wholly-owned subsidiary Howard Hughes Insurance Holdings, LLC (the vehicle through which the Company holds Vantage).

•
Exchange Right: Beginning in the 60-day window following the end of the seventh fiscal year after the Original Issue Date (commencing with the fiscal year ending December 31, 2026), and within 60 days following each subsequent fiscal year-end, PSH may exchange, in increments of full Tranches, shares of Series A Preferred Stock representing more than 10% of its total shares of Series A Preferred Stock (or, if the remaining shares are less than one full Tranche, such remaining shares), without the payment of additional consideration, into a number of common equity interests of Howard Hughes Insurance Holdings, LLC (“InsuranceCo Common Units” or “Buyer Units”) at the applicable Exchange Ratio (as defined in the Certificate of Designations). Prior to any exchange, the applicable holder must obtain any required regulatory approvals from the Delaware Department of Insurance (including a Form A approval, an applicable exemption, or a new Disclaimer of Control). The Series A Preferred Stock will become exchangeable into Buyer Units if not redeemed by the end of the seventh fiscal year following the Vantage Closing Date.

•
Redemption: The Company has the right, but not the obligation, to redeem the Series A Preferred Stock during specified periods and upon certain triggering events.

•
Investment Management: Upon consummation of the Vantage acquisition on the Vantage Closing Date, PSCM entered into investment management agreements with each of Vantage Risk Specialty Insurance Company, Vantage Risk Assurance Company, Vantage Risk Ltd., and Vantage, pursuant to which PSCM will act as investment manager of each company’s general account and other investment portfolios. As long as the Services Agreement, dated May 5, 2025, between the Company and PSCM remains in effect, none of these Vantage subsidiaries will pay any additional investment

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Related-Party Transactions and Certain Relationships
management or advisory fees under the PSCM investment management agreements.
•
Registration Rights: PSH has customary registration rights with respect to the Buyer Units issuable upon exchange of the Series A Preferred Stock, including the right to require the Company and Vantage to use reasonable best efforts to conduct an initial public offering or direct listing of Buyer Units concurrently with any exchange.

•
Voting: The Series A Preferred Stock is non-voting, subject to customary protective rights.

Marc Grandisson Agreements
Warrant Agreement
On April 20, 2026, the Company entered into a Warrant Agreement (the “Director Warrant Agreement”) with MGFT Investments LLC, a Delaware limited liability company solely owned and controlled by a trust for the benefit of certain members of Marc Grandisson’s family, with Mr. Grandisson serving as the Manager of the Warrantholder. Pursuant to the Director Warrant Agreement, the Company granted and sold to the Warrantholder a warrant (the “Director Warrant”) to acquire up to 1,131,273 shares of the Company’s common stock at an exercise price of $100.00 per share, for a cash purchase price of $10,000,000 (equal to $8.84 per Warrant Share). The Director Warrant was issued in connection with the appointment of Mr. Grandisson to the Board, effective May 7, 2026, pursuant to Pershing Square Holdco, L.P.’s designation rights under the Shareholder Agreement. The Director Warrant becomes exercisable on April 20, 2030, and expires on April 20, 2031, subject to certain regulatory extensions. The Director Warrant may not be transferred or hedged prior to April 20, 2030, except to certain permitted transferees. The disinterested members of the Audit Committee approved this transaction in accordance with the Company’s Related-Party Transactions Policy prior to execution.
Supplemental Indemnification Agreement
In connection with Mr. Grandisson’s appointment to the Board, the Company entered into a supplemental indemnification agreement with Mr. Grandisson (the “Supplemental Indemnification Agreement”), pursuant to which the Company agreed to indemnify Mr. Grandisson against certain losses arising out of any forfeiture of equity awards from his prior employment at Arch Capital Group Ltd. that may result from his service as a director of, and his arrangements with, the
Company and Pershing Square, including serving as Executive Chairman of Vantage.
Howden Insurance Transactions
D&O Liability Insurance Placement
Effective April 1, 2026, the Company engaged Howden Group Holdings Ltd. (“Howden”) as its broker of record for the Company’s directors and officers liability insurance program. Susan Panuccio, the Chair of the Audit Committee and a member of the Board, serves as Chief Financial Officer of Howden Group.
Howden was selected following a competitive review process. The Company’s prior broker was evaluated alongside Howden, and the Company determined that Howden offered a superior risk management approach and was expected to achieve savings on the placement of D&O insurance relative to the prior broker’s renewal. Commissions are embedded in the premium on an average annual basis of 15%. The actual commission paid to Howden in respect of the April 1, 2026 policy placements was approximately $177,000.
Ms. Panuccio disclosed her relationship with Howden to the Audit Committee and, consistent with the Company’s Related-Party Transactions Policy, recused herself from the Committee’s deliberations and vote with respect to this matter, participating only to provide factual information at the request of the disinterested members of the Committee. Following its review, the disinterested members of the Audit
Committee determined that the terms of the engagement were fair and reasonable to the Company, and no less favorable to the Company than could be obtained from an unrelated third party, and that the engagement is in the best interests of the Company and its stockholders.
Ongoing Brokerage Relationship
Vantage places a portion of its gross written premium through brokerage arrangements with Howden and its affiliates. This relationship originated prior to Ms. Panuccio’s appointment to our Board and she has not been involved with the relationship or any negotiations since her appointment. In light of the operational scale of the relationship and the impracticability of pre-approving each individual brokerage placement on a transaction-by-transaction basis, on July 31, 2026, the Audit Committee approved a process pursuant to which management presents to the Audit Committee, on a semi-annual basis at its

Proxy Statement for the 2026 Annual Meeting of Stockholders / 35

Related-Party Transactions and Certain Relationships
first-quarter and third-quarter meetings, a summary of the business conducted between Vantage and Howden during the preceding two quarters, together with available benchmarking information. Ms. Panuccio does not participate in the Audit Committee's deliberations, or vote, with respect to the Vantage/Howden relationship.
OXMAN Design Services Agreement
In June 2026, Howard Hughes Management Co., LLC entered into a Master Professional Services Agreement with Neox Public Benefit LLC d/b/a OXMAN, and Trillium Management Development Company LLC entered into a related work order with OXMAN for design research and concept development services relating to a Floreo development unit. The work order provides for a fixed fee of $345,000, plus reimbursable expenses. This transaction is a related party transaction because OXMAN is operated by Neri Oxman, the spouse of William A. Ackman, our Executive Chairman and a director. Company management disclosed Ms. Oxman’s relationship with Mr. Ackman to the Audit Committee, consistent with the Company’s Related-Party Transactions Policy. The Audit Committee determined that the terms of the engagement were fair and reasonable to, and no less favorable to the Company than could be obtained from an unrelated third party, and that the engagement is in the best interests of the Company and its stockholders.

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Proposal No. 1 – Election of Directors
The Company’s bylaws provide that the number of directors will be determined by the Board from time to time. As of the date of this Proxy Statement, and in accordance with the terms of the Standstill Agreement, there are currently eleven members of the Board.
The nomination to serve on the Board of each director nominee identified below was recommended by the N&CG committee and approved by the Board. Each director nominee, if elected, will serve until the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) and until such director’s successor is duly elected and qualified or until such director’s earlier death, incapacity, resignation, retirement, disqualification or removal from office. Each of the director nominees has consented to being named in this proxy statement and to serve as a director if elected.
The primary qualities and characteristics that nominees to the Board should possess are strong business expertise and, in particular, experiences and expertise with regard to operations, real estate development and management, capital markets, marketing, technology, financial statements and reporting, risk management, and insurance. All eleven of the nominees possess the majority of these attributes. The specific experiences, qualifications, attributes and skills of each individual leading to his or her nomination are included in the individual discussions below.
A director is elected by a majority of votes cast “for” his or her election at a meeting at which a quorum is present.

WILLIAM A. ACKMAN Age 60 Executive Chairman since May 2025 Committees • Insurance
Background
Bill Ackman has served as Executive Chairman of the Board since May 2025, and previously served as Chairman of the Board from November 2010 to May 2024. Mr. Ackman has served as the Founder and Chief Executive Officer of PSCM since its founding in 2003, and as Chairman of the board of directors of PS  Inc. since June 2024. Prior to founding PSCM, Mr. Ackman co-founded and co-managed Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity hedge fund portfolios, until 2003. Mr. Ackman is Chairman and Chief Executive Officer of Pershing Square SPARC Holdings, Ltd. In addition, Mr. Ackman serves on the board of The Pershing Square Foundation, which he founded in 2006. Mr. Ackman previously served as Chief Executive Officer and Chairman of Pershing Square Tontine Holdings, Ltd., as a member of the Federal Reserve Bank of New York’s Investment Advisory Committee on Financial Markets and as a
director of Universal Music Group N.V. Mr. Ackman received a Masters in Business Administration from the Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.
Qualifications
Mr. Ackman’s management experience, his service on boards of directors of public companies, and his investment experience in public and private companies and real estate provide him with valuable insights and perspectives that can assist the Company and the Board.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 37

Proposal No. 1 – Election of Directors
DAVID EUN Age 59 Independent director since May 2023 Committees • Audit • Technology (Chair)
Background
David Eun has served as a director since May 2023. He was Co-Founder of Alakai Group, an investment firm. Mr. Eun previously worked at Samsung Electronics from January 2012 to December 2020. At Samsung, Mr. Eun served as President and Chief Innovation Officer for Samsung Electronics, a role in which he identified new industry and consumer trends, developed long-term strategies for driving future growth opportunities, and negotiated alliances with top technology partners. Mr. Eun also served as President of Samsung NEXT, an innovation group he founded providing venture capital, partnership formation, product development, M&A advisory, and operational support to startups globally. Prior to joining Samsung, Mr. Eun served as President of AOL Media, and Global Head of Content Partnerships and Business Development at Google and YouTube, following executive roles in media and venture capital. Mr. Eun has served as a director of Versant Media Group, Inc. since January 2026 and is a member of its Nominating and Corporate Governance Committee. Mr. Eun is a graduate of Harvard College and Harvard Law School.
Qualifications
We believe Mr. Eun’s experience in the media and technology industries and his familiarity with corporate innovation and operations will provide the Board with valuable insights into key matters.
MARC GRANDISSON Age 59 Director since May 2026 Committees • Insurance (Chair)
Background
Marc Grandisson has served as a director since May 2026 and has been Executive Chairman of Vantage since June 2026. Mr. Grandisson served as Chief Executive Officer of Arch Capital Group Ltd. (NASDAQ: ACGL), a Bermuda-based global provider of specialty insurance, reinsurance, and mortgage insurance, from 2018 until his retirement in 2024. One of Arch Capital’s original founders, Mr. Grandisson joined the company at its inception in 2001 and held a series of senior leadership roles before being appointed Chief Executive Officer. Under his leadership, Arch Capital grew into one of the most respected and profitable specialty insurance enterprises in the world, delivering consistent long-term value to shareholders across a range of market cycles. Prior to joining Arch Capital, Mr. Grandisson held senior roles at Berkshire Hathaway, F&G Re, and Towers Watson. He is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries, and served as Chairman of the Association of Bermuda Insurers and Reinsurers (ABIR) from 2021 to 2022. Mr. Grandisson earned a Bachelor of Science in Actuarial Science from Université Laval in 1990 and a Master of Business Administration from the Wharton School of the University of Pennsylvania in 2000. A lifelong hockey enthusiast born and raised in Quebec, he is a minority investor in the NHL’s Carolina Hurricanes.
Qualifications
Mr. Grandisson’s extensive insurance, reinsurance, capital markets, and executive leadership experience provide him with valuable insights and perspectives that can assist the Company and the Board.
RYAN ISRAEL Age 41 Director since May 2025 Committees • Insurance • Compensation (observer)
Background
Ryan Israel has served as a member of our Board and as Chief Investment Officer since May 2025. Mr. Israel joined the Pershing Square investment team in 2009 and has served as the Chief Investment Officer of PSCM since August 2022. He has also served as a member of the board of directors of PS Inc. since June 2024. Mr. Israel was previously an analyst at The Goldman Sachs Group, Inc. in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.

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Proposal No. 1 – Election of Directors
Qualifications
Mr. Israel’s investment, capital markets and management experience provide him with valuable insights and perspectives that can assist the Company and the Board.
THOM LACHMAN Age 63 Independent director since September 2025 Committees • Nominating and Corporate Governance • Technology
Background
Thom Lachman has served as a director since September 2025. Mr. Lachman is the former Chairman and CEO of Duracell, a Berkshire Hathaway company. Duracell is the leading global disposable battery brand in the world with a presence in over 90 countries. Mr. Lachman joined Duracell in 2016 as the North America President and leader of the transition team after Duracell was purchased from Procter and Gamble. He was promoted to Chairman and CEO in 2018. Prior to joining Berkshire Hathaway, Mr. Lachman worked for Procter and Gamble for 33 years. He had varied assignments that provided deep experience in general management, brand management, marketing, sales, acquisition integration and plant operations. His last assignment was President of P&G Canada. During his career at Procter and Gamble, he worked on some of the most well known and valuable global packaged good brands including Gillette, Tide, Old Spice, Pampers and Cover Girl. Mr. Lachman earned a BS in Chemical Engineering as well as an MBA from Tulane University.
Qualifications
Mr. Lachman’s extensive experience in executive leadership, operations, and marketing, particularly as the CEO of a global company, makes him a valuable asset to the Board and the Company.
DAVID O’REILLY Age 52 Director since December 2020 Committees • None
Background
David O’Reilly has served as Chief Executive Officer of the Company since December 2020 and as a member of the Board of Directors since that time. In this role, he leads the Company’s strategy and operations, overseeing one of the nation’s leading platforms for the development of master planned communities and mixed-use real estate, with a focus on long-term value creation and disciplined capital allocation. In his role as Chief Executive Officer, Mr. O’Reilly is leading the execution of the Company’s evolution into a diversified holding company, with a focus on integrating and scaling new operating platforms to drive long-term value creation. Mr. O’Reilly previously served as the Company’s Chief Financial Officer from October 2016 to April 2021 and as its President from June 2020 to November 2020. He was appointed Interim Chief Executive Officer in September 2020 prior to being named Chief Executive Officer and elected to the Board in December 2020. Prior to joining the Company, Mr. O’Reilly served as Executive Vice President and Chief Investment Officer of Parkway Properties, Inc., a NYSE-listed real estate investment trust focused on office properties, from November 2011 to October 2014, and as its Chief Financial Officer from August 2012 to October 2016, including a period as Interim Chief Financial Officer. Earlier in his career, Mr. O’Reilly held senior roles in real estate investment and capital markets, including positions with Banyan Street Capital, Eola Capital LLC, Barclays Capital Inc., and Lehman Brothers. Across these roles, he was involved in a wide range of financial advisory and merger and acquisition activities, including leveraged buyouts, initial public offerings, and commercial mortgage-backed securities transactions. Mr. O’Reilly has served as an independent trustee of Kite Realty Group Trust, a publicly traded REIT, since 2013, and is a member of its Audit Committee and Compensation Committee. Mr. O’Reilly earned a B.S. in Civil Engineering from Tufts University and an M.B.A. from Columbia University.
Qualifications
Mr. O’Reilly’s extensive financial and strategic experience in the real estate industry, as well as his executive leadership experience, make him particularly suited to provide guidance to the Board and serve as a bridge between the Board and our executive officers.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 39

Proposal No. 1 – Election of Directors
Other current public company boards
•
Kite Realty Group Trust

SUSAN PANUCCIO Age 54 Independent director since September 2025 Committees • Audit (Chair)
Background
Susan Panuccio has served as a director and Chair of our Audit Committee since September 2025. Ms. Panuccio started her professional career with KPMG, and held finance roles at Ansett Australia and AngloGold Ashanti prior to joining News Corporation in 2002. At News Corporation, Ms. Panuccio held a variety of strategic, operational and finance roles in the UK and Australia. She became CFO of News UK in 2008 and CFO of News Corp Australia in 2013, serving on the Board of Foxtel and the ASX listed REA. In 2017 she became CFO of News Corp, a diversified News and Information services company in New York. During her tenure as CFO she oversaw financial strategy during a transformative period marked by the company’s transition towards a digital and subscription led business, which delivered margin expansion, strong share price growth and shareholder returns. In January 2026, Ms. Panuccio joined Howden Group, the global insurance group, as Group Chief Financial Officer and a Board member, as the company pursues its ambitious plans for the future. Ms. Panuccio earned a Bachelor of Business Administration in Accounting and Technology from Ballarat University.
Qualifications
Ms. Panuccio’s extensive background in corporate finance, her long-standing experience as a Chief Financial Officer for a large, global media company, and her knowledge of the insurance industry make her exceptionally qualified to serve on the Company’s Board.
R. SCOT SELLERS Age 69 Presiding Director since May 2025 Independent director since November 2010 Committees • Compensation (Chair)
Background
R. Scot Sellers has served as Presiding Director of our Board since May 2025 and as a director since
November 2010. Previously, Mr. Sellers served as Chairman of our Board from May 2024 to May 2025. Mr. Sellers brings to the Board the expertise of a 45-year career in the real estate industry. From January 1997 until February 2013, Mr. Sellers served as the Chief Executive Officer of Archstone, one of the world’s largest apartment companies. He also served as Archstone’s Chief Investment Officer from 1995 until January 1997. Under his leadership, Archstone moved from being a mid-sized owner of apartments in secondary and tertiary cities to the largest publicly traded owner of urban high-rise apartments in the nation’s premier cities with a market capitalization of more than $22 billion. During his career, Mr. Sellers has been responsible for the development, acquisition, and operation of over $40 billion of apartment communities in over 50 different cities across the United States. In addition, Mr. Sellers served as the chairman of the National Association of Real Estate Investment Trusts from November 2005 until November 2006 and on the International Board of Directors of Habitat for Humanity from June 2013 through November 2020. He currently serves on the board of two privately held companies: The Irvine Company and Milhaus LLC. Mr. Sellers has also served as Chairman of the Board of the Maui Land and Pineapple (“MLP”) Company, Inc., a master planned community developer, since May 2023, and serves on MLP’s Compensation Committee.
Qualifications
Mr. Sellers’ extensive experience in the real estate industry, evidenced by the broad growth of Archstone under his leadership and his dedicated board and committee service within the industry, provide him with valuable industry-specific insight, knowledge and expertise, making him particularly suited to provide guidance to the Board.
Other current public company boards
•
Maui Land & Pineapple Company, Inc.

MARY ANN TIGHE Age 77 Independent director since October 2011 Committees • Compensation • Nominating and Corporate Governance
Background
Mary Ann Tighe has served as a director since October 2011. Ms. Tighe has been credited with transforming New York’s skyline during her more than 40 years in the real estate industry. Ms. Tighe has been

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Proposal No. 1 – Election of Directors
the Chief Executive Officer of CBRE’s New York Tri-State Region since 2002, a region of 4,500 employees, and served as a director of CBRE in 2013. Over the course of her career, Ms. Tighe has completed commercial real estate transactions totaling more than 133.5 million square feet in the New York Region, including deals that have anchored more than 16.4 million square feet of new construction. From January 2010 through December 2012, Ms. Tighe served as Chair of the Real Estate Board of New York, the first woman to hold this position in its 114-year history and the first broker in 30 years. Ms. Tighe began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of Vice Chairman of Insignia/ESG, where she was regularly recognized as being among the firm’s top producers. Prior to entering the real estate field, Ms. Tighe served as a Vice President of the American Broadcasting Companies, where she launched the A&E cable channel. Ms. Tighe was also formerly the Deputy Chairman of the National Endowment for the Arts, Arts Advisor to Vice President Walter Mondale, and a staff member of the Smithsonian Institution.
Qualifications
Ms. Tighe’s extensive experience with commercial real estate transactions enables her to provide the Board with key insight into real estate matters.
JEAN-BAPTISTE WAUTIER Age 56 Independent director since May 2025 Committees • Audit • Technology
Background
Jean-Baptiste Wautier has served as a director since May 2025. Mr. Wautier is an investor and philanthropist, a resident of London, and co-founder of the Wautier Family Office, which was established in 2024. He is currently Chairman of GEDEBE, a luxury fashion house, and a non-executive director at the architectural practice, Studio Razavi + Partners, as well as Chair of the Investment Committee at Sci Ventures and Chairman of Aspire. Mr. Wautier has served as a director of Pershing Square Holdings, Ltd., a closed-end investment company, since May 2025. Mr. Wautier is also a Senior Lecturer at Sciences Po University in Paris and an Executive Fellow at Adam Smith’s Panmure House. Mr. Wautier began his career at Arthur Andersen before moving to Morgan Stanley. He then joined private equity firm, IK Partners, in 2000, before moving to BC Partners in 2004, where Mr. Wautier served as Chairman of the Investment Committee and Chief Investment Officer in the United Kingdom
between 2013 and 2023. At BC, he co-managed €40 billion of assets, helped raise three flagship funds, and led ten major investments. Mr. Wautier served as a member of the Management Committee in the United Kingdom between 2018 and 2023, before leaving BC Partners in 2024. He also contributes to economic policy discussions through platforms like Les Echos, Fondapol, and the World Economic Forum. Mr. Wautier holds a Master’s (Political Science and Government) and a Master of Science (Industrial Organisation) from Sciences Po and Université Sorbonne Paris Nord, respectively.
Qualifications
Mr. Wautier’s investment and architectural experience provide him with knowledge and expertise that will benefit the Board.
ANTHONY WILLIAMS Age 75 Independent director since February 2021 Committees • Compensation • Nominating and Corporate Governance (Chair)
Background
Anthony Williams has served as a director since February 2021. Mr. Williams currently serves as the Chief Executive Officer and Executive Director of Federal City Council, a nonprofit organization dedicated to the advancement of civic life in the nation’s capital, a position he has held since April 2012. He also has served as a Senior Advisor with the law firm King & Spalding in its Government Affairs and Public Policy practice group since July 2016. Mr. Williams previously served two terms as the mayor of Washington, D.C. from 1999 to 2007, leading the city’s revitalization, restoring its finances and improving city services. As the independent Chief Financial Officer of the District of Columbia from 1995 to 1998, he worked with local officials, the D.C. Financial Control Board, and the U.S. Congress. He has held various positions in federal, state, and local government, including serving as the first CFO for the U.S. Department of Agriculture, a position to which he was appointed by President Bill Clinton and confirmed by the U.S. Senate. Mr. Williams is a veteran of the U.S. Air Force, a fellow of the National Academy of Public Administration and former President of the National League of Cities, and formerly served as a lecturer and faculty member in Public Management at the Harvard Kennedy School of Government’s Ash Center for Democratic Governance and Innovation. Mr. Williams holds a JD from Harvard Law School, a master’s degree in public policy from the Harvard Kennedy School of Government, and a bachelor’s

Proxy Statement for the 2026 Annual Meeting of Stockholders / 41

Proposal No. 1 – Election of Directors
degree from Yale College, as well as a number of honorary degrees and awards, including the 2020 ULI Prize for Visionaries in Urban Development.
Qualifications
Mr. Williams’ extensive experience with urban development, government relations and financial oversight enables him to provide the Board with key insight into urban development and the related government relations.

✓	The Board recommends a vote FOR each of the eleven director nominees listed above.

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Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation
The Company believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its stockholders. This advisory, non-binding, stockholder vote, as required under Section 14A of the Exchange Act and commonly known as “say-on-pay”, gives you, as a stockholder, the opportunity to vote for or against the Company’s executive compensation program. We conduct this vote annually.
The vote on this proposal is not intended to address any specific element of compensation. The vote relates to the compensation of the Company’s named executive officers (“NEOs”), as disclosed under the headings “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Highlights of our executive compensation program and practices include the following:
■
a compensation recovery policy designed to prevent misconduct by any executive officers;

■
no single-trigger change-in-control arrangements;

■
minimum three-year vesting period for performance-based equity awards;

■
a substantial portion of our long-term equity awards contains meaningful performance hurdles to achieve full vesting;

■
minimum stock ownership guidelines for the Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer & Secretary;

■
no excise tax gross-ups in executive employment agreements or incentive plans; and

■
a general prohibition against short sales, investing in publicly traded options, hedging, pledging and margin accounts and limit orders involving Company securities.

The Board recommends that stockholders vote “FOR” the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.

✓	The Board recommends a vote FOR the resolution approving the executive compensation of our NEOs.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 43

Proposal No. 3 – Ratification of the Appointment of KPMG LLP
as the Company’s Independent Registered Public Accounting Firm for Fiscal 2026
The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal 2026. SEC regulations and the NYSE corporate governance standards require that the Company’s independent registered public accounting firm be engaged, retained and supervised by the Audit Committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders’
ratification of the Audit Committee’s selection of KPMG because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm would be considered by the Audit Committee in determining whether to engage KPMG.

✓	The Board recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2026.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. As described above, the Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for fiscal 2026.
A representative of KPMG may be present at the Annual Meeting and, if present, will be given the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

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Proposal No. 3 – Ratification of the Appointment of KPMG LLP as the
Company’s Independent Registered Public Accounting Firm for Fiscal 2026
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table presents fees incurred for professional services rendered by the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024.

	December 31,
	2025	2024
Audit Fees(1)	$2,639,259	$2,652,794
Audit-Related Fees(2)(3)	492,845	2,332,726
Tax Fees	–	–
All Other Fees	–	36,300
Total Fees	$3,132,104	$5,021,820

(1)
Includes fees and expenses primarily for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal control over financial reporting, and the reviews of the Company’s consolidated financial statements included in the Forms 10-Q, as well as comfort letters and consents.

(2)
Includes fees for the audits of certain joint ventures and wholly owned subsidiaries of the Company.

(3)
2024 audit-related fees include fees and expenses of KPMG for work related to the spinoff of SEG.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules) to assure that the provision of such services does not impair the firm’s independence. All audit and non-audit services were pre-approved by our Audit Committee in accordance with the pre-approval requirements set forth in its charter.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 45

Audit Committee Report
The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee in SEC rules and the NYSE listing standards) and assists the Board in a number of duties. These duties include oversight of the following matters: the integrity of the Company’s financial statements; compliance with certain legal and regulatory requirements; the performance of the internal audit function; and the financial reporting process. In addition, the Audit Committee is directly responsible for the appointment, compensation (including negotiation and approval of the audit fee), retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee appointed KPMG LLP (“KPMG”) as its independent registered public accounting firm for fiscal 2026. The Audit Committee operates pursuant to a written charter adopted by the Board and reviewed annually by the Audit Committee. A copy of the charter is available on our website at www.howardhughes.com under the “Investors” tab. The Audit Committee has the resources and authority it deems appropriate to discharge its responsibilities.
The Audit Committee has engaged KPMG to serve as the Company’s independent accounting firm since 2022. In accordance with SEC rules, the lead audit partner on the Company engagement serves no more than five consecutive years in that role. The current lead partner was appointed in 2022. The Audit Committee and management have direct input into the selection of the lead audit partner. The Audit Committee periodically considers whether the annual audit of the Company’s financial statements should be conducted by another firm.
In determining whether to reappoint KPMG as the Company’s independent registered public accounting firm for 2026, subject to stockholder ratification, the Audit Committee took into consideration a number of factors. These factors included:
■
the length of time the firm has been engaged by the Company;

■
KPMG’s familiarity with the Company’s operations and industry, accounting policies, financial reporting process, and internal control over financial reporting;

■
KPMG’s skills, expertise and independence;

■
the quality of the Audit Committee’s ongoing discussions with KPMG;

■
a review of external data related to KPMG’s legal risks and proceedings, audit quality and recent public portions of Public Company Accounting Oversight Board (United States) (the “PCAOB”) reports;

■
an assessment of the professional qualifications of KPMG, the performance of the lead audit partner and the other professionals on the Company account;

■
the reasonableness of KPMG’s fees for the services provided to the Company;

■
management’s relationship with KPMG and its assessment of KPMG’s performance; and

■
the impact of changing auditors, including the significant time requirement that could distract from management’s focus on reporting and internal controls.

Based on this evaluation, the Audit Committee believes that it is in the best interests of the Company and our stockholders to retain KPMG as our independent registered public accounting firm for fiscal 2026.
Each member of the Audit Committee is considered financially literate, as defined by the NYSE, and is an independent director in accordance with applicable regulations of the SEC and NYSE. The Board has determined that Ms. Panuccio has the necessary experience to qualify as an “audit committee financial expert” under SEC rules. As determined by the SEC, a person designated as an audit committee financial expert will not be deemed an “expert” for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the Audit Committee and the Board, and does not affect the duties, obligations or liabilities of the Board.
Management is responsible for the Company’s system of internal control over financial reporting and for preparing its consolidated financial statements. KPMG was responsible for performing independent audits of

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Audit Committee Report
the Company’s internal control over financial reporting as of December 31, 2025 and its consolidated financial statements as of December 31, 2025 and for the year then ended, both in accordance with the standards of the PCAOB, and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control.
The Audit Committee reviewed and discussed with both management and KPMG the results of the independent audits of the Company’s internal control over financial reporting as of December 31, 2025 and its consolidated financial statements as of December 31, 2025 and for the year ended December 31, 2025, prior to their issuance. During 2025, management advised the Audit Committee that the set of financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure matters with the Audit Committee. This included discussion with KPMG of matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, as adopted by the PCAOB and SEC Regulation S-X Rule 2-07, Communication with Audit
Committees, as currently in effect, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.
Taking all of these reviews and discussions into account, all of the Audit Committee members listed below recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Members of the Audit Committee
Susan Panuccio, Chair
David Eun
Jean-Baptiste Wautier

Proxy Statement for the 2026 Annual Meeting of Stockholders / 47

Executive Officers
The following table sets forth certain information with respect to the Company’s current executive officers:
WILLIAM ACKMAN EXECUTIVE CHAIRMAN Age 60
Background
Bill Ackman has served as Executive Chairman of the Board since May 2025, and previously served as Chairman of the Board from November 2010 to May 2024. Mr. Ackman has served as the Founder and Chief Executive Officer of PSCM since its founding in 2003, and as Chairman of the board of directors of PS  Inc. since June 2024. Prior to founding PSCM, Mr. Ackman co-founded and co-managed Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity hedge fund portfolios, until 2003. Mr. Ackman is Chairman and Chief Executive Officer of Pershing Square SPARC Holdings, Ltd. In addition, Mr. Ackman serves on the board of The Pershing Square Foundation, which he founded in 2006. Mr. Ackman previously served as Chief Executive Officer and Chairman of Pershing Square Tontine Holdings, Ltd., as a member of the Federal Reserve Bank of New York’s Investment Advisory Committee on Financial Markets and as a director of Universal Music Group N.V.
Mr. Ackman received a Masters in Business Administration from the Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.
DAVID O’REILLY CHIEF EXECUTIVE OFFICER AND DIRECTOR Age 52
Background
David O’Reilly has served as Chief Executive Officer of the Company since December 2020 and as a member of the Board of Directors since that time. In this role, he leads the Company’s strategy and operations, overseeing one of the nation’s leading platforms for the development of master planned communities and mixed-use real estate, with a focus on long-term value creation and disciplined capital allocation. In his role as Chief Executive Officer, Mr. O’Reilly is leading the execution of the Company’s evolution into a diversified holding company, with a focus on integrating and scaling new operating platforms to drive long-term value creation. Mr. O’Reilly previously served as the Company’s Chief Financial Officer from October 2016 to April 2021 and as its President from June 2020 to November 2020. He was appointed Interim Chief Executive Officer in September 2020 prior to being named Chief Executive Officer and elected to the Board in December 2020. Prior to joining the Company, Mr. O’Reilly served as Executive Vice President and Chief Investment Officer of Parkway Properties, Inc., a NYSE-listed real estate investment trust focused on office properties, from November 2011 to October 2014, and as its Chief Financial Officer from August 2012 to October 2016, including a period as Interim Chief Financial Officer. Earlier in his career, Mr. O’Reilly held senior roles in real estate investment and capital markets, including positions with Banyan Street Capital, Eola Capital LLC, Barclays Capital Inc., and Lehman Brothers. Across these roles, he was involved in a wide range of financial advisory and merger and acquisition activities, including leveraged buyouts, initial public offerings, and commercial mortgage-backed securities transactions. Mr. O’Reilly has served as an independent trustee of Kite Realty Group Trust, a publicly traded REIT, since 2013, and is a member of its Audit Committee and Compensation Committee.
Mr. O’Reilly earned a B.S. in Civil Engineering from Tufts University and an M.B.A. from Columbia University.

48 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Executive Officers
RYAN ISRAEL CHIEF INVESTMENT OFFICER AND DIRECTOR Age 41
Background
Ryan Israel has served as a member of our Board and as Chief Investment Officer since May 2025. Mr. Israel joined the Pershing Square investment team in 2009 and has served as Chief Investment Officer of Pershing Square since August 2022. He has also served as a member of the board of directors of PS Inc. since June 2024. Mr. Israel was previously an analyst at The Goldman Sachs Group, Inc. in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January 2019.
Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.
CARLOS OLEA CHIEF FINANCIAL OFFICER Age 48
Background
Carlos Olea is the Chief Financial Officer of the Company. He is responsible for overseeing the Company’s investment, accounting and financial strategy, and working with the executive team to unlock meaningful long-term value across the Company’s portfolio.
Mr. Olea has served in his current role since January 2022. He has been with the Company since 2017 and served as the company’s Chief Accounting Officer from 2019 until 2022, overseeing the financial accounting strategy for the nation’s largest portfolio of master planned communities (“MPCs”) during a time of outstanding growth. Prior to joining the Company, Mr. Olea served as Chief Accounting Officer at Carr Properties, a Washington, D.C.-based owner-operator and developer. Previously, he was a Senior Manager with the Advisory Services practice of Ernst and Young and a Director of Technical Accounting and Financial Reporting with AvalonBay Communities in Arlington, Virginia.
Mr. Olea has a Master’s in Real Estate degree with a concentration in finance from Georgetown University, and a B.S. in Accounting and Finance from ITESM, in Mexico.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 49

Executive Officers
JOE VALANE CHIEF LEGAL OFFICER & SECRETARY Age 40
Background
Joe Valane joined the Company in March 2024. Mr. Valane initially served as our General Counsel and Secretary, and has served as Chief Legal Officer and Secretary since June 2026. Mr. Valane is responsible for overseeing all legal matters for HHH. Since Q3 2025, Mr. Valane also leads the Culture & People (HR) and governmental affairs functions. Prior to joining the Company, Mr. Valane was General Counsel of Revantage and Shopcore, two Blackstone portfolio companies. In that role, Mr. Valane oversaw large teams responsible for providing legal support as a shared service across Blackstone’s U.S. real estate portfolio, including retail, multifamily, office, logistics, and hospitality asset classes. Previously, Mr. Valane was a Partner at Kleinbard LLC, where he advised a diverse portfolio of corporate clients in equity finance and investment structuring, mergers and acquisitions, and general corporate counseling. Prior to that, Mr. Valane served as a corporate associate at two large law firms. Mr. Valane brings expertise in navigating complex legal and business challenges, building and managing high-performing teams, and implementing legal technology.
Mr. Valane received his J.D. from New York University School of Law, and his B.A. in International Affairs from George Washington University, where he graduated summa cum laude and was elected Phi Beta Kappa.
ELENA VERBINSKAYA CHIEF ACCOUNTING OFFICER Age 47
Background
Elena Verbinskaya is Chief Accounting Officer for Howard Hughes, responsible for overseeing accounting, financial reporting, treasury, and tax.
Prior to joining the Company in 2023, Ms. Verbinskaya served as Vice President of Financial Reporting and Accounting Integration at IPSCO Tubulars Inc., a North American division of TMK Group. She also held the position of Chief Accounting Officer at TMK Group, one of the world’s leading producers and suppliers of steel pipe for the oil and gas industry. Ms. Verbinskaya joined Howard Hughes with more than 20 years of accounting experience.
Ms. Verbinskaya holds a master’s degree in accounting, analysis and audit from Far Eastern State University. She is also a CPA (Certified Public Accountant, United States of America) and FCCA (Fellow Member of the Association of Chartered Certified Accountants, United Kingdom).

50 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Executive Officers
ANDREW DAVIS CHIEF OPERATING OFFICER (HHC) Age 44
Background
Andrew Davis serves as Chief Operating Officer of Howard Hughes Communities and oversees the company’s MPC business, capital markets activities, joint ventures, and operating assets. He is also a voting member of the company’s Capital Allocation Committee.
Previously, Mr. Davis served as HHC’s Executive Vice President of Investments and Operations and concurrently as interim President of Summerlin. Before joining Howard Hughes in 2011 as an analyst to the President, he held various roles focused on the monetization of non-performing real estate loans and the evaluation of venture investments.
Mr. Davis holds a BS from The George Washington University and an MBA from Southern Methodist University.
MARC GRANDISSON EXECUTIVE CHAIRMAN, VANTAGE Age 59
Background
Marc Grandisson has served as a director since May 2026 and has been Executive Chairman of Vantage since June 2026. Mr. Grandisson served as Chief Executive Officer of Arch Capital Group Ltd. (NASDAQ: ACGL), a Bermuda-based global provider of specialty insurance, reinsurance, and mortgage insurance, from 2018 until his retirement in 2024. One of Arch Capital’s original founders, Mr. Grandisson joined the company at its inception in 2001 and held a series of senior leadership roles before being appointed Chief Executive Officer. Under his leadership, Arch Capital grew into one of the most respected and profitable specialty insurance enterprises in the world, delivering consistent long-term value to shareholders across a range of market cycles. Prior to joining Arch Capital, Mr. Grandisson held senior roles at Berkshire Hathaway, F&G Re, and Towers Watson. He is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries, and served as Chairman of the Association of Bermuda Insurers and Reinsurers (ABIR) from 2021 to 2022. Mr. Grandisson earned a Bachelor of Science in Actuarial Science from Université Laval in 1990 and a Master of Business Administration from the Wharton School of the University of Pennsylvania in 2000. A lifelong hockey enthusiast born and raised in Quebec, he is a minority investor in the NHL’s Carolina Hurricanes.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 51

Executive Officers
GREG HENDRICK CHIEF EXECUTIVE OFFICER, VANTAGE Age 60
Background
Greg Hendrick is a co-founder and served as Chief Executive Officer of Vantage since its founding in late 2020. Prior to founding Vantage, Mr. Hendrick served as Chief Executive Officer of AXA XL, the property and casualty and specialty risk division of AXA S.A., from 2018 to 2020. Before AXA XL, Mr. Hendrick spent approximately 25 years with XL Group companies, serving in a series of progressively senior underwriting and executive leadership roles, including Chief Executive of Reinsurance, Chief Executive of Insurance, Executive Vice President of Strategic Growth, President and Chief Underwriting Officer of XL Re Ltd., and Vice President of U.S. Property Underwriting at XL Mid Ocean Reinsurance Ltd. Mr. Hendrick began his career as an actuarial analyst at AIG and subsequently served as a Vice President of Treaty Underwriting at Winterthur Reinsurance Corporation of America. He brings over 35 years of insurance and reinsurance industry experience to his role at Vantage, with particular expertise in specialty and property catastrophe underwriting, cycle management, and building and scaling diversified re/insurance platforms. Mr. Hendrick currently serves on the board of directors of Verisk Analytics, Inc. (NASDAQ: VRSK) and on the Board of Governors of St. John’s University and the Board of Overseers of the Greenberg School of Risk Management, Insurance, and Actuarial Science. He earned a Bachelor of Science in Mathematics, Summa Cum Laude, from St. John’s University.

52 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Compensation Discussion and Analysis
EXECUTIVE COMPENSATION
This Compensation Discussion and Analysis provides information on our executive compensation program and the amounts shown in the executive compensation tables that follow. In this proxy statement, the Named Executive Officers, or NEOs, include each of the executive officers listed below for fiscal 2025.
Named Executive Officer	Position
David O’Reilly	Chief Executive Officer (“CEO”)
L. Jay Cross+	Former President
Carlos A. Olea	Chief Financial Officer (“CFO”)
Joseph Valane*	Chief Legal Officer and Secretary
Doug Johnstone	President, HHC Hawaii Region & National Condominium Development
Andrew Davis	HHC Chief Operating Officer

+
Mr. Cross ceased to be an executive officer of, and retired from, the Company effective September 16, 2025.

*
Mr. Valane’s title changed from “General Counsel & Secretary” to “Chief Legal Officer & Secretary” effective June 29, 2026.

EXECUTIVE SUMMARY
Our success depends, in large part, on our ability to successfully attract, motivate and retain a qualified management team. The executive compensation program designed and implemented by the Compensation Committee is intended to attract, retain and motivate the key people necessary to enable us to maximize operational efficiency and profitability over the long term, while holding employees accountable to the Company’s strategy and values. The Compensation Committee believes that executive compensation should align the interests of our executives and other key employees with those of the Company, including its mission and strategy, and with long-term stockholder value. Our executive compensation program also is designed to differentiate compensation based upon individual contribution, performance, and experience.
In establishing compensation, the Compensation Committee provides our NEOs with a competitive compensation package, using a holistic evaluation of each element of our NEOs’ compensation together with an assessment of each NEO’s ownership position in the Company (inclusive of all types of equity awards). The Compensation Committee sets compensation in this manner to ensure that our compensation practices do not disadvantage the Company in attracting and retaining executives and other key employees, while also managing a competitive compensation expense structure for the Company.
Although the Compensation Committee considers the executive compensation paid by our public company peer group in making compensation decisions, the Compensation Committee also considers the compensation that real estate private equity firms, private real estate development companies and real estate opportunity funds pay their executives. Given the small number of public company peers directly competing with the Company and the nature of the Company’s business, the Compensation Committee believes it is prudent to consider the compensation of both its privately and publicly owned peers when making its compensation decisions.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 53

Compensation Discussion and Analysis
Financial and Operational Highlights*
The Company delivered outstanding full-year results in 2025, as the Company transforms into a diversified holding company following Pershing Square’s $900 million investment in HHH in May 2025. We expect to build upon HHH’s highly successful cash-generative real estate platform to acquire controlling stakes in high-quality, durable growth public and private operating companies while continuing to invest in and grow our core real estate development and MPC business. We believe the recently completed acquisition of Vantage to be a key step in this effort and will help establish a foundation for compounding long-term shareholder value.
The compensation decisions made for 2025, which are reflected in the compensation tables set forth below, were based in many respects on the Company’s 2025 achievements, many of which are highlighted below. We anticipate that our compensation programs going forward will evolve to reflect these changes, the first of which will be to base our NEOs’ long-term incentive awards primarily on performance metrics such as total stockholder return beginning in 2026.
Full-Year Company Highlights
•
Net income from continuing operations of $123.8 million, or $2.21 per diluted share, in 2025, compared to $285.2 million, or $5.73 per diluted share, in 2024.

•
Announced an agreement to acquire 100% of Vantage, a privately held leading specialty insurance and reinsurance company, for approximately $2.1 billion, marking a significant step in transforming the Company into a diversified holding company.

•
Adjusted Operating Cash Flow of $446 million, or $7.97 per diluted share, compared to $535 million, or $10.71 per diluted share, in the prior-year period.

•
Contracted $1.6 billion of future condo revenue, primarily through the pre-sale of 220 condominium units at Melia and ‘Ilima – the 12th and 13th condominium developments at Ward Village®.

•
Generated MPC EBT of $476 million, driven by the sale of 621 residential acres at an average price of $890,000 per acre.

•
Total Operating Assets Net Operating Income (NOI) increased 8% year-over-year to $276 million, led by robust office and multifamily results.

•
Strong liquidity position with $1.5 billion in cash and cash equivalents and $1.2 billion of undrawn lender commitments available to be drawn for property development.

Operating Assets
•
Total Operating Assets NOI, including the contribution from unconsolidated ventures, was $276.3 million – a new full-year record representing a $19.3 million, or 8%, year-over-year increase.

•
Office delivered record NOI in 2025, increasing 11% year-over-year, primarily due to strong lease-up activity and abatement expirations in The Woodlands, Merriweather District, and Summerlin. In 2025, the Company executed 484,000 square feet of new or expanded office leases including 334,000 square feet in The Woodlands, 88,000 square feet in Merriweather District, and 62,000 square feet in Summerlin.

•
Multifamily contributed record NOI and increased 7% year-over-year, predominantly due to strong lease-up across our stabilized portfolio, including Tanager Echo in Summerlin, Wingspan in Bridgeland, and Marlow at Merriweather District.

•
Retail NOI increased 2% year-over-year, primarily due to higher achieved rents at Downtown Summerlin and continued lease up of newly delivered assets, most notably the Whole Foods-anchored retail center in Summerlin and Village Green at Bridgeland Central®.

54 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Compensation Discussion and Analysis
MPC
•
MPC EBT reached an all-time high of $476.1 million, increasing 36% compared to $349.1 million in the prior year.

•
Residential land sales totaled 621 acres in 2025, compared to 445 acres in the prior year, including 415 acres sold in Summerlin®, 177 acres sold in Bridgeland®, and 28 acres sold in The Woodlands Hills®.

•
In Summerlin, land sales included a bulk sale of 231 acres at an average price of $434,000 per acre. Excluding the bulk sale, residential land sales included seven superpad sales totaling 181 acres at a record price of approximately $1.7 million per acre and three custom lots at an average price of approximately $7.6 million per acre.

•
New homes sold across our communities totaled 1,936 units in 2025, with Summerlin and Bridgeland ranking #10 and #11, respectively, in RCLCO’s annual list of top-selling master planned communities.

Strategic Developments
•
In Hawai‘i, the Company contracted to sell 287 condominium units representing approximately $1.6 billion in future revenue. The majority of these pre-sales occurred at Melia and ‘Ilima, which contracted 220 units during the year, and at The Launiu, which contracted 63 units. At year end, the predevelopment condominiums of Melia and ‘Ilima were 60% pre-sold, and The Launiu was 71% pre-sold. Additionally, the condominiums under construction include The Park Ward Village® at 97% pre-sold, and Kalae® at 93% pre-sold.

•
In Texas, the Company pre-sold six additional units at The Ritz-Carlton Residences, The Woodlands, representing approximately $43.3 million in future condo revenue, bringing the development project to 76% pre-sold at year end. The units remaining are being selectively held off the market in an effort to capture incremental value when the project nears completion.

•
The Company broke ground on Memorial Hermann Medical Office, a 51,000-square-foot, build-to-suit facility in Bridgeland, representing the first phase of approximately one million square feet of planned medical facilities within the master planned community.

Financing Activity
•
Extended the Tanager Echo construction loan to an initial maturity in December 2031, with proceeds from refinancing of $10.6 million. The loan extension will bear interest at 5.23% compared to the previous rate of SOFR + 2.94%.

•
Extended the Merriweather Row loan through a renewal, extension, and modification agreement to an initial maturity in December 2028. The transaction included a $13.4 million paydown of the outstanding loan balance and resulted in the One Mall North property being unencumbered from the financing.

•
Subsequent to the quarter, 10285 Lakefront Medical Office exercised the first extension option to extend its maturity from March 2026 to March 2027.

•
Subsequent to year end, on February 17, 2026, Howard Hughes Corporation (HHC), the Company’s wholly owned subsidiary, issued $500.0 million of 5.875% senior unsecured notes due 2032 and $500.0 million of 6.125% senior unsecured notes due 2034. HHC used the net proceeds to redeem its outstanding $750.0 million 5.375% senior unsecured notes due 2028, including premiums, accrued and unpaid interest and related expenses, and will use the remaining proceeds for general corporate purposes.

*
Adjusted Operating Cash Flow, MPC EBT, and the NOI measures described above are Non-GAAP measures. See Annex A for reconciliations of Non-GAAP measures.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 55

Compensation Discussion and Analysis
2025 Compensation Highlights
Our 2025 financial performance, along with the individual performance of our NEOs, served as key factors in determining compensation for 2025 and in executing on other compensation practice initiatives, including as follows:
Compensation Practice	Rationale for Practice

•
We generally make annual long-term equity incentive awards, 50% of which are performance-based. Beginning in 2026, 80% of awards made to Messrs. O’Reilly, Olea, Valane, and Davis will be performance-based.

• We tie a significant portion of compensation to long-term performance.
• Majority of annual compensation for our NEOs is tied to incentive compensation.	• Our NEOs have an annual performance-based incentive compensation opportunity that is reviewed each year to ensure alignment with our compensation objectives.
Compensation and Governance Best Practices
The Compensation Committee regularly reviews best practices in governance and executive compensation. The Company’s current best practices and policies include the following:
What We Do
✓	Align Executive Compensation with Company Performance. We tie a majority of executive pay to fully at risk, performance-based cash awards and long-term equity awards.
✓
Apply Multi-Year Vesting to Equity Incentive Awards.
Under our long-term equity incentive program, time-based awards generally vest ratably over three years following the date of grant and performance-based awards generally vest at the end of three years, subject to the satisfaction of performance thresholds.

✓
Provide Double-Trigger Severance Benefits.
In the event of a change in control, equity award vesting is provided to our NEOs only in the event of a qualifying termination following the change in control. Equity awards do not vest solely in connection with a change in control.

✓
Require Clawbacks.
Our Board has adopted an Executive Compensation Recoupment Policy regarding recovery of compensation for fiscal years for which financial results are later restated from executive officers whose fraud or willful misconduct contributed to the need for such restatement. Under the Executive Compensation Recoupment Policy, in such circumstances, our Compensation Committee shall take the actions it considers appropriate, which may include, without limitation, reimbursement of any bonuses paid and recovery of profits received during the applicable period under any equity compensation awards (whether time- or performance-based). In accordance with applicable stock exchange listing requirements, the Executive Compensation Recoupment Policy also requires recoupment of incentive-based compensation received by current or former executive officers in the event that our financial results are later misstated due to material noncompliance with financial reporting requirements, irrespective of any misconduct by, or failure of oversight on the part of, the executive.

✓
Impose Stock Ownership Guidelines.
Our Compensation Committee has adopted stock ownership guidelines for our CEO, Chief Legal Officer & Secretary, and CFO, which require such executive officers to accumulate and hold a meaningful level of stock in the Company.

✓
Conduct Annual Risk Review.
Our Compensation Committee conducts an annual review of the Company’s compensation programs to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company.

✓	Retain an Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs.
✓	Provide Limited Perquisites. We provide limited perquisites to our NEOs.
✓	Offer Broad-Based Benefits. Our NEOs are eligible for the same health and retirement benefits as other full-time employees.
✓	Use Peer Group Evaluation. We evaluate our compensation peer groups annually to align with investor expectations and changes in the Company’s business.
✓	Conduct an Annual Say-on-Pay Vote. We conduct an annual say-on-pay vote to better understand investor sentiment toward our executive compensation program.

56 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Compensation Discussion and Analysis
What We Don’t Do
No Excise Tax Gross-Ups. Our executive employment agreements do not provide excise tax gross-up payments to executive officers.
No Supplemental Retirement Benefits. We do not provide supplemental executive officer retirement benefits.
No Hedging or Pledging. We do not permit hedging or pledging of equity by our executive officers.
No Repricing. Our equity plan prohibits repricing or the buyout of underwater stock options without stockholder approval.
No Discount Options. Our equity plan prohibits granting stock options with a grant price less than the fair market value of our common stock on the date of the grant.
Compensation Philosophy and Objectives
We Strive to Attract, Incentivize and Retain Talented Individuals.	We pay competitively.

It is imperative that we attract, incentivize and retain individuals in executive positions whose skills, business experience and acumen are critical to the current and long-term success of the Company.

We pay competitively to provide a target compensation opportunity that will attract, motivate and retain our talented core of executives who drive our success. The compensation program is designed to give the Company a competitive advantage relative to the compensation provided by peer group companies with which we compete for qualified executive talent. The Compensation Committee also seeks to retain executives through the phases of the cycle of the real estate market by keeping compensation competitive during times of growth as well as contraction, reflecting the long-term nature of successful real estate development businesses.
While peer group companies and competitive survey data provide a beginning reference point and inform decisions on the range of compensation opportunities, it is just one of many factors the Compensation Committee considers in setting pay. For example, the Compensation Committee recognizes that talent competitors for our NEOs include high-paying private real estate development companies, private equity firms, and real estate opportunity funds, in addition to our more conventional public company peers.
Also, several of our peers are real estate investment trusts (“REITs”) whose operations directly compare to our operating assets segment only and not to our master planned community segment or strategic development segment. The Compensation Committee retains flexibility to adjust executive compensation based on our objectives of building our Company and creating stockholder value.
The Compensation Committee will continue to evaluate competition for talent and the makeup of the Company’s peers as we continue our transformation into a diversified holding company, including following the consummation of the Vantage acquisition.

Retention is a key objective of the compensation program.

Because the implementation of the Company’s business strategy requires long-term commitments on the part of our NEOs, and because competition for top talent is intense in the Company’s industry, retention of our talented core of executives is a key objective of the compensation program.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 57

Compensation Discussion and Analysis
We Pay for Performance.	We reward attainment of established goals.
We firmly believe that pay should be tied to performance. Superior performance enhances stockholder value and is a fundamental objective of the Company’s compensation program.
The compensation program is designed to reward our NEOs for attaining established goals that require the dedication of their time, effort, skills and business experience to drive the success of the Company and the maximization of stockholder value.

Performance-based annual incentive compensation is a key component of our compensation program.

For fiscal 2025, annual performance is rewarded through annual incentive awards and is based on the Company’s operational performance and financial results and the individual NEO’s contribution to those results. NEO performance is judged against specific, predetermined financial and strategic goals established by the Compensation Committee. In addition, approximately 25% of each NEO’s annual incentive award is based on a subjective performance evaluation.

We Align Pay to Business Objectives and Long-Term Strategy.	We grant long-term equity incentive awards under our equity incentive program.

The compensation program is designed to reward and motivate both the performance of the Company overall, and, as described below, individual NEO performance in attaining business objectives and maximizing stockholder value. Compensation decisions are based on the principle that the long-term interests of our NEOs should be aligned with those of our stockholders.

We use equity incentive awards as a recruitment and retention incentive and to align the interests of our NEOs with stockholder interests. In fiscal 2025, the Compensation Committee granted awards under our 2020 Equity Incentive Plan (which was succeeded by our 2025 Equity Incentive Plan upon approval by our stockholders at our 2025 Annual Meeting). Performance is a key component of our long-term equity incentive program.
Effective January 2026, the Compensation Committee agreed to an increase to (i) Mr. O’Reilly’s Annual LTIP Award (as defined in the O’Reilly Employment Agreement) from $4,500,000 to $5,500,000; (ii) Mr. Olea’s Annual LTIP Award (as defined in the Olea Employment Agreement) from $1,350,000 to $1,975,000; and (iii) Mr. Valane’s Annual LTIP Award (as defined in the Valane Employment Agreement) from $750,000 to $1,000,000.
From March 2023 through 2025, the Compensation Committee used net asset value (“NAV”) growth as the sole metric for the performance-based component of our annual long-term equity awards to all employees. The Committee believes that NAV growth is a key fundamental indicator of the Company’s long-term value appreciation and that its use as a performance metric incentivizes strategic capital allocation, and will continue to use NAV growth as the sole performance metric for performance-based awards issued to Howard Hughes Communities employees going forward other than Messrs. O’Reilly, Olea, Valane, and Davis. Beginning in 2026, performance-based awards issued to these four individuals are based on absolute cumulative total stockholder return in light of the Company’s transformation into a diversified holding company.

NEO PERSONAL INVESTMENT IN HOWARD HUGHES
Our NEOs have a significant ownership stake in the Company, as described under “Security Ownership of Directors, Executive Officers and Certain Beneficial Holders.” Messrs. O’Reilly, Olea, and Valane are also (and, prior to September 16, 2025, Mr. Cross was) subject to the stock ownership requirements described below under “Other Components of Compensation – Stock Ownership Guidelines” to further encourage the alignment of their interests with our stockholders.

58 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Compensation Discussion and Analysis
ROLES AND RESPONSIBILITIES
Role of Compensation Committee
The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation paid to our NEOs and certain other executive officers of the Company, and to review the compensation policies and practices for all of our employees to verify that the policies and practices do not create unreasonable risks for the Company.
In establishing compensation for NEOs, the Compensation Committee considers, among other things, recommendations by our CEO and our compensation consultant, and the compensation of similarly situated executives of peer companies. In addition, the Compensation Committee, with the assistance of management, reviews total compensation paid to certain other executive officers annually, including long-term equity awards.
The Compensation Committee reviews internal evaluations of the NEOs, and certain other executive officers and market data provided by management and its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The Compensation Committee believes that NEO compensation for 2025 reflects an appropriate allocation of compensation between salary, annual incentive compensation and long-term equity compensation.
The Compensation Committee reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates his performance considering those goals and objectives and determines and approves his compensation level based on this evaluation.
Role of Executive Officers
Our CEO makes compensation recommendations for the other NEOs to the Compensation Committee. Additionally, management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:
•
our financial performance for the current year compared to the preceding year;

•
performance evaluations of the NEOs (other than the CEO) including experience, prior performance and anticipated future performance;

•
industry-wide business conditions; and

•
total compensation provided to the NEOs in previous years.

Role of Compensation Consultant
The scope of Meridian’s work included the following items in connection with 2025 compensation:
•
providing the Compensation Committee with relevant market data;

•
updating the Compensation Committee on related trends and developments; and

•
providing input on compensation decisions for the NEOs and other employees;

•
providing input on various compensation matters and policies as requested by the Compensation Committee.

Meridian is independent and provides no services directly to the Company and no conflicts of interest exist between the Company and Meridian.
RISK ASSESSMENT
The Compensation Committee’s annual review and approval of the Company’s compensation strategy includes a review of compensation-related risk. In this regard, the Compensation Committee annually considers the relationship

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Compensation Discussion and Analysis
between the Company’s overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices give rise to risks that would be reasonably likely to have a material adverse effect on the Company. Based on this review in 2025, the Compensation Committee concluded that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company.
MARKET REVIEW AND COMPENSATION PEER GROUP
For 2025 NEO performance, the Compensation Committee compared our executive compensation program with competitive market information regarding salary and incentive awards and programs. The purpose of this analysis is to provide a beginning reference point in evaluating the reasonableness and competitiveness of our executive compensation within the real estate development and operating industry and to ensure that our compensation program is generally comparable to companies of similar size and scope of operations.
Market pay levels are obtained from various sources, including published compensation surveys and information taken from SEC filings of 14 public companies recommended and benchmarked by Meridian and reviewed by the Compensation Committee. The Compensation Committee may also consider compensation paid at private real estate and investment companies and larger real estate companies as additional context but does not benchmark NEO compensation against them. The following companies constituted the benchmarking peer group analyzed by Meridian and provided to the Compensation Committee for purposes of its review and consideration of the 2025 compensation decisions approved for our NEOs:
Peer Group
• Camden Property Trust	• JBG SMITH Properties	• Tri Pointe Homes, Inc.
• Brixmor Property Group Inc.	• Kilroy Realty Corporation	• Regency Centers Corporation
• Cousins Properties Incorporated	• Meritage Homes Corporation	• Toll Brothers, Inc.
• Douglas Emmett, Inc.	• Mid-America Apartment Communities, Inc.	• UDR, Inc.
• Federal Realty Investment Trust	• Taylor Morrison Home Corporation
The peer group consists of the same companies reviewed in 2024, with the exceptions of: (i) the removals of (a) Highwoods Properties, Inc. (“Highwoods”), (b) Hudson Pacific Properties, Inc. (“Hudson Pacific”), and (c) Beazer Homes USA, Inc. (“Beazer”); and (ii) the additions of (x) Taylor Morrison Home Corporation (“Taylor Morrison”), and (y) JBG SMITH Properties (“JBG Smith”). Highwoods, Hudson Pacific and Beazer were removed due to size considerations. Beazer was replaced by Taylor Morrison, a single family homebuilder. JBG Smith was added in light of its multiple asset classes and focus on development.
EMPLOYMENT AGREEMENTS
Each of Messrs. O’Reilly, Olea, and Valane has an employment agreement with the Company. Mr. Cross also had such an agreement prior to retiring from the Company on September 16, 2025. These agreements provide for a minimum annual base salary, target annual incentive compensation under plans approved by the Compensation Committee, as well as severance and other benefits. The Compensation Committee approved the terms of the employment agreements based upon (a) its assessment of the terms necessary to retain highly qualified executives, and (b) arm’s-length negotiations with each of these executives. For a description of the material terms of these employment agreements and employment arrangements, see “Executive Compensation – Employment Agreements and Arrangements with the NEOs.”
Mr. Johnstone commenced his employment with the Company in November 2012. Mr. Johnstone served as HHC’s President, Hawaii Region from January 2020 to June 2025, and has served as HHC’s President, Hawaii Region & National Condominium Development since July 2025. Mr. Johnstone is employed on an at-will basis.
Mr. Davis commenced his employment with the Company in May 2011. Mr. Davis served as Senior Vice President, Head of Investments from February 2021 to December 2024, Executive Vice President, Head of Investments and Operations from December 2024 to January 2026, and has served as HHC’s Chief Operating Officer since February 2026. Mr. Davis is employed on an at-will basis.

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Compensation Discussion and Analysis
Key Elements of Executive Compensation Program
The following table outlines certain information regarding the key elements of our executive compensation program:
Element	Form	Objectives and Basis
Base Salary	Cash	• Attract and retain highly qualified executives to drive our success
Annual Incentive	Cash	• Drive Company and segment results
Compensation
•
Actual payout determined by the Compensation Committee based on the achievement of specific financial and operational goals and objectives established by the Compensation Committee during the first quarter of each calendar year

Long-Term Equity	Annual Restricted Stock Grants (time-based and performance-based vesting)	• Drive Company performance
Incentive		• Align interests of executives with those of our stockholders
• Retain executives through long-term vesting
• Provide stockholder-aligned wealth accumulation opportunities
Deferred Compensation	401(k) plan, non-qualified deferred compensation plan	• Provide tax-deferred methods for general savings and retirement
We also provide other general benefits and limited perquisites, which are described below.
2025 ANNUAL COMPENSATION MIX
Consistent with the Compensation Committee’s compensation philosophy and objectives, the following sets forth the 2025 compensation decisions that were approved for our NEOs because of Company and individual performance achievements, as reflected in the Summary Compensation Table under the header “Executive Compensation” and elsewhere in this Proxy Statement.

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Compensation Discussion and Analysis
	Key Responsibilities
David O’Reilly Chief Executive Officer	Our Chief Executive Officer is responsible for driving the sustainable growth of the Company’s assets and unlocking meaningful long-term value across the Company’s portfolio.
	Key 2025 Performance Achievements

•
Led the Company’s strategic transformation into a diversified holding company, including execution of the agreement to acquire Vantage, for approximately $2.1 billion, and advancing the integration and scaling of new operating platforms to support long-term value creation.

•
Delivered record financial and operating performance across the Company’s core businesses, with MPC EBT reaching an all-time high of approximately $476 million, representing a 36% increase year-over-year, and Operating Assets achieving record NOI of $276 million, driven by strong office leasing and multifamily performance.

•
Advanced the monetization of high-value residential land through accelerated condominium development and sales, contributing meaningfully to earnings growth and demonstrating the long-term value embedded within the Company’s MPC portfolio.

•
Launched Teravalis™, a 37,000-acre master planned community in Arizona, marking a significant milestone in the expansion of the Company’s next-generation MPC platform and long-term growth pipeline.

	Compensation Decisions
	Base Salary	$1,000,000
	Annual Incentive Compensation	$2,100,000
	Long-Term Equity Incentives	$4,677,785
	Key Responsibilities
Carlos Olea Chief Financial Officer

Our Chief Financial Officer is responsible for overseeing the Company’s investment, accounting and financial strategy, and working with the executive team to unlock meaningful long-term value across the Company’s portfolio.

	Key 2025 Performance Achievements

•
Led the Company’s capital markets strategy and execution across a transformative year, completing approximately $920 million of financing, acquisition, and disposition activity, including the refinancing of six office and multifamily properties totaling $339 million and the extension and upsizing of the $365 million Floreo credit facility, adding $200 million of incremental liquidity.

•
Enhanced the Company’s financial flexibility and balance sheet positioning, supporting strategic initiatives including the Company’s evolution into a diversified holding company and its expansion into new business lines.

•
Modernized the Company’s financial and operating infrastructure, replacing fragmented legacy systems with integrated enterprise platforms and launching secure, internal AI-enabled capabilities to improve decision-making, efficiency, and scalability.

•
Streamlined financial operations and reduced structural costs, including centralizing the FP&A function, implementing automation, and executing organizational enhancements within the accounting function, resulting in recurring G&A savings and improved operating leverage.

•
Achieved a multi-year transformation of the financial close process, reducing month-end close cycles by approximately 50% while maintaining accuracy and strengthening internal controls.

	Compensation Decisions
	Base Salary	$550,000
	Annual Incentive Compensation	$990,000
	Long-Term Equity Incentives	$1,403,335

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Compensation Discussion and Analysis
	Key Responsibilities
Joseph Valane Chief Legal Officer and Secretary

Our Chief Legal Officer is responsible for overseeing all legal matters for the Company and its national portfolio of award-winning communities. Mr. Valane also oversees the Company’s governmental affairs function and Culture & People (HR) department.

	Key 2025 Performance Achievements

•
Led a comprehensive transformation of the Company’s legal function, repositioning the department as a business-enabling partner while improving efficiency, reducing headcount, and enhancing overall team performance and morale.

•
Expanded leadership responsibilities to include governmental affairs and Culture & People (HR), strengthening alignment across key corporate functions and supporting the Company’s strategic growth initiatives.

•
Reduced external legal spend through a disciplined, multi-pronged engagement strategy, improving cost efficiency while maintaining high-quality legal support across a complex and growing platform.

•
Improved speed and scalability of commercial execution, implementing a “Fast Track” contracting process for high-volume agreements that reduced review times by approximately 90% and enhanced the Company’s ability to execute transactions efficiently.

	Compensation Decisions
	Base Salary	$500,000
	Annual Incentive Compensation	$600,000
	Long-Term Equity Incentives	$779,631
	Key Responsibilities
Doug Johnstone President, HHC Hawaii Region & National Condominium Development

Our President, Hawaii Region & National Condominium Development, is primarily responsible for overseeing asset management, financing, and redevelopment initiatives in Ward Village, a 60-acre master planned community in the heart of Honolulu, and all condominiums across the Company’s regions.

	Key 2025 Performance Achievements

•
Successfully expanded his executive role to lead and strengthen HHC’s national condominium development platform, leveraging over a decade of expertise to elevate execution in The Woodlands and Summerlin.

•
Scaled Hawaii development portfolio by advancing construction of The Park Ward Village and Kalae, breaking ground on The Launiu Ward Village, and delivering a record-setting launch of the Melia and Ilima ultra-luxury towers.

•
Oversaw the successful completion of Ulana Ward Village.

•
Secured favorable amendments to the Ward Village Development Agreement, unlocking density for the Mahana project and establishing a framework for developing underutilized parcels.

	Compensation Decisions
	Base Salary	$574,808*
	Annual Incentive Compensation**	$625,000
	Long-Term Equity Incentives	$623,705
	* Mr. Johnstone’s base salary increased to $600,000, effective January 1, 2026.
	** Mr. Johnstone does not participate in the other NEOs’ annual incentive compensation program. For more information, see “2025 Annual Compensation – Annual Incentive Compensation.”

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Compensation Discussion and Analysis
	Key Responsibilities
Andrew Davis HHC Chief Operating Officer
	HHC’s Chief Operating Officer is primarily responsible for overseeing the company’s MPC business, capital markets activities, joint ventures, and operating assets.
	Key 2025 Performance Achievements

•
Spearheaded a comprehensive organizational restructuring that unified Regional Presidents, Capital Markets, and MPC Operations under a streamlined “One Team” model, improving cross-functional alignment, accountability, and the speed and efficiency of decision-making across all MPCs.

•
Oversaw MPC operations that generated $476 million of MPC EBT.

•
Managed key relationships with lenders and rating agencies and led the execution of more than $1.1 billion of financings across the platform. Notable transactions included securing a $555.3 million non-recourse construction loan with Blackstone for The Launiu, upsizing the Teravalis credit facility to $365 million, and orchestrating a $180 million forward sale of MUD receivables in Bridgeland, contributing to a total of $390 million of debt reduction from MUD sales since late 2024.

•
Successfully structured and launched multiple high-impact partnerships, including a new telecom platform across Teravalis.

	Compensation Decisions
	Base Salary	$499,514*
	Annual Incentive Compensation**	$625,000
	Long-Term Equity Incentives	$779,631
	* Mr. Davis’s base salary increased to $550,000, effective January 1, 2026.
	** Mr. Davis does not participate in the other NEOs’ annual incentive compensation program. For more information, see “2025 Annual Compensation – Annual Incentive Compensation.”
BASE SALARY
The Compensation Committee determines the annual base salary for each NEO. Any increases in base salary are expected to be determined based on scope of responsibilities, level of experience and sustained performance with the Company, as well as internal and market comparisons. In setting base salaries for the NEOs, the Compensation Committee seeks to provide a reasonable level of fixed compensation that is competitive with base salaries for comparable positions at similar companies. The base salaries of our NEOs as of December 31, 2024 and 2025 were as follows:
Name	Title	2024 Base Salary ($)	2025 Base Salary ($)	Base Salary Change
David O’Reilly	Chief Executive Officer	1,000,000	1,000,000	No change
L. Jay Cross*	Former President	750,000	750,000	No Change
Carlos A. Olea	Chief Financial Officer	550,000	550,000	No change
Joseph Valane	Chief Legal Officer & Secretary**	500,000	500,000	No change
Doug Johnstone	President, Hawaii Region & National Condominium Development	550,000	575,000	25,000
Andrew Davis	Chief Operating Officer	***	500,000	***

*
Mr. Cross ceased to be an executive officer of, and retired from, the Company effective September 16, 2025.

**
Mr. Valane’s title changed from “General Counsel & Secretary” to “Chief Legal Officer & Secretary” effective June 29, 2026.

***
Mr. Davis did not serve as a named executive officer in 2024.

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Compensation Discussion and Analysis
ANNUAL INCENTIVE COMPENSATION
The Compensation Committee believes that annual incentive compensation is a key element of the total compensation for our NEOs. The Compensation Committee also believes that placing a significant portion of executive compensation at risk each year, subject to the results of established performance measures and objectives, appropriately motivates the NEOs to achieve the Company’s financial and operational objectives, thereby enhancing stockholder value.
The employment agreements with each of our NEOs provide that each officer is eligible to receive an annual incentive award. The target amount of each annual incentive award is set forth in the NEO’s employment agreement or letter agreement, as applicable. The annual incentive compensation opportunity for each of the NEOs under their current respective employment agreements with the Company is set forth below, other than Messrs. Davis and Johnstone, who do not have employment agreements with the Company and instead participate in the Company’s general annual incentive plan.
David O’Reilly
•
Target annual bonus of $1,750,000 (ranging as applicable from a threshold value of 80% of target to a maximum value of 120% of target).

Carlos A. Olea
•
Target annual bonus of $825,000 (ranging as applicable from a threshold value of 80% of target to a maximum value of 120% of target).

Joseph Valane
•
Target annual bonus of $500,000 (ranging as applicable from a threshold value of 80% of target to a maximum value of 120% of target).

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Compensation Discussion and Analysis
David O’Reilly; Carlos Olea; and Joseph Valane – 2025 Annual Incentive
The metrics approved under our 2025 annual incentive program applicable to Messrs. O’Reilly, Olea, and Valane are directly linked to our operating performance, with approximately 75% of the annual incentive earned based on achievement of the goals described in the table below, and the remaining approximately 25% based on individual performance as evaluated by the Compensation Committee. The performance metrics used in our incentive plans are based on our GAAP and non-GAAP performance measures, further adjusted for items the Compensation Committee believes are appropriate for assessing management’s controllable performance. For 2025, the Compensation Committee approved the following financial metrics and strategic goals with respect to the 75% objective portion under our annual incentive program for Messrs. O’Reilly, Olea, and Valane:
Financial Metric	Target	Actual	Percentage Achieved
Operating Assets NOI(1)(2)	$247,011,000	$261,985,000	106%
MPC Earnings Before Taxes (MPC EBT) (GAAP)(1)	$472,412,000	$476,102,000	101%
Condominium Profit(1)	$3,591,000	$4,662,000	130%
Financial Metric	Target	Actual	Favorable/ (Unfavorable)
Achieve Budgeted Corporate Cash G&A(1)(2)	$81,340,000	$69,479,000	15%
Strategic Goals	Actual	Percentage Achieved
Delivery of strategic developments on-time and on-budget	Completed and delivered five new development projects in 2025, including 1 Riva Row, the Grogan’s Mill redevelopment, One Bridgeland Green, Village Green at Bridgeland Central, and the Ulana condominium tower in Ward Village	110%
Acceleration of the Pre-Development Process	Restructured processes for Capital Allocations Committee (CAC) and expedited and consistent design review. Out of seven projects in pre-development, six met or exceeded their milestone targets, with only one project being placed on hold for re-evaluation based on market conditions.	110%
Continued improvement of sustainability and social metrics	Reduced emissions by 10% year-over-year, keeping us on track to achieve our target of reducing Scope 1 and 2 emissions by 46.2% by 2030; achieved a GRESB score of 86, ranking first in peer group; achieved or on target to achieve LEED Gold status on 4 of 8 ground-up development projects; achieved ENERGY STAR certification on 25% of our Operating Asset portfolio, meeting target for the year.	110%

(1)
Annex A includes: (i) our Segment Operating Results as reported in our Form 10-K for fiscal 2025; (ii) a reconciliation of

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Compensation Discussion and Analysis
Operating Assets segment EBT to Operating Assets NOI as reported in our Form 10-K for fiscal 2025; (iii) Condominium Gross Profit; and (iv) Corporate Cash G&A.
The Compensation Committee chose these measures because it believes that they motivate our NEOs to drive Company growth and to execute our business plan. For purposes of our 2025 annual incentive program, the Compensation Committee began with the Company’s reported GAAP results and the non-GAAP measures we disclose in our periodic reports, including Operating Assets NOI, MPC EBT, condominium gross profit and Cash G&A. To better align the compensation metrics with the Board-approved budget and underlying operating performance, the Compensation Committee then applied limited, defined adjustments. For 2025, Cash G&A was adjusted to exclude Pershing Square fees, Vantage acquisition costs, and severance costs associated with headcount reductions. Condominium gross profit was adjusted to reflect the timing of closings for the final Victoria Place units by adding back $3.9 million of profit recognized in 2024 to align with the 2025 budget. In addition, the Operating Assets NOI and MPC EBT measures used by the Committee were based on internal results available prior to finalization of the audited financial statements; the final audited amounts differed only by immaterial amounts and did not affect payout decisions.
With respect to performance for fiscal 2025, the Compensation Committee considered that MPC EBT performance was exceptional, achieving approximately 101% of the goal for 2025, and that the Operating Assets NOI goal achieved 106% of the goal for 2025. The Compensation Committee also noted that the Company achieved 130% of the 2025 goal for Condominium Profit. With respect to budgeted corporate cash G&A, the result (15% favorable) was also excellent and reflected management’s continued successful efforts to monitor costs across the Company. The Compensation Committee also considered the “Key 2025 Performance Achievements” for each of our NEOs set forth above.
Therefore, the Compensation Committee believed it was appropriate to award: (i) Mr. O’Reilly an annual incentive award equal to 120% of his target bonus opportunity; (ii) Mr. Olea an annual incentive award equal to 120% of his target bonus opportunity; and (iii) Mr. Valane an annual incentive award equal to 120% of his target bonus opportunity. Accordingly, for fiscal 2025 performance: Mr. O’Reilly received an annual cash bonus of $2,100,000; Mr. Olea received an annual cash bonus of $990,000; and Mr. Valane received an annual cash bonus of $600,000.
Doug Johnstone – 2025 Annual Incentive
Mr. Johnstone does not participate in the same annual cash bonus program as described above. Instead, Mr. Johnstone participates in the Company’s general annual incentive plan in which all corporate employees (other than the other NEOs) are eligible. Annual cash bonuses under that general program are recommended by the CEO based on evaluation of objective and subjective measures and approved by the Compensation Committee. For performance in fiscal 2025, Mr. Johnstone received an annual incentive award equal to 109% of his target amount for his fiscal 2025 performance. Accordingly, Mr. Johnstone received an annual cash bonus of $625,000. This amount is reflected in the “Bonus” column of the “Summary Compensation Table” below.
Andrew Davis – 2025 Annual Incentive
Mr. Davis does not participate in the same annual cash bonus program as described above. Instead, Mr. Davis participates in the Company’s general annual incentive plan in which all corporate employees (other than the other NEOs) are eligible. Annual cash bonuses under that general program are recommended by the CEO based on evaluation of objective and subjective measures and approved by the Compensation Committee. For performance in fiscal 2025, Mr. Davis received an annual incentive award equal to 100% of his target amount for his fiscal 2025 performance. Accordingly, Mr. Davis received an annual cash bonus of $625,000. This amount is reflected in the “Bonus” column of the “Summary Compensation Table” below.
LONG-TERM EQUITY INCENTIVES
Our long-term equity incentive program is designed to attract, retain and motivate officers, employees, non-employee directors and consultants of the Company and its subsidiaries, as well as promote the success of the Company’s business by providing participants with appropriate incentives. The table below provides a breakdown of restricted stock awards granted to Messrs. O’Reilly, Cross, Olea, Valane, Davis and Johnstone in 2025.

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Compensation Discussion and Analysis
Name of Executive Officer	Performance- Based Shares (#)	Time- Based Shares (#)	Total (#)
David O’Reilly (Annual Grant)	29,640	29,640	59,280
L. Jay Cross (Annual Grant)	15,150	15,150	30,300
Carlos Olea (Annual Grant)	8,892	8,892	17,784
Joseph Valane (Annual Grant)	4,940	4,940	9,880
Andrew Davis (Annual Grant)	4,940	4,940	9,880
Doug Johnstone (Annual Grant)	3,952	3,952	7,904
Restricted Stock Grants
The Company believes that restricted stock grants provide a long-term equity opportunity that is competitive in the Company’s industry and serves as a retention tool. The grants to all employees have historically been evenly divided between performance and time vesting shares. From March 2023 through 2025, 50% of the restricted stock awards granted to each NEO under our general annual equity award program were performance-based and eligible to cliff-vest after three years upon the achievement of net asset value growth metrics. Beginning in 2026, 80% of restricted stock awards granted to certain NEOs (including HHH’s CEO, CFO, and Chief Legal Officer, and HHC’s COO) under our general annual equity award program will be performance based and eligible to cliff-vest after three years upon the achievement of specified cumulative total stockholder return (“TSR”) growth percentages over the same period. The Company believes that the performance targets set for our NEOs are challenging and appropriate. The Company also believes that the long-term vesting component of the restricted stock aligns management’s interest with the long-term performance of the Company.
The amounts of restricted stock granted in early 2025 to Messrs. O’Reilly, Cross, Olea, Valane, Davis, and Johnstone were based on numerous factors, including the Compensation Committee’s evaluation of our prior-year performance and the individuals’ respective contributions to their primary areas of oversight. Based on our fiscal 2024 performance and the Compensation Committee’s overall evaluation of the individual 2024 performance of each eligible NEO, the Compensation Committee determined that (a) Mr. O’Reilly should receive an annual long-term equity incentive in an amount equal to 113% of the target amount set forth in his employment agreement, (b) each of Messrs. Cross, Olea and Valane should receive an annual long-term equity incentive in an amount equal to the target amounts set forth in their respective employment agreements; and (c) Mr. Johnstone should receive an annual long-term equity incentive in an amount equal to 120% of his target amount of 100% of his base salary. In recognition of his exceptional contributions to the Company in 2024, Mr. Davis was awarded an annual long-term equity incentive in an amount equal to 343% of his target amount of 50% of his base salary.
The performance-based shares are eligible to cliff-vest as shown in the table below on December 31, 2027. Vesting is based on the Company’s adjusted NAV growth over a three-year term. The Company’s adjusted NAV of $113.00 as of December 31, 2024, as determined by an independent third-party consultant, and approved by the Compensation Committee, will be used as the beginning amount for calculating NAV growth. The ending price for calculating NAV growth will be the adjusted NAV of the Company as of December 31, 2027, as determined by an independent third-party consultant and approved by the Compensation Committee.
For each award of performance-based shares to Messrs. O’Reilly, Cross, Olea, Valane, Johnstone, and Davis in early 2025, a vesting percentage target shall be deemed satisfied if the average annual adjusted NAV/share growth rate over the measurement period is equal to or higher than the applicable threshold, in accordance with the vesting schedule below:
Target Average Annual Adjusted NAV/Share Growth Rate	End Date Adj. NAV/Share	Vesting %
0.00% to 5.99%	$133.33 or below	0%
6.00% to 8.99%	$133.34	100%
9.00% to 11.99%	$143.51	150%
12.00% and above	$153.68	200%

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Compensation Discussion and Analysis
The time-based shares granted to each of our NEOs in February 2025 vest ratably over an approximately three-year period. The first one-third (1/3) tranche of each time-based award vested on February 3, 2026 (the first anniversary of the date of the grant), and the remaining one-third (1/3) tranches vest on December 31, 2026, and December 31, 2027 (in each case, generally subject to continued employment on the applicable vesting date).
OTHER COMPONENTS OF COMPENSATION
Deferred Compensation Plan
The Company provides a deferred compensation plan to the NEOs and other highly compensated employees to provide tax-deferred methods for general savings and retirement. Although the Company has the flexibility to make discretionary contributions to the deferred compensation plan, it has not made any such contributions.
Employee Benefits
The Company provides health, life, and other insurance benefits to its NEOs on the same basis as its other full-time employees. The Company does not provide its executives and other employees with defined benefit pension benefits, supplemental retirement benefits, or post-retirement welfare benefits.
Severance Benefits
We provide certain severance benefits to our NEOs under their respective employment agreements, and, for Mr. Davis and Mr. Johnstone, their respective offer letters and under The Howard Hughes Management Co. LLC Separation Benefits Plan (as amended and restated, the “Separation Benefits Plan”). For additional information regarding the employment agreements and arrangements with the Company’s NEOs, see “Executive Compensation – Employment Agreements and Arrangements with the NEOs” and “Potential Payments Upon Termination or Change in Control.”
The Compensation Committee believes that these benefits are necessary and appropriate to attract and retain qualified NEOs given that these benefits are generally made available by other companies and that the change in control benefits help to ensure that the NEOs are able, as a practical matter, to evaluate any potential change in control transaction objectively and to appropriately encourage NEOs to remain employed by the Company in the event a change in control becomes a real possibility.
No Excise Tax “Gross-Up” Payments
The Company does not provide, and no NEO is entitled to receive, any excise tax “gross-up” payments under our employment agreements.
Executive Compensation Recoupment Policy
Our Board has adopted an Executive Compensation Recoupment, or clawback, policy regarding recovery of compensation for fiscal years for which financial results are later restated from executive officers whose fraud or willful misconduct contributed to the need for such restatement. Under this policy, in the event of a material restatement of the Company’s financial results due to misconduct, the Compensation Committee will review the facts and circumstances and take the actions it considers appropriate with respect to any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the Compensation Committee, would have been paid had the financial results been properly reported, and (b) seeking to recover profits received by such officer during the 12 months after the restated period under any equity compensation awards (whether time- or performance-based).
In accordance with applicable stock exchange listing requirements, the Executive Compensation Recoupment policy also requires recoupment of incentive-based compensation received by current or former executive officers in the event that our financial results are later misstated due to material noncompliance with financial reporting requirements, irrespective of any misconduct by, or failure of oversight on the part of, the executive. All determinations made by the Compensation Committee with respect to this policy shall be final and binding on all interested parties.

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Compensation Discussion and Analysis
Deductibility of Compensation/Accounting Considerations
Section 162(m) of the Internal Revenue Code (the “IRC”) places a limit of $1.0 million on the amount of compensation a public company may deduct for federal income tax purposes in any one year paid to certain covered employees, who generally include the chief executive officer, chief financial officer and the three next most highly compensated executive officers, as well as any individual who is (or was) a covered employee for any taxable year beginning after December 31, 2016.
The deductibility of compensation is only one factor that the Compensation Committee considers when establishing executive compensation. Because the Compensation Committee believes that it needs to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and to appropriately retain and incentivize our executive officers, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.
Likewise, while accounting treatment is another factor that the Compensation Committee considers when establishing executive compensation, the Compensation Committee will not limit executive compensation to that which is treated in any particular way for financial accounting purposes because the Compensation Committee believes that it needs to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and to appropriately retain and incentivize our executive officers.
Stock Ownership Guidelines (Senior Executives)
The Company has adopted stock ownership requirements for our CEO, CFO and Chief Legal Officer & Secretary to encourage such executives to hold a meaningful stake in the Company and thereby demonstrate the alignment of their interests with those of the stockholders. The Company uses the following methodology for the purpose of determining the level of stock ownership: (1) vested and unvested time-based restricted stock is valued at its current fair market price; (2) unvested performance-based restricted stock is valued at the current fair market price of the threshold vesting level; and (3) stock options granted by the Company are not valued (whether currently exercisable or in the money/out-of-the-money). The requirements also provide that until an executive has met the required level of ownership, such executive is required to retain the after-tax value of common shares received on the exercise of options or warrants and the lapsing of restrictions on common restricted shares. In addition, the Company allows a five-year grace period to reach the ownership requirement with respect to any promotions or newly hired executives. As of August 17, 2026, our NEOs who are subject to the policy are within the grace period for reaching the required ownership level and therefore in compliance with our policy. The requirements are expressed as a multiple of base salary as follows:
Position	Multiple of Base Salary
• Chief Executive Officer	• 5x
• Chief Financial Officer	• 3x
• Chief Legal Officer & Secretary	• 2x
Hedging/Pledging Policy
The Company’s insider trading policy includes a prohibition on hedging or pledging our securities. Executive officers are not permitted to be a party to hedging transactions to ensure their objectives and risk remain aligned with those of our stockholders. In addition, executive officers may not pledge as collateral any securities of the Company. By virtue of his position as CEO of PSCM, Mr. Ackman may be deemed to be the beneficial owner of securities held by Pershing Square, its affiliates and the Pershing Square Funds. Mr. Ackman is exempt from prohibitions on hedging or pledging in the policy solely in connection with any hedging or swap transactions based on derivatives of Company Securities entered into by Pershing Square, its affiliates and the Pershing Square Funds.
Insider Trading Policy
The Company has insider trading policies and procedures that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards and govern the buying and selling of securities

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Compensation Discussion and Analysis
of the Company and its subsidiaries by directors, officers, and employees, and related persons, as well as by the Company itself. A copy of our Insider Trading Policy was filed with the Company’s FY2025 Annual Report on Form 10-K as Exhibit 19.1.
Equity Grant Practices
Generally, equity grants to executives and other employees have been approved at regularly scheduled Compensation Committee meetings, except for special situations such as new hire grants. Since we became a standalone public company in 2010 in connection with our spinoff from General Growth Properties, or GGP, our annual grants to executives and employees (including in fiscal 2025) have been reviewed by the Compensation Committee at its first regularly scheduled meeting during the applicable year. The regular Compensation Committee meeting schedule is typically set at least a year in advance, with meetings to approve annual equity grants to executives and employees held in late-January or early-February. The annual grants are typically approved by the Committee at its first annual meeting; however, the Compensation Committee may further evaluate proposed grant amounts and/or terms prior to approving via written consent or at a reconvened meeting held in February. Additionally, specific grants may be made at other Committee meetings to recognize an employee’s promotion, change in responsibility or specific achievement, or to achieve other key compensation objectives, such as retention. We do not time material non-public information (“MNPI”) disclosure for purposes of affecting the value of executive compensation. We do not take MNPI into account when determining the timing and terms of awards. At the time equity grant decisions are made, the Compensation Committee may be aware of the earnings results, but it does not adjust the size or the mix of grants to reflect possible market reaction.
In addition, restricted stock grants do not accrue or pay dividends or dividend equivalents prior to vesting.

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Compensation Committee Report on
Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
R. Scot Sellers,
Chair
Mary Ann Tighe
Anthony Williams

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The following tables, narrative and footnotes discuss the compensation of our NEOs. The following tables and related information should be read together with the disclosure regarding the executive compensation program presented under the caption “Compensation Discussion and Analysis” above.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation(4) ($)	Total ($)
David O’Reilly Chief Executive Officer	2025	1,000,000	–	4,677,785	–	2,100,000	–	48,993	7,826,778
	2024	1,000,000	–	2,520,031	–	2,100,000	–	104,846	5,724,877
	2023	750,000	–	2,321,025	–	1,725,000	–	170,971	4,966,996
L. Jay Cross Former President*	2025	377,885	–	2,390,973	–	–	–	4,644,203	7,413,060
	2024	750,000	–	1,752,980	–	2,086,500	–	150,039	4,739,520
	2023	750,000	–	1,856,755	–	2,242,500	–	319,684	5,168,939
Carlos A. Olea Chief Financial Officer	2025	550,000	–	1,403,335	–	990,000	–	30,137	2,973,473
	2024	550,000	–	925,188	–	990,000	–	29,948	2,495,136
	2023	500,000	–	979,935	–	900,000	–	35,781	2,415,716
Joseph Valane Chief Legal Officer & Secretary	2025	500,000	–	779,631	–	600,000	–	25,973	1,905,604
	2024	394,231	400,000	499,981	–	600,000	–	23,116	1,917,328
	2023	–	–	–	–	–	–	–	–
Doug Johnstone President, HHC Hawaii Region & National Condo Development	2025	574,808	625,000	623,705	–	–	–	33,815	1,857,328
	2024	550,000	600,000	482,995	–	–	–	31,710	1,664,705
	2023	–	–	–	–	–	–	–	–
Andrew Davis HHC Chief Operating Officer	2025	499,514	625,000	779,631	–	–	–	30,758	1,934,903
	2024	–	–	–	–	–	–	–	–
	2023	–	–	–	–	–	–	–	–

*
Mr. Cross ceased to be an executive officer of, and retired from, the Company effective September 16, 2025.

(1)
The amount reported in the “Bonus” column consists of the discretionary annual cash bonus paid to each of Mr. Johnstone and Mr. Davis for their respective 2025 performances. Please see above under “Doug Johnstone – 2025 Annual Incentive” and “Andrew Davis – 2025 Annual Incentive” for further information.

(2)
The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of stock awards in the form of restricted stock (time-based vesting and performance-based vesting) granted in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC Topic 718”). Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. If the maximum level of performance of 200% of target number of shares granted was achieved with respect to the performance-based restricted stock granted in 2025 to Messrs. O’Reilly, Cross, Olea, Johnstone, and Davis, the grant date values would be, respectively, $4,855,625, $2,481,873, $1,456,687, $647,417, and $809,271. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for further information regarding equity awards, including the assumptions made in

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Executive Compensation
determining these values. Additional information on all outstanding stock awards is reflected in the 2025 Outstanding Equity Awards at Fiscal Year-End table below.
(3)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the amounts paid to certain of the NEOs under our annual incentive compensation plan for performance in the listed fiscal year. For additional information on annual incentive compensation, see “Compensation Discussion and Analysis – Annual Incentive Compensation.”

(4)
For Mr. O’Reilly, the amount reported in the “All Other Compensation” column for 2025 consists of (i) (a) $18,405 contributed by the Company to the Company’s executive long term disability plan and (b) a $12,175 tax gross-up payment by the Company for the same; (ii) $360 for executive medical flight program costs; (iii) $17,500 contributed by the Company to the Company’s 401(k) plan; and (iv) $552 for group term life insurance. For Mr. Cross, the amount reported in the “All Other Compensation” column for 2025 consists of (i) (a) $18,050 contributed by the Company to the Company’s executive long term disability plan and (b) a $12,377 tax gross-up payment by the Company for the same; (ii) $15,865 contributed by the Company to the Company’s 401(k) plan; (iii) $360 for executive medical flight program costs; (iv) $1,397 for group term life insurance; (v) $4,567,308 in severance; and (vi) $28,846 paid for accrued and unused paid time off. For Mr. Olea, the amount reported in the “All Other Compensation” column for 2025 consists of (i) (a) $7,436 contributed by the Company to the Company’s executive long term disability plan and (b) a $5,058 tax gross-up payment by the Company for the same; (ii) $360 for group term life insurance; (iii) $16,923 contributed by the Company to the Company’s 401(k) plan; and (iv) $360 for executive medical flight program costs. For Mr. Valane, the amount reported in the “All Other Compensation” column for 2025 consists of (i) (a) $5,883 contributed by the Company to the Company’s executive long term disability plan; and (b) a $2,014 tax gross-up payment by the Company for the same; (ii) $360 for executive medical flight program costs; (iii) $216 for group term life insurance; and (iv) $17,500 contributed by the Company to the Company’s 401(k) plan. For Mr. Johnstone, the 2025 amount reported in the “All Other Compensation” column consists of (i) (a) $6,025 contributed by the Company to the Company’s executive long term disability plan and (b) a $2,590 tax gross-up payment by the Company for the same; (ii) $6,100 for charitable matching contributions; (iii) $240 for group term life insurance; (iv) $360 for executive medical flight program costs; (v) $17,500 contributed by the Company to the Company’s 401(k) plan; and (vi) $1,000 under the Company’s wellness reimbursement program. For Mr. Davis, the amounts reported in the “All Other Compensation” column for 2025 consist of (i) (a) $4,450 contributed by the Company to the Company’s executive long term disability plan and (b) a $1,832 tax gross-up payment by the Company for the same; (ii) $240 for group term life insurance; (iii) $840 for tickets; (iv) $360 for executive medical flight program costs; (v) $4,537 for charitable matching contributions; (vi) $17,500 contributed by the Company to the Company’s 401(k) plan; and (vii) $1,000 under the Company’s wellness reimbursement program.

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2025 GRANTS OF PLAN-BASED AWARDS
The following table provides information regarding the plan-based awards granted to the NEOs in 2025.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards and Option Awards ($)(5)
Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David O’Reilly
	AICA	–	1,400,000	1,750,000	2,100,000	–	–	–	–	–
	PBRS	02/05/2025	–	–	–	0	29,640	59,280	–	2,427,812
	TBRS	02/05/2025	–	–	–	–	–	–	29,640	2,249,972
L. Jay Cross
	AICA	–	–	–	–	–	–	–	–	–
	PBRS	02/05/2025	–	–	–	0	15,150	30,300	–	1,240,937
	TBRS	02/05/2025	–	–	–	–	–	–	15,150	1,150,037
Carlos A. Olea
	AICA	–	660,000	825,000	990,000	–	–	–	–	–
	PBRS	02/05/2025	–	–	–	0	8,892	17,784	–	728,344
	TBRS	02/05/2025	–	–	–	–	–	–	8,892	674,992
Joseph Valane
	AICA	–	400,000	500,000	600,000	–	–	–	–	–
	PBRS	02/05/2025	–	–	–	0	4,940	9,880	–	404,635
	TBRS	02/05/2025	–	–	–	–	–	–	4,940	374,995
Doug Johnstone
	AICA	–	–	575,000	–	–	–	–	–	–
	PBRS	02/05/2025	–	–	–	0	3,952	7,904	–	323,708
	TBRS	02/05/2025	–	–	–	–	–	–	3,952	299,996
Drew Davis
	AICA	–	–	625,000	–	–	–	–	–	–
	PBRS	02/05/2025	–	–	–	0	4,940	9,880	–	404,635
	TBRS	02/05/2025	–	–	–	–	–	–	4,940	374,995
(1)
Type of Award:

AICA
Annual Incentive Compensation (Cash) Award

PBRS
Performance-Based Restricted Stock Award

TBRS
Time-Based Restricted Stock Award

(2)
These columns represent the annual incentive compensation awards that could have been earned by the NEOs based on performance for the 2025 fiscal year. The amounts shown reflect the awards that as applicable were possible at their respective threshold, target and maximum levels of performance. The annual incentive award amounts actually paid to each NEO are reported in the “Non-Equity Incentive Plan Compensation” column (or, for Messrs. Johnstone and Davis, the “Bonus” column) of the Summary Compensation Table. For more information regarding the annual incentive compensation program, see “Compensation Discussion and Analysis – Annual Incentive Compensation.”

(3)
The awards represent the performance-based restricted stock awards granted in 2025 that may vest based on the Company’s NAV growth over a three-year period. The vesting schedule for each award has a specified threshold performance level such that performance below threshold results in no shares vesting. If at least the threshold performance goal is attained, the number of shares that will vest ranges from 100% to 200% of the target number of shares granted. For additional information regarding the vesting of the performance-based restricted stock, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.”

(4)
The awards represent the time-based restricted stock awards granted in 2025, which vest in equal annual installments over a three-year period. For additional information regarding the vesting of the time-based restricted stock, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.”

(5)
Represents the grant date fair value determined pursuant to ASC Topic 718.

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Executive Compensation
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS WITH THE NEOs
David O’Reilly
On December 1, 2020, the Company entered into a Second Amended and Restated Employment Agreement with Mr. O’Reilly to serve as the Company’s Chief Executive Officer, which agreement was subsequently amended effective January 1, 2024, April 1, 2025, and January 1, 2026 (such agreement, as amended, “Mr. O’Reilly’s Employment Agreement”). Mr. O’Reilly’s Employment Agreement expires on December 31, 2028, subject to certain early termination events, described below. Thereafter, Mr. O’Reilly’s Employment Agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days’ prior written notice that it does not wish to automatically renew the term.
Under Mr. O’Reilly’s Employment Agreement, as most recently amended, Mr. O’Reilly is entitled to an annual base salary of $1,000,000 and, subject to achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus with a target amount of $2,500,000. If the Compensation Committee sets a minimum overall goal under the annual incentive program with respect to any performance year, and that minimum overall goal is achieved, the bonus payable would range from a threshold value of 80% of target to a maximum value of 120% of target. In addition, Mr. O’Reilly’s Employment Agreement provides that he will be awarded an annual equity award (an “Annual LTIP Award”) based upon the Compensation Committee’s evaluation of such performance measures and objectives as may be established by the Compensation Committee from time to time. The Annual LTIP Award is a long-term equity or equity-based incentive award with an aggregate targeted grant value (with respect to the portion of the Annual LTIP Award that is subject to performance metrics, based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%, and without taking into account the probability of the award vesting at that level on the date of grant) on the date of grant equal to $5,500,000, with the number of shares of the Company’s common stock subject to such annual equity award determined by dividing the aggregate grant value by the closing price per share of the common stock on the date of grant. Prior to 2026, fifty percent (50%) of each Annual LTIP Award granted to Mr. O’Reilly provided for pro-rata vesting over three years, or five years in the case of awards granted in fiscal 2021 (an “O’Reilly Time Vesting LTIP Award”) and the other fifty percent (50%) of such award provided for performance-based vesting (an “O’Reilly Performance Vesting LTIP Award”). Beginning in 2026, twenty percent (20%) of each Annual LTIP Award granted to Mr. O’Reilly will provide for pro-rata vesting over three years and the other eighty percent (80%) will provide for performance-based vesting. Each O’Reilly Time Vesting LTIP Award and O’Reilly Performance Vesting LTIP Award is subject to the terms and conditions of our then-current equity incentive plan and the applicable award agreement. All Annual LTIP Awards are subject to the terms and conditions of the Company’s 2025 Equity Incentive Plan (or a successor plan) and any applicable award agreements thereunder.
Mr. O’Reilly is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non- solicitation, and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. O’Reilly’s employment and for the 12-month period following his termination for any reason.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
Termination Without Cause or for Good Reason
If Mr. O’Reilly terminates his employment for “good reason” or is terminated by the Company without “cause” (other than due to non-renewal, death or disability), the Company will pay and provide Mr. O’Reilly, in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

(2)
an amount equal to the sum of Mr. O’Reilly’s annual base salary and target annual cash bonus; and

(3)
all outstanding and unvested O’Reilly Time Vesting LTIP Awards, if any, will fully vest and all outstanding O’Reilly Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

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Non-Renewal of Employment Agreement
If Mr. O’Reilly’s employment terminates due to the Company’s non-renewal of Mr. O’Reilly’s Employment Agreement after the expiration of the term ending on December 31, 2028 or any subsequent one-year renewal period, the Company will pay and provide Mr. O’Reilly, in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed; and

(2)
all outstanding and unvested O’Reilly Time Vesting LTIP Awards, if any, will fully vest and all outstanding O’Reilly Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Death or Disability
If Mr. O’Reilly’s employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. O’Reilly (or his estate), in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. O’Reilly was employed; and

(2)
all outstanding and unvested O’Reilly Time Vesting LTIP Awards, if any, will fully vest and all outstanding O’Reilly Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination
If Mr. O’Reilly terminates his employment for “good reason” or is terminated by the Company without “cause,” in either case, in connection with, or within 24 months following, a Transaction (as defined in the April 2025 Employment Agreement Amendments (as defined below)) or change in control, the Company will pay and provide Mr. O’Reilly, in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus based upon the number of days elapsed during the applicable calendar year in which he was employed;

(2)
an amount equal to two times the sum of Mr. O’Reilly’s annual base salary and the target annual cash bonus; and

(3)
all outstanding and unvested O’Reilly Time Vesting LTIP Awards, if any, will fully and immediately vest and all outstanding O’Reilly Performance Vesting LTIP Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. O’Reilly executing and not revoking a release of claims in favor of the Company.
Carlos A. Olea
In connection with Mr. Olea’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Olea, effective January 12, 2022, which agreement was subsequently amended effective January 1, 2024, April 1, 2025, and January 1, 2026 (such agreement, as amended, “Mr. Olea’s Employment Agreement”). Mr. Olea’s Employment Agreement expires on December 31, 2028, unless earlier terminated. Thereafter, the agreement shall renew automatically for additional periods of one year, unless either party provides notice of non-renewal at least 60 days prior to the automatic renewal.
Under Mr. Olea’s Employment Agreement, as most recently amended, his annual base salary is $550,000, and, subject to achievement of performance goals established by the Compensation Committee, Mr. Olea is eligible to

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Executive Compensation
earn an annual cash bonus with a target amount of $825,000. If the Compensation Committee establishes a minimum overall performance goal that Mr. Olea is required to achieve to receive an annual bonus and the minimum goal is achieved, then the annual bonus for such calendar year shall be equal to at least 80% of the target, but no more than 120% of the target bonus. In addition, Mr. Olea is eligible to receive an annual long-term equity award with an aggregate target grant value equal to $1,975,000 worth of restricted stock (20% time-based vesting and 80% performance-based vesting) under the Company’s 2025 Equity Incentive Plan (or a successor plan).
Mr. Olea is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. Olea’s employment and for the 12-month period following his termination for any reason. In the event Mr. Olea’s employment terminates before the expiration of the employment agreement’s term, he may be entitled to severance payments depending on the circumstances, and the severance may be enhanced if payable in connection with a Transaction (as defined in the April 2025 Employment Agreement Amendments) or change in control of the Company.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
Termination Without Cause or for Good Reason
If Mr. Olea terminates his employment for “good reason” or is terminated by the Company without “cause” (other than due to non-renewal, death or disability), the Company will pay and provide Mr. Olea, in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

(2)
an amount equal to the sum of Mr. Olea’s annual base salary and target annual cash bonus; and

(3)
all outstanding and unvested Olea Time Vesting LTIP Awards, if any, will fully vest and all outstanding Olea Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Non-Renewal of Employment Agreement
If Mr. Olea’s employment terminates due to the Company’s non-renewal of his employment agreement after the expiration of the term ending on December 31, 2028, or any subsequent one-year renewal period, the Company will pay and provide Mr. Olea, in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed; and

(2)
all outstanding and unvested Olea Time Vesting LTIP Awards, if any, will fully vest and all outstanding Olea Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Death or Disability
If Mr. Olea’s employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. Olea (or his estate), in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Olea was employed; and

(2)
all outstanding and unvested Olea Time Vesting LTIP Awards, if any, will fully vest and all outstanding Olea Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination
If Mr. Olea terminates his employment for “good reason” or is terminated by the Company without “cause,” in either case, in connection with, or within 24 months following, a Transaction or change in control of the Company, the Company will pay and provide Mr. Olea, in addition to his previously accrued benefits and compensation, the following:

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(1)
a prorated portion of the target annual cash bonus based upon the number of days elapsed during the applicable calendar year in which he was employed;

(2)
an amount equal to two times the sum of Mr. Olea’s annual base salary and the target annual cash bonus; and

(3)
all outstanding and unvested Olea Time Vesting LTIP Awards, if any, will fully and immediately vest and all outstanding Olea Performance Vesting LTIP Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Olea executing and not revoking a release of claims in favor of the Company.
Joseph Valane
In connection with Mr. Valane’s appointment as General Counsel and Secretary, the Company entered into an employment agreement with Mr. Valane, dated December 29, 2023, and effective March 18, 2024, which agreement was subsequently amended effective April 1, 2025, and further amended effective January 1, 2026 (such agreement, as amended, “Mr. Valane’s Employment Agreement”). Mr. Valane’s Employment Agreement expires on December 31, 2028, unless earlier terminated. Thereafter, the agreement shall renew automatically for additional periods of one year, unless either party provides notice of non-renewal at least 60 days prior to the automatic renewal. In connection with entering into such agreement, Mr. Valane received an initial cash bonus in the amount of $400,000. Under Mr. Valane’s Employment Agreement, as most recently amended, his annual base salary is $500,000, and he is eligible to earn an annual cash bonus in the targeted amount of $700,000 based upon the achievement of performance goals established by the Compensation Committee. If the Compensation Committee establishes a minimum overall performance goal that Mr. Valane is required to achieve to receive an annual bonus and the minimum goal is achieved, then the annual bonus for such calendar year shall be equal to at least 80% of the target, but no more than 120% of the target bonus. Mr. Valane is eligible to receive an annual long-term equity award with an aggregate target grant value equal to $1,000,000 worth of restricted stock (20% time-based vesting and 80% performance-based vesting) under the Company’s 2025 Equity Incentive Plan (or a successor plan).
Mr. Valane is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non- solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. Valane’s employment and for the 12-month period following his termination for any reason. In the event Mr. Valane’s employment terminates before the expiration of the employment agreement’s term, he may be entitled to severance payments depending on the circumstances, and the severance may be enhanced if payable in connection with a Transaction (as defined in the April 2025 Employment Agreement Amendments) or change in control of the Company. Effective June 29, 2026, Mr. Valane’s title changed from “General Counsel & Secretary” to “Chief Legal Officer & Secretary.”
INITIAL VALANE LTIP AWARD
On April 1, 2024, the Company awarded Mr. Valane an initial long-term equity incentive award (the “Initial Valane LTIP Award”) with an aggregate targeted grant value of $500,000 (based on the closing price of the Company’s common stock on April 1, 2024), consisting of 7,040 shares of restricted stock, with time-based pro-rata vesting over three years (the “Initial Valane LTIP Award”). The Initial Valane LTIP Award is subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and the applicable award agreements issued thereunder. The Initial Valane LTIP Award was subsequently adjusted to 7,945 shares in connection with the spinoff of Seaport Entertainment.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
Termination Without Cause or for Good Reason
If Mr. Valane terminates his employment for “good reason” or is terminated by the Company without “cause” (other than due to non-renewal, death or disability), the Company will pay and provide Mr. Valane, in addition to his previously accrued benefits and compensation, the following:

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(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

(2)
an amount equal to the sum of Mr. Valane’s annual base salary and target annual cash bonus; and

(3)
all outstanding and unvested Valane Time Vesting LTIP Awards, if any, will fully vest and all outstanding Valane Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Non-Renewal of Employment Agreement
If Mr. Valane’s employment terminates due to the Company’s non-renewal of his employment agreement after the expiration of the initial term ending on December 31, 2028, or any subsequent one-year renewal period, the Company will pay and provide Mr. Valane, in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed; and

(2)
all outstanding and unvested Valane Time Vesting LTIP Awards, if any, will fully vest and all outstanding Valane Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Death or Disability
If Mr. Valane’s employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. Valane (or his estate), in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Valane was employed; and

(2)
all outstanding and unvested Valane Time Vesting LTIP Awards, if any, will fully vest and all outstanding Valane Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination
If Mr. Valane terminates his employment for “good reason” or is terminated by the Company without “cause,” in either case, in connection with, or within 24 months following, a Transaction or change in control of the Company, the Company will pay and provide Mr. Valane, in addition to his previously accrued benefits and compensation, the following:
(1)
a prorated portion of the target annual cash bonus based upon the number of days elapsed during the applicable calendar year in which he was employed;

(2)
an amount equal to two times the sum of Mr. Valane’s annual base salary and the target annual cash bonus; and

(3)
all outstanding and unvested Valane Time Vesting LTIP Awards, if any, will fully and immediately vest and all outstanding Valane Performance Vesting LTIP Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Valane executing and not revoking a release of claims in favor of the Company.
2025 AMENDMENTS TO NEO EMPLOYMENT AGREEMENTS
On April 1, 2025, the Company entered into amendments to the employment agreements of Messrs. O’Reilly, Olea, and Valane (collectively, the “April 2025 Employment Agreement Amendments”). The April 2025 Employment Agreement Amendments modified the respective employment agreements as follows:

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■
revised the definition of “Good Reason” in each Executive’s employment agreement such that, among other things, “Good Reason” shall contemplate certain organizational changes, should they occur;

■
added the term “Transaction” to each Executive’s employment agreement, which definition includes any transaction or event (or series of transactions and/or events) that results in any person having beneficial ownership, directly or indirectly, of capital stock representing forty percent (40%) or more of the equity of the Company following such transaction or event, or that otherwise significantly affects the ownership or control of the securities (or all or substantially all of the assets) of the Company and such Transaction does not constitute a Change in Control under the respective Employment Agreement or any other transaction or event that the Board determines constitutes a Transaction within the meaning of the definition (all terms as defined in the respective Amendment or Employment Agreement, as the case may be);

■
provided for certain compensation and benefits to each Executive in the event of the termination of their respective employment agreements within twenty-four (24) months following a Transaction;

■
extended the term of each of Mr. O’Reilly’s and Mr. Olea’s employment agreements until December 31, 2028, to match the end of the existing term of Mr. Valane’s employment agreement;

■
increase Mr. O’Reilly’s annual target Long-Term Incentive Plan (LTIP) award amount to $4,500,000, as previously approved by the compensation committee of the Company’s board of directors as part of its ordinary course annual compensation review process; and

■
make other related changes to the employment agreement of each Executive.

2026 AMENDMENTS TO NEO EMPLOYMENT AGREEMENTS
Effective January 1, 2026, the Company entered into amendments to the employment agreements of Messrs. O’Reilly, Olea, and Valane (collectively, the “January 2026 Employment Agreement Amendments”). The January 2026 Employment Agreement Amendments modified the respective employment agreements as follows (in each case as approved by the compensation committee of the Company’s board of directors as part of its ordinary course annual compensation review process):
■
increase Mr. O’Reilly’s (i) annual target Long-Term Incentive Plan (LTIP) award amount to $5,500,000 and (ii) cash bonus target to $2,500,000;

■
increase Mr. Olea’s annual target Long-Term Incentive Plan (LTIP) award amount to $1,975,000;

■
increase Mr. Valane’s (i) annual target Long-Term Incentive Plan (LTIP) award amount to $1,000,000 and (ii) cash bonus target to $700,000; and

■
provide that, beginning in 2026, twenty percent (20%) of each annual target Long-Term Incentive Plan (LTIP) award granted to Messrs. O’Reilly, Olea and Valane will provide for pro-rata vesting over three years and the other eighty percent (80%) will provide for performance-based vesting.

Douglas Johnstone
Mr. Johnstone has served in his role as President of HHC Hawaii’s region since January 2020, and as head of national condominium development since July 2025. Mr. Johnstone is employed on an at-will basis. Mr. Johnstone is entitled to (i) an annual base salary of $575,000 (for 2025) and (ii) an annual discretionary cash bonus at a target of 100% of his base salary, subject to the applicable performance goals being achieved.
Additionally, Mr. Johnstone is eligible to receive an annual long-term equity award with an aggregate target grant value equal to 100% of his base salary (50% time-based vesting and 50% performance-based vesting) under the Company’s 2025 Equity Incentive Plan (or a successor plan).
Mr. Johnstone’s base salary increased to $600,000, effective January 1, 2026.

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Executive Compensation
Andrew Davis
Mr. Davis has served as Chief Operating Officer of Howard Hughes Communities since February 2026. Previously, Mr. Davis served as HHC’s Executive Vice President, Investments and Operations. Mr. Davis is employed on an at-will basis. Mr. Davis is entitled to (i) an annual base salary of $500,000 (for 2025) and (ii) an annual discretionary cash bonus at a target of 125% of his base salary, subject to the applicable performance goals being achieved.
Additionally, Mr. Davis is eligible to receive an annual long-term equity award with an aggregate target grant value equal to $1,000,000 (20% time-based vesting and 80% performance-based vesting) under the Company’s 2025 Equity Incentive Plan (or a successor plan).
Mr. Davis’s base salary increased to $550,000, effective January 1, 2026.
L. Jay Cross
As previously disclosed, the Company and Mr. Cross mutually agreed not to renew his employment agreement upon the expiration of its current term on December 1, 2025, which constitutes a non-renewal by the Company under that agreement. Mr. Cross subsequently retired and ceased to be an executive officer of the Company, effective September 16, 2025. In connection with his retirement, on June 8, 2025, the Company and Mr. Cross entered into a separation and release agreement (the “Cross Separation Agreement”). Under the Cross Separation Agreement, subject to his execution and non-revocation of a release of claims in favor of the Company and his continued compliance with certain customary covenants, Mr. Cross became entitled to receive: (i) a cash payment equal to his base salary through December 1, 2025 (which totaled $317,308); (ii) a bonus payment for his service during 2025 of $1,950,000; and (iii) a discretionary cash payment of $2,300,000. In addition, 29,980 time-based restricted stock awards and options to purchase 17,208 shares of the Company’s common stock held by Mr. Cross vested in full, and 41,926 performance stock awards held by Mr. Cross remained outstanding and will continue to vest in accordance with their existing terms as if he had remained employed. The Company also agreed to reimburse Mr. Cross for the cost of COBRA coverage for continued participation in the Company’s group health plan through December 31, 2025.
SEPARATION BENEFITS PLAN
Mr. Johnstone and Mr. Davis are each a participant in our Separation Benefits Plan. In connection with an involuntary termination by the Company, subject to the execution and non-revocation of a release of claims in favor of the Company, Mr. Johnstone and Mr. Davis are each entitled to a lump sum payment equal to 12 weeks of continued base salary payments plus an additional four weeks of continued base salary payments for each year of employment with the Company; provided that the maximum benefit paid under the Separation Benefits Plan may not exceed an amount equal to 52 weeks of base salary payments. The maximum severance payment under this plan was $307,000 in 2025.

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Employment Agreements – Definitions
The following defined terms generally apply to the employment agreements of Messrs. O’Reilly, Olea, and Valane.
■
“Cause” generally means, as determined in good faith by the board of directors, and where the Executive and the Executive’s counsel had an opportunity (on at least 15 days’ prior notice) to be heard before the board of directors, the Executive’s: (i) conviction, plea of guilty or no contest to any felony; (ii) gross negligence or willful misconduct in the performance of his duties; (iii) drug addiction or habitual intoxication; (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, material violation of law, or a material act of dishonesty against the Company, in each case that the board of directors determines was willful; (v) material and continued breach of the employment agreement, after notice for substantial performance is delivered by the Company in writing that identifies in reasonable detail the manner in which the Company believes the Executive is in breach of this employment agreement; (vi) willful material breach of Company policy or code of conduct; or (vii) willful and continued failure to substantially perform the Executive’s duties under the employment agreement (other than such failure resulting from the Executive’s incapacity due to physical or mental illness), in each case, subject to certain cure periods by the Executive.

■
“Change in Control” generally means the occurrence of any of the following events: (i) any consolidation, amalgamation, or merger of the Company with or into any other person, or any other corporate reorganization, business combination, transaction or transfer of securities of the Company by its stockholders, or a series of transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization, business combination or transaction, collectively have beneficial ownership, directly or indirectly, of capital stock representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power (by contract, share ownership or otherwise)) of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination or transaction; (ii) the sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any person; (iii) during any period of twelve consecutive months, individuals who as of the beginning of such period constituted the entire Board (together with any new directors whose election by such Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; provided, however, that notwithstanding the foregoing, any transaction with Pershing Square Capital Management, L.P. or any of its Affiliates shall not be deemed to be a Change in Control, unless otherwise determined by the Board.

■
“Good Reason” generally means the occurrence of any of the following events without the Executive’s written consent: (i) a material diminution in the Executive’s base compensation; (ii) a material diminution in the Executive’s authority, duties or responsibilities or change in the Executive’s reporting relationship; (iii) any other action or inaction that constitutes a material breach by the Company of the employment agreement; (iv) within twenty-four (24) months after the occurrence of a Change in Control or Transaction, the Executive ceases serving as an executive officer of the Company (or the Executive experiences a material diminution in the Executive’s authority, duties or responsibilities as an executive officer of the Company, including, without limitation, circumstances in which (1) the Executive is no longer serving as an executive officer of a company or other entity whose securities are listed or traded on a national securities exchange, or (2) the Executive continues to serve as an executive officer of the Company, but the Company is or becomes a direct or indirect subsidiary of a parent company or other entity (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended)), in each case other than due to the Executive’s death or Permanent Disability or due to the Executive’s resignation or voluntary termination of the Executive’s employment without Good Reason; or (v) any requirement that the Executive relocate or maintain his Principal Location more than fifty (50) miles from Houston, Texas.

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■
“Transaction” generally means (i) any transaction or event (or series of transactions and/or events) that results in any person having beneficial ownership, directly or indirectly, of capital stock representing forty percent (40%) or more of the equity (measured by economic value or voting power (by contract, share ownership or otherwise)) of the Company following such transaction or event, or that otherwise significantly affects the ownership or control of the securities (or all or substantially all of the assets) of the Company and such Transaction does not constitute a Change in Control under the Employment Agreement or (ii) any other transaction or event that the Board determines constitutes a Transaction within the meaning of this definition.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information on the outstanding equity awards held by the NEOs at December 31, 2025.*
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested** ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested** ($)
David O’Reilly
02/05/2025	–	–	–	–	–	–	29,640	2,364,383
02/05/2025	–	–	–	–	29,640(4)	2,364,383	–	–
02/05/2024	–	–	–	–	–	–	38,020	3,032,855
02/05/2024	–	–	–	–	6,503(5)	518,744	–	–
03/23/2023	–	–	–	–	–	–	33,884	2,702,927
11/30/2020	19,358	–	64.45	11/30/2030	–	–	–	–
Andrew Davis
02/05/2025	–	–	–	–	–	–	4,940	394,064
02/05/2025	–	–	–	–	4,940(4)	394,064	–	–
01/30/2024	–	–	–	–	–	–	5,502	438,895
01/30/2024	–	–	–	–	942(3)	75,143	–	–
03/23/2023	–	–	–	–	–	–	6,022	480,375
Carlos A. Olea
02/05/2025	–	–	–	–	–	–	8,892	709,315
02/05/2025	–	–	–	–	8,892(4)	709,315	–	–
02/05/2024	–	–	–	–	–	–	13,958	1,113,430
02/05/2024	–	–	–	–	2,388(5)	190,491	–	–
03/23/2023	–	–	–	–	–	–	14,306	1,141,190
Joseph Valane
02/05/2025	–	–	–	–	–	–	4,940	394,064
02/05/2025	–	–	–	–	4,940(4)	394,064	–	–
04/01/2024	–	–	–	–	5,332(6)	425,334	–	–
Douglas Johnstone
02/05/2025	–	–	–	–	–	–	3,952	315,251
02/05/2025	–	–	–	–	3,952(4)	315,251	–	–
01/30/2024	–	–	–	–	–	–	6,536	521,377
01/30/2024	–	–	–	–	1,118(3)	89,183	–	–
03/23/2023	–	–	–	–	–	–	4,628	369,176

*
On July 31, 2024, Howard Hughes Holdings Inc. completed the spinoff of SEG from the Company. In connection with the spinoff: (i) each time-based restricted stock award that was outstanding and held by a continuing HHH employee or non-employee director as of immediately prior to the effective time of the spinoff was adjusted into a post-distribution time-based restricted stock award that covered a number of post-distribution shares of HHH common stock equal to the product obtained by multiplying (x) the number of shares of HHH common stock covered by the applicable award immediately prior to the effective time, by (y) the HHH Ratio (as defined in the Employee Matters Agreement, dated July 31, 2024, between HHH and SEG), rounded down to the nearest whole share; (ii) each performance-based restricted stock award with vesting based on achievement of absolute or relative HHH total shareholder return was converted into a time-based restricted stock award covering a number of shares of HHH common stock, based on actual achievement of the performance metrics applicable to

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the award as of the distribution date, and will continue to be subject to the original vesting period based on the holder’s continued service with HHH; and (iii) each performance-based restricted stock award with vesting based on achievement of HHH NAV per share or adjusted NAV that was held by an HHH employee was converted into an award covering shares of HHH common stock and will continue to be subject to the same terms and conditions following the effective time as applied to such award prior to the effective time of the spinoff, subject to adjustment of the applicable performance goals and/or performance calculation methodology in order to reflect the spinoff ((i), (ii), and (iii), collectively, the “Spinoff Award Adjustments”). The amounts set forth on the table above and, unless the context otherwise indicates, elsewhere in this proxy statement, reflect the Spinoff Award Adjustments.
**
Pursuant to SEC rules, market value in these columns was determined by multiplying the number of shares of stock by $79.77, the closing price of our common stock on December 31, 2025, the last trading day of the year.

(1)
This column reflects outstanding grants of restricted stock (time-based vesting).

(2)
In the case of performance-based awards granted in 2023 and 2024, this column reflects the total amount of restricted stock (performance-based vesting) that vest at the level of 200%, based upon achieving the threshold adjusted net asset value growth over a three-year period. In the case of performance-based awards granted in 2025, this column reflects the total amount of restricted stock (performance-based vesting) that vest at the level of 100%, based upon achieving the threshold adjusted net asset value growth over a three-year period. See Footnote 3 of the 2025 Grants of Plan-Based Awards table for additional information regarding the vesting of performance-based restricted stock.

(3)
These shares of common stock vest in three equal installments. One-third (1/3) vested on each of January 30, 2025 and December 31, 2025, and one-third (1/3) will vest on December 31, 2026.

(4)
These shares of common stock vest in three equal installments. One-third (1/3) vested on February 5, 2026, and one-third (1/3) will vest on each of December 31, 2026 and December 31, 2027.

(5)
These shares of common stock vest in three equal installments. One-third (1/3) vested on each of February 5, 2025 and December 31, 2025, and one-third (1/3) will vest on December 31, 2026.

(6)
These shares of common stock vest in three equal installments. One-third (1/3) vested on April 1, 2025, and one-third (1/3) will vest on each of April 1, 2026 and April 1, 2027.

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2025 OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2025 with respect to our NEOs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David O’Reilly	–	–	21,744	1,735,944
L. Jay Cross	–	–	34,329	2,353,783
Carlos Olea	–	–	6,808	534,215
Joseph Valane	–	–	2,613	193,048
Andrew Davis	–	–	2,787	219,706
Douglas Johnstone	–	–	2,989	235,329
NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth information regarding the contributions and earnings credited to the accounts of the NEOs under the nonqualified deferred compensation plan in 2025 and plan balances as of December 31, 2025. The nonqualified deferred compensation plan was established in 2015. Although the Company has the flexibility to make discretionary contributions to the nonqualified deferred compensation plan, it has not made any such contributions. Each participant’s deferral account in the plan is credited or debited for gains and losses associated with his or her account’s notional (not actual) investment in investment options selected by the participant from a menu established from time to time by the Board (or a committee thereof). Participants are not provided with above-market or preferential earnings on their deferral accounts and are only entitled to receive distributions of their account balances in accordance with their deferral elections in effect from time to time and the terms of the plan.
Name	Executive Contributions in FY2025 ($)	Registrant Contributions in FY2025 ($)	Aggregate Earnings in FY2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FY2025 End ($)
David O’Reilly	–	–	–	–	–
L. Jay Cross	–	–	–	–	–
Carlos Olea	–	–	–	–	–
Joseph Valane	–	–	–	–	–
Andrew Davis	–	–	–	–	–
Douglas Johnstone	–	–	–	–	–
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table reflects the estimated compensation and other benefits payable to each NEO (other than Mr. Cross) upon termination of employment, including in connection with a “change in control” of the Company.
The amounts shown in the table assume that the triggering event was effective as of December 31, 2025, and that the price of our common stock on which certain of the calculations are based was the closing price of $79.77 per share on December 31, 2025, the last trading day of the year. These amounts are estimates of the incremental amounts and benefits that would be payable to each NEO upon each triggering event. The actual amounts to be paid

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out can only be determined at the time of the triggering event, if any. The table does not include amounts that would be payable to Messrs. Olea and Valane under each of their employment agreements in the event of termination due to the Company’s non-renewal of such employment agreements after the expiration of the initial term because (i) in the case of Mr. O’Reilly, his term was extended to December 31, 2028 in connection with the April 2025 Employment Agreement Amendments, and (ii) in the case of Messrs. Olea and Valane, none of the employment agreements had expired as of December 31, 2025. Neither Mr. Davis nor Mr. Johnstone has entered into an employment agreement with the Company. Mr. Cross ceased to be an executive officer of, and retired from, the Company effective September 16, 2025. For additional information, see “Employment Agreements and Arrangements with the NEOs.”
Name and Benefit	Termination Without Cause or for Good Reason ($)	Death or Disability ($)	Termination Without Cause or for Good Reason in connection with Change in Control(6) ($)
David O’Reilly
Cash Severance	4,500,000(1)	1,750,000(2)	7,250,000(3)
Equity Awards	8,115,401(4)	8,115,401(4)	8,115,401(4)
Total estimated value	12,615,401	9,865,401	15,365,401
Carlos Olea
Cash Severance	2,200,000(1)	825,000(2)	3,575,000(3)
Equity Awards	2,736,430(4)	2,736,430(4)	2,736,430(4)
Total estimated value	4,936,430	3,561,430	6,311,430
Joseph Valane
Cash Severance	1,500,000(1)	500,000(2)	2,500,000(3)
Equity Awards	1,213,461(4)	1,213,461(4)	1,213,461(4)
Total estimated value	2,713,461	1,713,461	3,713,461
Douglas Johnstone
Cash Severance(5)	575,000	–	575,000
Equity Awards	404,434(4)	1,164,961(4)	404,434(4)
Total estimated value	979,434	1,164,961	979,434
Andrew Davis
Cash Severance(5)	500,000	–	500,000
Equity Awards	469,207(4)	1,322,906(4)	469,207(4)
Total estimated value	969,207	1,322,906	969,207

(1)
Amount represents cash severance outside of a change in control as described above under “Employment Agreements and Arrangements with The NEOs,” including (i) a cash payment equal to the sum of base salary and target bonus, and (ii) a prorated target bonus for the year of termination.

(2)
Amount represents a prorated target bonus for the year of termination.

(3)
Amount represents cash severance in connection with a change in control as described above under “Employment Agreements and Arrangements with The NEOs,” including (i) a cash payment equal to two times the sum of base salary and target bonus, and (ii) a prorated target bonus for the year of termination.

(4)
Amount represents accelerated vesting of time-based equity awards, and the value of performance-based equity awards eligible to vest (assuming performance at the “target” level). Acceleration of stock options is shown using their intrinsic (or “spread”) value, if any.

(5)
The amounts in this row represent cash severance payable to Mr. Johnstone and Mr. Davis in connection with an involuntary termination by the Company pursuant to the Separation Benefits Plan.

(6)
For Messrs. O’Reilly, Olea, and Valane, each of their employment agreements provides that if the NEO becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the IRC (the “golden parachute” excise tax applicable in certain circumstances upon a change in control of the Company), the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax

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basis receiving all of the payments and benefits. For Mr. Johnstone and Mr. Davis, the Separation Benefits Plan provides that if any of the payments or benefits provided or to be provided by the Company to them pursuant to the Separation Benefits Plan or otherwise would be subject to the excise tax imposed under Section 4999 of the IRC the separation benefit will be reduced to the minimum extent necessary to ensure that no portion of the separation benefit is subject to the excise tax. The figures in the table above disregard the potential impact of any potential reductions in connection with these provisions.
(7)
Amount represents accelerated vesting of time-based equity awards.

PAY RATIO DISCLOSURE
We determined that the 2025 annual total compensation of the median of all our employees who were employed as of December 31, 2025 (other than the CEO) was $132,130. Mr. O’Reilly’s annual total compensation for 2025 was $7,826,778. Based on this information, for 2025, the ratio of the compensation of our CEO to the median annual total compensation of all other employees was approximately 59 to 1.
To identify the median compensated employee, we used Box 5, W-2 data for all individuals employed as of December 31, 2025, annualizing this data for those employees who joined the Company in 2025.
We believe our pay ratio presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio may not be comparable to that reported by other companies.
PAY VS. PERFORMANCE
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of the Company’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our stockholders’ investments. The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(4)	Value of an initial $100 Investment:		Net Income (Loss) (thousand) ($)(7)	Total Segment EBT (thousand) ($)(8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2025	7,826,778	6,366,790	3,216,874	2,740,948	106.07	131.72	123,843	434,773
2024	5,724,877	7,704,385	2,577,649	2,669,830	102.28	127.69	196,992	603,484
2023	4,966,996	5,175,557	2,941,041	3,106,919	108.39	121.34	(551,530)	(523,434)
2022	2,565,250	452,100	2,434,454	1,425,508	96.82	108.00	184,636	430,070
2021	3,851,162	4,835,249	2,073,652	2,616,212	128.95	146.19	48,924	296,657
(1)
NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	David O’Reilly	L. Jay Cross, Carlos A. Olea, Joseph Valane, Douglas Johnstone, Andrew Davis
2024	David O’Reilly	L. Jay Cross; Carlos A. Olea; Joseph Valane; Douglas Johnstone; A. Nikodemus
2023	David O’Reilly	A. Nikodemus, Kristi L. Smith, Carlos A. Olea, Peter F. Riley, L. Jay Cross
2022	David O’Reilly	L. Jay Cross, Carlos A. Olea, Peter F. Riley, Saul Scherl, Correne Loeffler
2021	David O’Reilly	L. Jay Cross, Peter F. Riley, Saul Scherl, Correne Loeffler

(2)
Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.

(3)
Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the

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Executive Compensation
applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of whether, when, or at which intrinsic value they will actually vest. To calculate CAP for 2025 the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (SCT):
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	Fiscal Year 2025 (For PEO)	Fiscal Year 2025 (Average For Non-PEO NEOs)
Summary Compensation Table Total	$7,826,778	$3,216,874
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$(4,677,785)	$(1,195,455)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$2,364,383	$362,539
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$126,891	$35,467
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$204,525
Plus/(Minus): Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$726,523	$116,999
(Minus): Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Plus/(Minus): Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$6,366,790	$2,740,948
For purposes of the above adjustments, the fair value of equity awards on the applicable date was determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.
The table below contains ranges of assumptions used in the valuation of outstanding equity awards for fiscal year 2025. For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this proxy statement.
Fiscal Year 2025
Restricted Stock Units
Stock Price	$67.50 – $89.53
Stock Options
Expected Term (years)	1.80 – 4.42
Strike Price	$27.44 – $66.25
Volatility	30.15% – 44.18%
Dividend Yield	0%
Risk-Free Interest Rate	3.44% – 3.69%

(4)
Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)
Peer Group TSR represents the cumulative return on a fixed investment of $100 in the S&P 500 Real Estate Index for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends. The S&P 500 Real Estate Index is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K in the Company’s annual report on Form 10-K for the year ended December 31, 2025.

(6)
The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.

(7)
See Annex A for additional information regarding Total Segment EBT.

Proxy Statement for the 2026 Annual Meeting of Stockholders / 89

Executive Compensation
Relationship between CAP vs. Cumulative TSR of Company and the Peer Group
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:

CAP vs. TSR
$146
$108
$121
$128
$132
$129
$97
$108
$102
$106
$4.8M
$2.6M
$0.5M
$1.4M
$5.2M
$3.1M
$2.2M
$0.7M
$6.4M
$2.7M
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEOs)
Company TSR
Peer Group TSR

Relationship between CAP vs. Net Income
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

CAP vs. Net Income
$48.9M
$184.6M
-$551.5M
$197.0M
$123.8M
$4.8M
$2.6M
$0.5M
$1.4M
$5.2M
$3.1M
$2.2M
$0.7M
$6.4M
$2.7M
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEOs)
Net Income (millions)

90 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

Executive Compensation
Relationship between CAP vs. Total Segment EBT
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Total Segment EBT:

CAP vs. Segment EBT
$296.7M
$430.1M
-$523.4M
$603.5M
$434.8M
$4.8M
$2.6M
$0.5M
$1.4M
$5.2M
$3.1M
$2.2M
$0.7M
$6.4M
$2.7M
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEOs)
Total Segment EBT (millions)

Most Important Performance Measures
Following is an unranked list of the five most important financial performance measures used in linking company performance and compensation actually paid to our NEOs for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis (CD&A) above.
Financial Performance Measures
Total Segment EBT
Operating Assets NOI
Corporate Cash G&A
MPC EBT
Total Stockholder Return

Proxy Statement for the 2026 Annual Meeting of Stockholders / 91

Stockholder Proposals for the 2027 Annual
Meeting of Stockholders
In order to be included in the Company’s proxy materials for the 2027 Annual Meeting, a stockholder proposal (other than director nominations) must be received in writing by the Company at Howard Hughes Holdings Inc., 9950 Woodloch Forest Dr., Suite 1100 The Woodlands, Texas 77380, Attention: Corporate Secretary, by April 5, 2027, and otherwise comply with all requirements of the SEC for stockholder proposals.
If you do not wish to submit a proposal for inclusion in next year’s proxy materials but instead wish to present it directly at the 2027 Annual Meeting, you must give timely written notice of the proposal to the Company’s Corporate Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the above address no earlier than the close of business 120 days (May 20, 2027) nor later than the close of business 90 days prior (June 19, 2027) to the first anniversary date of the preceding year’s annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s amended and restated bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Corporate Secretary.
In addition to the notice and informational requirements contained in our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 19, 2027. If the date of the 2027 Annual Meeting changes by more than 30 calendar days from the date of the 2026 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2027 Annual Meeting.

Other Matters

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company. All the expenses involved in soliciting proxies for the Annual Meeting will be paid by the Company. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail, but may include telephone, email, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.
The Board is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
By Order of the Board of Directors,
David O’Reilly
Chief Executive Officer
The Woodlands, Texas
August 19, 2026

92 \ Howard Hughes Holdings Inc. ● investor.howardhughes.com

ANNEX A
Reconciliation of Non-GAAP Measures
Below are GAAP to non-GAAP reconciliations of certain financial measures, as required under Regulation G of the Securities Exchange Act of 1934. Non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.
The Company has three business segments, Operating Assets, MPC, and Strategic Developments. Earnings before tax (EBT), as it relates to each business segment, includes the revenues and expenses of each segment, as shown below. EBT excludes corporate expenses and other items that are not allocable to the segments.
thousands	Operating Assets Segment	MPC Segment	Strategic Developments Segment
Year ended December 31, 2025
Total revenues	$465,568	$634,856	$374,363
Total operating expenses	(204,273)	(234,002)	(394,089)
Segment operating income (loss)	261,295	400,854	(19,726)
Depreciation and amortization	(172,835)	(408)	(6,579)
Interest income (expense), net	(136,637)	75,160	18,851
Other income (loss), net	2,266	120	(18,487)
Equity in earnings (losses) from unconsolidated ventures	4,829	(3,374)	317
Gain (loss) on sale or disposal of real estate and other assets, net	14,354	3,750	11,721
Gain (loss) on extinguishment of debt	(698)	—	—
Segment EBT	$(27,426)	$476,102	$(13,903)
The following represents the reconciliation of segment EBT to Net income (loss) from continuing operations before income taxes in the Consolidated Statements of Operations for the year ended December 31:
thousands	December 31, 2025
Operating Assets EBT	$(27,426)
MPC EBT	476,102
Strategic Developments EBT	(13,903)
General and administrative expenses	(122,240)
Gain (loss) on sale of MUD receivables	(48,197)
Corporate interest expense, net	(80,307)
Corporate income, expenses, and other items	(22,570)
Net income (loss) from continuing operations before income taxes	$161,459
Net Operating Income (NOI)
We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. This amount is presented as Operating Assets NOI throughout this document. Total Operating Assets NOI represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures.
We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns.
thousands	Year Ended December 31, 2025
Operating Assets segment EBT	$(27,426)
Add back:
Depreciation and amortization	172,835
Interest (income) expense, net	136,637
Equity in (earnings) losses from real estate and other affiliates	(4,829)
(Gain) loss on sale or disposal of real estate and other assets, net	(14,354)
(Gain) loss on extinguishment of debt	698
Impact of straight-line rent	(1,964)
Other	388
Operating Assets NOI	$261,985
Company’s Share NOI – Equity Investees	8,698
Distributions from Summerlin Hospital Investment	5,605
Total Operating Assets NOI	$276,288
Cash G&A
The Company defines Cash G&A as General and administrative expense less non-cash stock compensation expense. Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.
thousands	Year Ended December 31, 2025
General and Administrative
General and administrative (G&A)	$122,240
Less: Non-cash stock compensation	(13,639)
Cash G&A	$108,601
Condominium Gross Profit
Adjusted condo gross profit is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of gross profit related to condominium sales closed in each period.
thousands	Year Ended December 31, 2025
Condominium Gross Profit
Condominium rights and unit sales	$370,156
Condominium rights and unit cost of sales	(369,408)
Condominium adjusted gross profit	$748

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T01608-P54552 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

HOWARD HUGHES HOLDINGS INC.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. William Ackman	☐	☐	☐
1b. David Eun	☐	☐	☐
1c. Marc Grandisson	☐	☐	☐
1d. Ryan Israel	☐	☐	☐
1e. Thom Lachman	☐	☐	☐
1f. David O'Reilly	☐	☐	☐
1g. Susan Panuccio	☐	☐	☐
1h. R. Scot Sellers	☐	☐	☐
1i. Mary Ann Tighe	☐	☐	☐
1j. Jean-Baptiste Wautier	☐	☐	☐
1k. Anthony Williams	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Howard Hughes NEVADA HUGHES HOLDINGS, INC. NEVADA CORPORATION FILE NO. C-1769 780 THIRD AVENUE, SUITE 2303 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by your company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Nevada Hughes Holdings, Inc. c/o Broadridge 51 Mercedes Way Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HOWARD HUGHES HOLDINGS INC. The Board of Directors recommends you vote FOR all the listed nominees. Election of Directors NomineeForAgainstAbstain1a. William Ackman□□□ 1b. David Eun□□□ 1c. Mary G. ? (surname unclear)□□□ 1d. Ryan Israel□□□ 1e. Tom Lydon□□□ 1f. David O'Reilly□□□ 1g. Susan ? (surname unclear)□□□ 1h. R. Scot Sellers□□□ 1i. Mary Ann Tighe□□□ 1j. Jean-Paul Viguier□□□ 1k. Anthony Williams□□□ The Board of Directors recommends you vote FOR proposal 2 and 3. ProposalForAgainstAbstain2. Advisory vote to approve executive officer compensation□□□ 3. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2024□□□ NOTE: To transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature ____________________ Date __________ Signature (Joint Owner) ____________________ Date __________ Some names and small-print portions are difficult to read due to image resolution, but the main content above has been captured.

Annual Meeting of Stockholders 787 7th Avenue, Auditorium New York, NY 10019 Wednesday, September 30, 2026 Meeting begins promptly at 9:00 a.m. Eastern Time Please plan to arrive early as there will be no admission after the meeting begins Photo identification and preregistration are required to attend the Annual Meeting Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. HOWARD HUGHES HOLDINGS INC. Annual Meeting of Stockholders September 30, 2026 9:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David R. O'Reilly, Joseph Valane and Carlos A. Olea, or any of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOWARD HUGHES HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Eastern Time, on Wednesday, September 30, 2026 and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the Board of Directors, and FOR Proposals 2 and 3. This proxy authorizes David R. O'Reilly, Joseph Valane and Carlos A. Olea to vote at their discretion on any other matter that may properly come before the meeting or for any adjournment or postponement of the meeting. Continued and to be signed on reverse side